Exhibit 10.17

OFFICE LEASE

by and between

CV LATITUDE 34 LLC

a Delaware limited liability company

(“Landlord”)

and

THE HONEST COMPANY, INC.

a Delaware corporation

(“Tenant”)

Dated as of

July 08, 2015

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made between CV LATITUDE 34 LLC, a Delaware limited liability company (“Landlord”), and the Tenant described in Item 1 of the Basic Lease Provisions.

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-1. The Premises are located in the Building described in Item 2 of the Basic Lease Provisions. The “Project” is located on that certain land (the “Land”) more particularly described on Exhibit A-2 attached hereto, which is improved with two (2) office buildings located at 12130 & 12180 Millennium Drive, related parking facilities, landscaping, and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land (sometimes referred to herein as the “Project”).

BASIC LEASE PROVISIONS

1.	Tenant:	THE HONEST COMPANY, INC., a Delaware corporation (“Tenant”)

2.	Building (individually and collectively):	ijo at Playa Vista 12130 Millennium Drive Playa Vista, California 90094

3.	Description of Premises	Suites: 400, 500 & 600

	Rentable Area:	(A) 83,288 square feet of Rentable Area, consisting of (i) that certain 39,933 square feet of Rentable Area designated as Suite 400 of the Building, (ii) that certain 24,304 square feet of Rentable Area designated as Suite 500 of the Building, (iii) that certain 19,051 square feet of Rentable Area designated as Suite 600 of the Building, and (B) that certain 218 square feet of space on the first floor of the Building as shown in Exhibit A-1 attached hereto (the “Storage Space”). Landlord and Tenant agree that the Storage Space shall not be included in calculating the Tenant’s Proportionate Share of Building, Tenant’s Proportionate Share of Project, Tenant Improvement Allowance, Security Deposit or the number of parking passes Tenant is entitled or required to rent, as the case maybe. Base Rent for the Storage Space shall be $2.00 per square foot per month (i.e. $436.00 per month) during the first twelve (12) months of the Lease Term, increasing by three percent (3%) per year.

	Building Size:	196,252 square feet of Rentable Area (subject to Paragraph 18)

	Project:	301,642 square feet of Rentable Area (subject to Paragraph 18)

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4.	Tenant’s Proportionate Share of Building: Tenant’s Proportionate Share of Project:	42.4393% (83,288 rsf/ 196,252 rsf) (See Paragraph 3) 27.6280% (83,288 rsf/ 301,462 rsf) (See Paragraph 3)

5.	Base Rent: Months 1 to 12, inclusive

(See Paragraph 2)

$366,467.20* ($4.40/square foot of Rentable Area/month)

*Provided Tenant is not in default past applicable notice and cure periods, the monthly installment of Base Rent shall be abated for the initial ten (10) months of the Lease Term.

	Months 13 to 24. inclusive: Monthly Installment:	$377,461.22 (approximately $4.53/square foot of Rentable Area/month)

Months 25 to 36, inclusive: Monthly Installment:

$388,785.05* (approximately $4.67/square foot of Rentable Area/month)

*Provided Tenant is not in default past applicable notice and cure periods, the monthly installment of Base Rent for Month 25 shall be abated.

Months 37 to 48, inclusive: Monthly Installment:

$400,448.60* (approximately $4.81/square foot of Rentable Area/month)

*Provided Tenant is not in default past applicable notice and cure periods, the monthly installment of Base Rent for Month 37 shall be abated.

Months 49 to 60, inclusive: Monthly Installment:

$412,462.06* (approximately $4.95/square foot of Rentable Area/month)

*Provided Tenant is not in default past applicable notice and cure periods, the monthly installment of Base Rent for Month 49 shall be partially abated in the amount of $366,467.20 so that the monthly installment of Base Rent payable by Tenant for such month shall equal $45,994.86.

Months 61 to 72, inclusive: Monthly Installment:

$424,835.92* (approximately $5.10/square foot of Rentable Area/month)

*Provided Tenant is not in default past applicable notice and cure periods, the monthly installment of Base Rent for Month 61 shall be partially abated in the amount of $366,467.20 so that the monthly installment of Base Rent payable by Tenant for such month shall equal $58,36832

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Months 73 to 84, inclusive: Monthly Installment:

$437,581.00* (approximately $5.25/square foot of Rentable Area/month)

*Provided Tenant is not in default past applicable notice and cure periods, the monthly installment of Base Rent for Month 73 shall be partially abated in the amount of $366,467.20 so that the monthly installment of Base Rent payable by Tenant for such month shall equal $71,113.80.

	Months 85 to 96, inclusive: Monthly Installment:	$450,708.43 (approximately $5.41/square foot of Rentable Area/month)

	Months 97 to 108, inclusive: Monthly Installment:	$464,229.68 (approximately $5.57/square foot of Rentable Area/month)

	Months 109 to 120, inclusive: Monthly Installment:	$478,156.58 (approximately $5.74/square foot of Rentable Area/month)

	Months 121 to 132, inclusive: Monthly Installment:	$492,501.27 (approximately $5.91/square foot of Rentable Area/month)

6.	Installment Payable Upon Execution:	$366,467.20 (to be applied towards the monthly installment of Base Rent first becoming due under this Lease)

7.	Security Deposit Payable Upon Execution:	$6,331,786.00, in the form of a letter of credit (the “Security Deposit”), but subject to Paragraph 2(c) (See Paragraph 2(c))

8.	Base Year for Operating Expenses: Base Year for Taxes:	2016 (See Paragraph 3) 2016 (See Paragraph 3)

9.	Initial Term:	One hundred thirty-two (132) months, commencing on the Commencement Date and ending on the day immediately preceding the one hundred thirty-second (132nd) month anniversary of the Commencement Date (the “Expiration Date”) (See Paragraph 1)

10.	Commencement Date:	The Commencement Date shall occur on March 1, 2016, as such date is extended by Commencement Date Delays (as defined in the work letter attached hereto as Exhibit B).

11.	Expiration Date:	See Item 9 above

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12.	Broker(s) (See Paragraph 19(k)): Landlord’s Broker: Tenant’s Broker:	Lincoln Property Company 915 Wilshire Boulevard, Suite 2050 Los Angeles, CA 90017 CRESA Los Angeles 11726 San Vicente Boulevard, Suite 500 Los Angeles, California 90049

13.	Number of Parking Passes:	Tenant shall have the right, but not the obligation except as specifically provided below, to lease up to (i) three hundred fifty-five (355) unreserved parking passes (the “Unreserved Passes”) and (ii) ten (10) reserved parking passes for single self-park spaces in a location reasonably selected by Landlord in Landlord’s prime reserved parking area (the “Reserved Passes”; collectively the Unreserved Passes and Reserved Passes being the “Tenant’s Parking Allocation”) in the Project’s garage. Subject to the further terms of this Item 13, the initial location of such ten (10) reserved parking spaces is shown in Exhibit N attached hereto. if and when Landlord institutes a valet parking system at the Project, then (i) eight (8) of the Reserved Passes shall thereafter be automatically converted from Reserved Passes to valet assisted priority parking on the first level of the parking garage (the “Nested Spaces”) and Landlord shall establish a call-down system for such Nested Spaces in order to permit the users of such Nested Spaces to call in advance for their automobiles, and (ii) the other two (2) of the Reserved Passes shall continue to be single self-park passes and relocated to a location reasonably designated by Landlord (it being acknowledged that Landlord shall use reasonable efforts to locate such spaces close to the Building but that the location of such parking spaces will depend upon the parking layout that Landlord and its parking vendor establish for the Building). Notwithstanding the foregoing to the contrary, at all times during the Lease Term Tenant shall lease a minimum two hundred nineteen (219) unreserved parking passes (being equal to three (3) parking passes per 1,000 usable square feet in the Premises based on 72,905 usable square feet) (“Minimum Parking Pass Floor”) out of Tenant’s Parking Allocation. During the initial twenty-four (24) months of the Initial Term, upon at least thirty (30) days prior written notice to Landlord and provided that Tenant does not lease less than the Minimum Parking Pass Floor, Tenant shall be permitted to increase or decrease the number of unreserved parking passes in Tenant’s Parking Allocation, with such surrender or addition being effective on the first day of the next calendar month following the date that is thirty (30) days after Landlord’s receipt of the Tenant’s surrender notice. After the initial twenty-four (24) months of the Initial

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Term, upon at least thirty (30) days prior written notice to Landlord and provided that Tenant does not lease less than the Minimum Parking Pass Floor, Tenant shall be permitted to surrender any of the parking passes in Tenant’s Parking Allocation, with such surrender being effective on the first day of the next calendar month following the date that is thirty (30) days after Landlord’s receipt of the Tenant’s surrender notice. In the event Tenant has surrendered any of the parking passes from Tenant’s Parking Allocation after such initial twenty-four (24) month period, then Tenant shall be permitted to recapture any of its surrendered parking passes from Tenant’s Parking Allocation upon at least thirty (30) days prior written notice to Landlord, with such recapture being effective on the first day of the next calendar month following the date that is thirty (30) days after Landlord’s receipt of the Tenant’s recapture notice. During the initial ten (10) months of the Initial Term and for Months 25 and 37 of the Initial Term, the parking charges for Tenant’s Parking Allocation shall be abated. Except as set forth in the previous sentence, the parking charges shall be consistent with parking rates of comparable class A office buildings with structured parking in Playa Vista, California area (“Comparable Buildings”), which as of the Effective Date of this Lease are stipulated to be $155.00 per unreserved pass per month, inclusive of taxes and fees, and $225.00 per reserved/nesting pass per month, inclusive of taxes and fees, as such rates may be amended from time to time based on the rates at Comparable Buildings.

During the Initial Term, Tenant shall have the right to purchase visitor validations at a fifteen percent (15%) discount from Landlord’s then current rate charged for such visitor validations

Tenant’s use of the parking passes and the parking facilities shall be pursuant to the provisions of Paragraph 18a) below. Landlord shall provide Tenant with 365 key cards free of charge following the execution and delivery of this Lease to be used for access to the garage and the Building. Additional cards shall be provided upon Tenant’s written request at an additional charge of $25.00 for each access card.

As of the Effective Date of this Lease there are four (4) electric vehicle charging ports (two (2) charging stations with two (2) ports per station); provided, however, Landlord may from time to time elect to remove and/or relocate any or all of such electric vehicle charging stations in Landlord’s reasonable judgment (e.g., due to any new technology innovations, such charging stations being obsolete, or any changes in the parking system that Landlord may institute from time to time such as the creation of a valet assisted parking system).

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14.	Addresses for Notices: To: TENANT: Prior to occupancy of the Premises: The Honest Company, Inc. 2700 Pennsylvania Avenue, Suite 1200 Santa Monica, CA 90404 Attention: Head of Facilities	To: LANDLORD: Project Management Office: Lincoln Property Company 12180 Millenium Playa Vista, CA 90094 Attention: Property Manager

	With a copy to:	With a copy to:

	The Honest Company, Inc. 2700 Pennsylvania Avenue, Suite 1200 Santa Monica, CA 90404 Attention: General Counsel	CV Latitude 34 LLC c/o Clarion Partners 601 South Figueroa Street, 34’ Floor Los Angeles, California 90017 Attn: Asset Manager

After occupancy of the Premises:

The Honest Company, Inc. 12130 Millennium Drive Playa Vista, California 90094 Attention: Head of Facilities

With a copy to:

The Honest Company, Inc. 12130 Millennium Drive Playa Vista, California 90094 Attention: General Counsel

15.	Address for Payment of Rent:

All payments payable under this Lease shall be sent to Landlord at the following address:

CV Latitude 34, LLC

PO Box 843845

Los Angeles, California 90084-3845

or to such other address as Landlord may designate in writing on at least ten (10) business days prior written notice.

16.	Intentionally Deleted

17.	Effective Date:	The date on the title page

18.	Tenant Improvement Allowance:	Up to $5,830,160.00 (which is equal to $70.00 per square foot of Rentable Area in the Premises, but subject to Paragraph 19(hh) below) (See Exhibit B)

19.	State:	California

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This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraph 1 through Paragraph 19 which follow) and Exhibits A-1 through Exhibit 4-2 and Exhibits B through Exhibit O. and the following Addenda: Addendum One Two Renewal Options at Market; Addendum Two- Right of First Offer and Addendum Three-Cancellation Option, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

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STANDARD LEASE PROVISIONS

1.	TERM

(a) The Initial Term of this Lease and the Rent (defined below) shall commence on March 1, 2016 (the “Commencement Date”), subject to Item 10 of the Basic Lease Provisions. Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions. As used herein, “Lease Term” shall mean the Initial Term referred to in Item 9 of the Basic Lease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein (the “Expiration Date”). Unless Landlord is terminating this Lease prior to the Expiration Date in accordance with the provisions hereof, Landlord shall not be required to provide notice to Tenant of the Expiration Date. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease. The terms “Tenant Improvements” and “Substantial Completion” or “Substantially Completed” are defined in the attached Exhibit B Work Letter.

(b) Commencing on the date that is ninety (90) days following mutual execution of this Lease (the “Anticipated Delivery Date”) and ending on the day immediately preceding the Commencement Date (such period being referred to as the “Pre-Term Access Period”), Tenant, and Tenant’s contractors, subcontractors, consultants, and architects reasonably approved by Landlord to the extent required by the Work Letter shall have the right to access and occupy the Premises (the “Pre-Term Access”) for the purpose of designing and constructing the Tenant Improvements pursuant to the Work Letter, including, without limitation, installing Tenant’s furniture, equipment, computer and phone cabling and wiring systems, in the Premises, and for commencing business operations from the Premises. Notwithstanding the foregoing, Tenant and its architects, consultants and engineers may access the Premises commencing on the mutual execution of this Lease in order to inspect the Premises in connection with the design of the Tenant Improvements; provided, however, in no event shall Tenant commence construction (including but not limited to the installation of any cabling/wiring and/or installation of Tenant’s furniture, fixtures or equipment) of its Tenant Improvements in the Premises prior to the Anticipated Delivery Date. Except for the payment of Base Rent, Additional Rent or charges for the parking passes (which Tenant and its contractors shall have the right to use during such Pre-Term Access period) under this Lease, all other terms, conditions, rules, regulations and obligations of Tenant with respect to the Premises, as set forth in this Lease but subject to the terms of the Work Letter, shall apply during the Pre-Term Access Period. Any such Pre-Term Access shall be subject to Tenant providing to Landlord reasonably satisfactory evidence of the insurance required to be carried by Tenant hereunder prior to the commencement of the Pre-Term Access Period, including such insurance from Tenant’s contractors, as is required by the Work Letter. Except as otherwise expressly set forth herein, any delay in putting Tenant in possession of the Premises due to such Pre-Term Access Period shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom. During any such Pre-Term Access Period, Tenant hereby acknowledges that Landlord and its contractors, subcontractors and agents will be constructing that certain work further described in Exhibit H attached hereto (the “Landlord’s Work”) and the Landlord Responsibility Rooftop Deck Work (as defined in Paragraph 19(hh) below). All of the Landlord’s Work will be completed by the Anticipated Delivery Date other than items (vi), (vii), (viii) and (xi) listed on Exhibit H. In connection with Landlord’s Work not completed by the Anticipated Delivery Date and Landlord Responsibility Rooftop Deck Work, Tenant and Landlord agree that their contractors, subcontractors, consultants, and architects will cooperate and work with the contractors, subcontractors, consultants and agents of the other in order to minimize any interference with each other’s work and further agree to prioritize the Landlord Responsibility Rooftop Deck Work which may affect the design and construction of the Tenant Improvements so that such work is completed as early as reasonably possible after the execution and delivery of the Lease. If Tenant or its contractors, subcontractors or agents interfere with the completion of the Landlord’s Work with respect to the Premises and Tenant and its contractors, subcontractors or agents fail to cease such interference within two (2) business day after written notice by Landlord, then Landlord may require Tenant to temporarily cease construction activities in order for Landlord to complete such Landlord’s Work. Landlord and Tenant shall each use good faith commercially reasonable efforts to cause their respective contractors to cooperate with each other in order to minimize any disruption with the completion of the Landlord’s Work and/or Tenant Improvements. Landlord shall deliver the Premises “water tight” with all exterior doors secure and tied into Tenant’s security system (but only if Tenant has timely installed its security system on the schedule required by Landlord) with the Landlord’s Work (other than items (vi), (vii), (viii) and (xi)) complete on or prior to the Anticipated Delivery Date. In the event Landlord cannot provide a temporary certificate of occupancy for the Building due to events out of Landlord’s control (i.e. weather, acts of God), Landlord will provide a temporary egress plan and attempt to obtain the approval from the City

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of Los Angeles for Tenant’s occupancy. In the event Landlord misses any of the dates set forth in this Section 1(b) and Landlord’s failure to meet any such dates causes an actual delay in the completion of the Tenant Improvements with respect to the Premises (as evidenced by written proof furnished by Tenant), then for each day of delay, Tenant shall receive one (1) day of free Base Rent applicable to the Premises to be applied after the Commencement Date; provided, however, all such dates shall be postponed one day for every day of Tenant Delay (as defined below) and Force Majeure Delays (as defined below). As used herein the term “Tenant Delay” shall mean any delays in the completion of any of the foregoing work (i.e., the Landlord’s Work and the Landlord Responsibility Rooftop Deck Work) due to (i) interference by Tenant or its contractors, subcontractors or agents in the completion of Landlord of any of the foregoing work, (ii) any alterations or modifications to the foregoing work required as a result of the design of the Tenant Improvements being constructed by Tenant, or (iii) any breach by Tenant of any of its obligations under this Lease. “Force Majeure Delays” shall mean any delays in the performance of Landlord’s or Tenant’s obligations hereunder when caused by any of the following events to the extent beyond the Landlord’s or Tenant’s reasonable control: strikes, lockouts, labor disputes, acts of God (which for purposes of the performance by Landlord of the Tenant Improvements shall include weather delays), inability to obtain labor or materials or reasonable substitutes therefore, new governmental restrictions that are promulgated after the Effective Date, governmental controls that are enacted after the Effective Date, delay in inspections or the issuance of permits on an objective basis in excess of normal time periods to receive such inspections or permits (provided that Landlord or Tenant complies with industry standard in the submittal process of such permits to the appropriate governmental authority), enemy or hostile governmental action, civil commotion, and fire or other casualty.

(c) [Intentionally Deleted].

(d) Within six (6) months following the Commencement Date, Landlord shall deliver to Tenant a Tenant’s Commencement Letter (“Commencement Letter”) in the form as set forth in Exhibit E, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within fifteen (i 5) business days of receipt thereof (provided that if said notice is not factually correct, then Tenant shall make such changes as are necessary to make the notice factually correct and shall thereafter execute and return such notice to Landlord within such fifteen (15) business day period). If Landlord fails to respond to Tenant’s revised notice within ten (10) days business days following Landlord’s receipt thereof, then Tenant shall request Landlord’s confirmation of Tenant’s changes in writing (the “Request for Confirmation of Commencement Letter”), which Request for Confirmation of Commencement Letter shall state in bold print that Landlord’s failure to respond within five (5) business days following Landlord’s receipt thereof shall be deemed to be Landlord’s approval of the Commencement Letter as revised by Tenant. Such modified Commencement Letter shall be binding unless Landlord within five (5) business days following receipt of the Request for Confirmation of Commencement Letter sends a notice to Tenant rejecting Tenant’s changes, whereupon this procedure shall be repeated until the parties mutually agree upon the contents of the Commencement Letter. In the event Landlord shall fail to send Tenant the Commencement Letter within six (6) months following the Commencement Date, Tenant may send to Landlord notice of the occurrence of the Commencement Date substantially in the form of the Commencement Letter, which Commencement Letter Landlord shall acknowledge by executing a copy of the Commencement Letter and returning it to Tenant (provided that if said Commencement Letter is not factually correct, Landlord shall make such reasonable changes to the Commencement Letter as are necessary to make such Commencement Letter factually correct, which revised Commencement Letter shall thereafter be subject to the procedure for finalization set forth in this Paragraph 1(d)). Once the Commencement Letter is executed and delivered by Landlord and Tenant, the same shall be binding upon Landlord and Tenant.

2.	BASE RENT AND SECURITY DEPOSIT

(a) Tenant agrees to pay during each month of the Lease Term as Base Rent (“Base Rent”) for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions, except as otherwise provided herein.

(b) Except as expressly provided to the contrary herein, Base Rent shall be payable in consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter until the expiration of the Lease Term. The first full monthly installment of Base Rent shall be payable upon Tenant’s execution of this Lease. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Commencement Date is a day other than the first day of a calendar month, or the Lease Term expires on a day other than the last day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Base Rent, Additional Rent and parking charges, in the same manner as if delivery had occurred on the Commencement Date.

(c) Simultaneously with the Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord the Letter of Credit (as defined below) as the Security Deposit hereunder. Landlord shall not be required to keep any proceeds of the Letter of Credit, to the extent drawn, separate from its general funds and Tenant shall not be entitled to interest thereon. With respect to the Letter of Credit, it shall be in the form of a Letter of Credit (the “Letter of Credit”), substantially in the form and substance as set forth in Exhibit G attached hereto, from a bank acceptable to Landlord in Landlord’s reasonable determination (which approval shall not be unreasonably withheld and shall be granted or denied within ten (10) business days) in the initial amount of the Security Deposit, as set forth in Item 7 of the Basic Lease Provisions, as security for the performance of the provisions hereof by Tenant. As of the Date of this Lease, Landlord hereby approves City National Bank as the Bank if selected by Tenant. At a minimum the Letter of Credit shall provide for the following: (i) it shall terminate no sooner than thirty days following the actual expiration date of the Lease Term, or, if it shall terminate earlier, the Letter of Credit shall provide that it will automatically renew or be replaced annually unless Landlord (the beneficiary thereof) is notified in writing by the issuer at least thirty (30) days prior to the expiration date that the Letter of Credit will not be renewed or replaced; and if Landlord is so notified of such non-renewal/non-replacement and Tenant does not replace the Letter of Credit on or prior to the date which is thirty (30) days prior to the expiration of the current Letter of Credit, Landlord (the beneficiary thereof) shall have the right to draw the full amount of such Letter of Credit prior to such earlier expiration date and the amounts so drawn shall be held by Landlord as a Security Deposit, and applied and disbursed in accordance with the terms of the next following Paragraph (provided, however, Landlord shall deliver such proceeds to Tenant within ten (10) business days following Tenant’s posting of a new Letter of Credit which complies with the terms of this Paragraph 2(b)); (b) it shall be irrevocable, and (c) it shall be transferable to any successor to Landlord’s entire interest under this Lease and the Building. If at any time during the Lease Term the bank or financial institution that issues the letter of credit is declared insolvent, or is placed into receivership by the Federal Deposit Insurance Corporation or any other governmental or quasi-governmental institution, or if the bank or financial institution that issues the letter of credit does not have a “Short Term Issuer Default” Fitch Rating of at least “F 1”, and a “Long Term Issuer Default” Fitch Rating of at least “A” (or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service), then following written notice from Landlord, Tenant shall have thirty (30) days to replace the Letter of Credit with a new letter of credit from a bank or financial institution acceptable to Landlord in Landlord’s reasonable discretion (which approval shall not be unreasonably withheld and shall be granted or denied within ten (10) business days). If Tenant does not replace the Letter of Credit with a new letter of credit from a bank or financial institution reasonably acceptable to Landlord within such fifteen (15) business day period, then notwithstanding anything in the Lease to the contrary, Landlord shall have the right to draw upon the Letter of Credit for the full amount of the Letter of Credit and retain and apply such proceeds from the Letter of Credit in accordance with the terms of this Paragraph 2(c) regarding the Security Deposit.

Provided no event of default past applicable cure periods by the Tenant exists as of the last day of the forty-eighth (48th) month of the Initial Term, then the amount of the Letter of Credit may be reduced on the first day of the forty-ninth (49th) month of the Initial Term by the sum of $949,768.00 (i.e., equal to 15% of the original Letter of Credit amount) so that the Letter of Credit deposited with Landlord thereafter shall be in the sum of $5,382,018.00. Provided no event of default past applicable cure periods by the Tenant exists as of the last day of the sixtieth (60th) month of the Initial Term, then the amount of the Letter of Credit may be reduced on the first day of the sixty-first (61st) month of the Initial Term by the sum of $949,768.00 (i.e., equal to 15% of the original Letter of Credit amount) so that the Letter of Credit deposited with Landlord thereafter shall be in the sum of $4,432,250.00. Provided no event of default past applicable cure periods by the Tenant exists as of the last day of the seventy-second (72nd) month of the Initial Term, then the amount of the Letter of Credit may be reduced on the first day of the seventy-third (73rd) month of the Initial Term by the sum of $949,768.00 (i.e., equal to 15% of the original Letter of Credit amount) so that the Letter of Credit deposited with Landlord thereafter shall be in the sum of $3,482,482.00. Provided no event of default past applicable cure periods by the Tenant exists as of the last day of the eighty-fourth (84th) month of the Initial Term, then the amount of the Letter of Credit may be reduced on the first day of the eighty-fifth (85th) month of the Initial Term by the sum of $949,768.00 (i.e., equal to 15% of the original Letter of Credit amount) so that the Letter of Credit deposited with Landlord thereafter shall be in the sum of $2,532,714.00. Provided no event of default past applicable cure periods by the Tenant exists as of the last day of the ninety-sixth (96th) month of the Initial Term, then the amount of the Letter of Credit may be reduced on the first day of the ninety-seventh (97th) month of the Initial Term by the sum of $949,768.00 (i.e., equal to 15% of the original Letter of Credit amount) so that the Letter of Credit deposited with Landlord thereafter shall be in the sum of $1,582,946.00. Provided no event of default past applicable cure periods by the Tenant exists as of the last day of the one hundred eighth (108th) month of the Initial Term, then the amount of the Letter of Credit may be reduced on the first day of the one hundred ninth (109th) month of the Initial Term by the sum of $949,768.00 (i.e., equal to 15% of the original Letter of Credit amount) so that the Letter of Credit deposited with Landlord thereafter shall be in the sum of $633,178.00. Provided no event of default past applicable cure periods by the Tenant exists as of the last day of the one hundred twentieth (120th) month of the Initial Term, then the amount of the Letter of Credit may be reduced on the first day of the one hundred twenty-first (121st) month of the Initial Term by the sum of $140,676.73 so that the Letter of Credit deposited with Landlord thereafter shall be in the sum of $492,501.27.

Notwithstanding the preceding paragraph to the contrary, if prior to the first scheduled reduction of the Letter of Credit Tenant satisfies all of the Financial Conditions (as defined below), then Landlord agrees that in lieu of the reduction schedule in the immediately preceding paragraph, the Letter of Credit shall be reduced by the sum of $949,768.00 (i.e., equal to 15% of the original Letter of Credit amount) so that the Letter of Credit deposited with Landlord thereafter shall be in the sum of $5,382,018.00. Thereafter, on each anniversary of such reduction date and in lieu of the reduction schedule in the immediately preceding paragraph, there shall be a further reduction of the Letter of Credit by the amount of $949,768.00, if all Financial Conditions are satisfied on such anniversary of the reduction date until such time as the Letter of Credit amount is equal to the last month’s Base Rent amount of $492,501.27 (i.e., it being acknowledged that the final burn down in order to achieve a Letter of Credit amount equal to the last month’s Base Rent shall be in the amount of $140,676.73). As used herein the term “Financial Conditions” shall mean that all of the following have occurred and are satisfied: (i) Tenant has conducted an initial public offering of its stock on a nationally recognized public exchange and has a market capitalization of at least $1,100,000,000, (ii) Tenant has an annual EBITDA margin of at least twelve percent (12%) for the previous two (2) year period from the date of the proposed reduction of the Letter of Credit, (iii) Tenant has an annual leverage ratio (i.e., Total debt-to-EBITDA) of two (2) times or less for the previous two (2) year period from the date of the proposed reduction of the Letter of Credit, (iv) Tenant has cash reserves of at least $40,000,000 at all times for the entirety of the preceding two (2) year period from the date of the proposed reduction of the Letter of Credit and (v) Tenant has annual revenues of at least $400,000,000 for each year in the preceding two (2) year period from the date of the proposed reduction of the Letter of Credit.

If as of any date of reduction identified above, Tenant is then in default beyond applicable notice and cure periods, such reduction shall be delayed until the date Tenant has cured all defaults under this Lease. In the event that Tenant complies with terms and conditions set forth in this Paragraph 2(c), then effective as of the date of the applicable date of reduction identified above, Tenant shall have the right to reduce the amount of the Letter of Credit as set forth above via the delivery to Landlord of either (x) an amendment to the existing Letter of Credit (in form and content reasonably acceptable to Landlord in accordance with this Paragraph 2(c)) modifying the Letter of Credit amount to the amount then required under this Paragraph 2(c), or (y) an entirely new Letter of Credit (in the form and content otherwise required in this Paragraph 2(c)) in the total Letter of Credit amount then required under this Paragraph 2(c). Any reduction in the Letter of Credit amount shall be accomplished by Tenant providing Landlord, at Tenant’s expense, with a substitute Letter of Credit or an amendment to the existing Letter of Credit in the reduced amount and otherwise in accordance with the terms and conditions of this Paragraph 2(c). Landlord agrees to execute any documents reasonably requested by the issuer of the Letter of Credit (provided such documents are factually accurate and provided further that the subject reduction is permitted under the terms of this Paragraph 2(c)) within fifteen (15) business days after receipt of written request from Tenant or such issuer in order to accomplish such reductions and Landlord’s failure to timely execute and deliver such documents shall be a default under this Lease upon the expiration of five (5) business days’ notice from Tenant that Landlord has failed to perform such obligation, which such second notice shall provide in bold, all-capital letters at the top of such second notice as follows: “LANDLORD’S FAILURE TO EITHER (1) EXECUTE THE ATTACHED DOCUMENTATION REGARDING THE REDUCTION OF THE LETTER OF CREDIT IN ACCORDANCE WITH PARAGRAPH 2(C) OF THE LEASE OR (II) PROVIDE ITS WRITTEN OBLIGATIONS TO THE REQUEST TO EXECUTE THE ATTACHED DOCUMENTATION, WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS SECOND NOTICE SHALL BE A DEFAULT BY LANDLORD UNDER THIS LEASE.”

If Tenant defaults with respect to any provision of this Lease beyond applicable notice and cure periods, including, without limitation, the provisions relating to the payment of Rent or the delivery condition of the Premises upon the termination of this Lease, or amounts which Landlord may be entitled to recover pursuant to the provisions of Section 1951.2 of the California Civil Code, Landlord may draw down the Letter of Credit and use, apply or retain such portion of the proceeds from the Letter of Credit as may be necessary (i) for the payment of any Rent or any other sum in default beyond applicable notice and cure periods, (ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default hereunder beyond applicable notice and cure periods, or (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default hereunder beyond applicable notice and cure periods. The use or application of the proceeds from the Letter of Credit shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event Landlord draws down the Letter of Credit pursuant to the terms of this Lease, Landlord shall not be required to keep the proceeds of the Letter of Credit separate from its general funds and Tenant shall not be entitled to interest thereon.

If any portion of the Letter of Credit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit or provide Landlord with a substitute Letter of Credit in the amount required hereunder within ten (10) business days to the appropriate amount, as determined hereunder. The Security Deposit or any unapplied balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following the expiration or sooner termination of this Lease. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code. Tenant also waives all provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the act or omission of Tenant or any Tenant Affiliates (as defined in Paragraph 6(g)(i) below). The Letter of Credit shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) its entire interest in and to the Letter of Credit to another party, person or entity that has an interest in the Project or this Lease (including any lender with an interest in the Project). In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the Letter of Credit, in whole only, to the transferee. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the bank such applications, documents and instruments as may be necessary to effectuate such transfer and Tenant shall be responsible for paying the bank’s transfer and processing fees in connection with the first transfer and Landlord shall be responsible for paying the bank’s transfer and processing fees in connection with any subsequent transfer.

(d) The parties agree that for all purposes hereunder the Premises, Building and Project shall be stipulated to contain the number of square feet of Rentable Area described in Item 3 of the Basic Lease Provisions. Prior to the extension of the Lease Term, pursuant to the terms of Addendum One attached hereto, at Landlord’s option Landlord’s space planner shall verify the exact number of square feet of Rentable Area in the Premises in accordance with any new standard promulgated by the Building Owners and Managers Association International or such other standard utilized at the time by institutional landlords of comparable buildings. If there is a variation from the number of square feet specified in Item 3 of the Basic Lease Provisions, then in connection with any amendment to the Lease extending the Lease Term Landlord and Tenant shall make appropriate adjustments based on such remeasurement. In no event shall any such remeasurement be applicable during the Initial Term of this Lease. Landlord calculated the Rentable Area of the Premises, Building and Project described in Item 3 of the Basic Lease Provisions using the revised American National Standard for Measuring Floor Area in Office Buildings, published by the Building Owners and Managers Association International (BOMA/ANSI-Z65.1-2010) as a guideline.

3.	ADDITIONAL RENT

(a) If after December 31, 2016, Operating Expenses (defined below) for the Project for any calendar year during the Lease Term exceed Base Operating Expenses (defined below), Tenant shall pay to Landlord as additional rent (“Additional Rent”) an amount equal to Tenant’s Proportionate Share (defined below) of such excess in accordance with this Paragraph 3. If after December 31, 2016, Taxes (defined below) for the Project for any calendar year during the Lease Term exceed Base Taxes (defined below), Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant’s Proportionate Share (defined below) of such excess in accordance with this Paragraph 3. Without limitation on other obligations of Landlord and Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Paragraph 3 attributable to the period of time prior to the Expiration Date or earlier termination of this Lease, and Landlord’s obligation to refund to Tenant any overpayments of such Additional Rent shall survive the expiration of the Lease Term; provided, however, that any such payments made by Tenant of any Additional Rent or any refund to Tenant by Landlord of any overpayments of such Additional Rent shall not constitute a waiver by either Tenant or Landlord, as the case may be, of any amount that Tenant or Landlord (as the case may be) contend are in dispute to the extent that any such payments or refunds are made “under protest” whether or not designated as such concurrently with any such payment and/or refund. Notwithstanding anything herein to the contrary, the Additional Rent shall be abated for the initial twelve (12) months of the Initial Term.

(b) “Tenant’s Proportionate Share” of the Building is, subject to the provisions of Paragraph 18, the percentage number described in Item 4 of the Basic Lease Provisions and represents, subject to the provisions of Paragraph 18, a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Building. “Tenant’s Proportionate Share” of the Project is, subject to the provisions of Paragraph 18, the percentage number described in Item 4 of the Basic Lease Provisions and represents, subject to the provisions of Paragraph 18, a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Project.

(c) “Base Operating Expenses” means all Operating Expenses incurred or payable by Landlord during the calendar year specified as Tenant’s Base Year in Item 8 of the Basic Lease Provisions. “Base Year Taxes” means all Taxes incurred or payable by Landlord during the calendar year specified as Tenant’s Base Year in Item 8 of the Basic Lease Provisions.

(d) The definitions of Operating Expenses and Taxes for purposes of calculating Tenant’s Additional Rent are set forth in this Paragraph 3(d).

(i) “Operating Expenses” means, except as otherwise provided herein, all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Building and the Project during or allocable to the Lease Term, all as determined in accordance with sound real estate accounting and management principles consistently applied, including without limitation, the following:

The cost of services and utilities (including taxes and other charges incurred in connection therewith) provided to the Premises, the Building or the Project, including, without limitation, water, electrical, power, gas, sewer, waste disposal, telephone and cable television facilities, fuel, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, window cleaning, maintenance and repair of sidewalks and Building exterior and services areas (including any exterior doors/windows whether or not located in the Premises), gardening and landscaping; the cost to operate, repair and maintain any Common Area amenity in the Project offered for free to occupants of the Project (e.g., a gymnasium, outdoor cabanas, fire pits, or hammocks (provided that in no event shall Landlord be obligated to provide any such amenities)), subject to the provisions of this Paragraph 3(d)(i); the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services connected with the operation, maintenance, repair or replacement of the Project, subject to the provisions of this Paragraph 3(d)(i); any association assessments, costs, dues and/or expenses relating to the Project, personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project; repair of window coverings provided by Landlord in the premises of tenants in the Project; such reasonable auditors’ fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Project; a property management fee (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager), subject to the provisions of this Paragraph 3(d)(i); the maintenance of any easements or ground leases benefiting the Project, whether by Landlord or by an independent contractor; license, permit and inspection fees; costs and expenses associated with a property management office for the Project, provided if such property management office serves more than just the Project, then the costs of such property management office shall be prorated among the various projects that it serves; all costs and expenses required for any reason by any governmental or quasi-governmental authority or by applicable law enacted following the Date of this Lease; the cost of any capital improvements, capital repairs and capital expenditures made to the Project by Landlord (i) required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority which are enacted or made applicable to the Project after the Date of this Lease, (ii) intended to improve life-safety systems, or (iii) to reduce operating expenses, but only to the extent that such operating expenses are actually reduced (such costs to be amortized over useful life together with interest thereon at the rate of eight percent per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of funding such improvements) (collectively, the “Permitted Capital Expenditures”); the cost of air conditioning, heating, ventilating, plumbing, elevator non-capital maintenance and repair (to include the replacement of components) and other mechanical and electrical systems non-capital repair and maintenance; sign maintenance; non-capital Common Area (defined below) repair, resurfacing, operation and maintenance; the reasonable cost for temporary lobby displays and events commensurate with the operation of a similar class building, and the cost of providing security services, if any, deemed appropriate by Landlord; and all costs incurred by Landlord incurred or payable by Landlord in connection with insurance for the Building or Project or portions thereof, including, but not limited to, public liability, fire, property damage, wind, hurricane, earthquake, terrorism, flood, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and All Risk or Causes of Loss Special Form coverage insurance for up to the full replacement cost of the Project and such other insurance and with such deductibles not to exceed those as are customarily carried by operators of Comparable Buildings and the deductible portion of any insured loss otherwise covered by such insurance (except as otherwise provided herein).

Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(A) other than with respect to any Common Area amenity in the Project offered for free to occupants of the Project (which such costs and expenses are included in Operating Expenses), all costs and expenses of operation of any health club, restaurants and retail space in the Project;

(B) cost of above standard cleaning or other services provided selectively to one or more tenants (other than Tenant) without full reimbursement;

(C) wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners of Landlord, or any other personnel located at Landlord’s corporate office, or to anyone above the level of senior Project general manager;

(D) any charge for depreciation or amortization of the Project or equipment and any interest or other financing charge (except that interest and amortization shall be included with respect to Permitted Capital Expenditures as provided herein);

(E) all costs relating to activities for the marketing, solicitation and execution or renewal of leases of space in the Project, including, without limitation, advertising, printing costs and brochures, space planning, tenant allowances, leasehold improvements and other tenant concessions;

(F) costs associated with the sale or refinancing of the Project, including, without limitation, consulting or brokerage commissions, origination fees or points, and interest cost or charges;

(G) costs associated with the acquisition, sale or financing of the fee, ground lease, air rights or development rights with respect to the Project;

(H) cost of decorating, redecorating, or tenant installations incurred in connection with preparing space for a new tenant (or retaining a tenant);

(I) all costs for which Tenant or any other tenant in the Project is being charged other than pursuant to the operating expense clauses;

(J) the cost of correcting defects in the initial construction of the Project;

(K) the cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Project pursuant to clauses similar to this paragraph;

(L) costs of capital expenditures, except Permitted Capital Expenditures as provided above;

(M) any operating expense representing any amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid to a qualified first class unaffiliated third party on a competitive basis;

(N) the cost of any work or service performed for or facilities furnished to any tenant of the Project, without charge, to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant;

(O) the cost of overtime or other expense to Landlord in curing its defaults;

(P) costs arising from the gross negligence or willful misconduct of Landlord;

(Q) costs incurred relating to the removal, remediation or treatment of Hazardous Material;

(R) fees payable by Landlord for management of the Project in excess of three and one-half percent (3.5%) of Landlord’s gross rental revenues, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project, including base rent, pass-throughs, and parking fees (but excluding the cost of after-hours services or utilities) from the Project for any calendar year or portion thereof;

(S) penalties and interest charges as a result of not paying bills when due or within any grace period;

(T) ground rent or similar payments to a ground lessor;

(U) costs related to Landlord’s charitable or political contributions;

(V) costs including attorney fees arising from claims, potential disputes or disputes between Landlord and tenants of the Project;

(W) any profit related to the excess collection of Operating Expenses or collection of Operating Expenses in excess of 100% of the actual Operating Expenses;

(X) legal fees related to construction, leasing, sale or litigation with respect to the Project;

(Y) accounting fees related to construction, sale or litigation with respect to the Project (it being acknowledged that accounting fees in connection with leasing the Building or Project shall be included in Operating Expenses);

(Z) penalties and fines of any kind including non-compliance with any applicable building or fire code;

(AA) cost to purchase artwork or works of art for the decoration of any lobbies or common areas;

(BB) any reserves;

(CC) principal payments on mortgages and other debt costs, if any;

(DD) brokerage fees incurred in connection with leasing of the Project;

(EE) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(FF) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(GG) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of senior Project general manager;

(HH) any compensation paid to clerks, attendants or other persons in commercial concessions (other than in connection with the adjacent parking structure or in connection with any Common Area amenity in the Project offered for free to occupants of the Project) operated by or on behalf of the Landlord;

(II) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment (i) which are not commercially reasonable either as to type or amount (based upon the practices of landlords of the Comparable Buildings), and (ii) which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(JJ) all items and services for which Tenant or any other tenant in the Project is obligated to reimburse Landlord (other than de minimus amounts) outside of base rent or additional rent, or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(KK) any finder’s fees, brokerage commissions, job placement costs or job advertising cost, other than with respect to a receptionist or secretary in the Project office, once per year;

(LL) any above Building standard cleaning, including, but not limited to construction cleanup;

(MM) the cost of any training or incentive programs, other than for tenant life safety information services;

(NN) legal fees and costs, settlements, judgments or awards paid or incurred because of disputes between Landlord and Tenant, Landlord and other tenants or prospective occupants or prospective tenants/occupants or providers of goods and services to the Project;

(OO) legal fees and costs concerning the negotiation and preparation of this Lease or any other lease in the Project or any litigation between Landlord and Tenant;

(PP) costs for extra or after-hours HVAC, utilities or services which are provided to Tenant and or any occupant of the Project and as to which either (x) Tenant is separately charged, or (y) the same is not offered or made available to Tenant at no charge;

(QQ) insurance deductibles in excess of customary deductible amounts carried by landlords of the Comparable Buildings, provided, however, that in connection with any insurance deductible amounts included in Operating Expenses as a result of an earthquake which are for items otherwise classified as capital items, such amounts shall be amortized into Operating Expenses over a period of fifteen (15) years;

(RR) costs associated with material portions of the Common Areas dedicated for the exclusive use of other tenants of the Project, except to the extent Tenant is given its pro-rata share (rentable square feet in the Premises in relation to rentable square feet in the Project) of comparable Common Areas;

(SS) advertising and promotional expenses and costs of signs in or on the Building identifying the owner of the Building or other tenants’ signs (provided, however, the maintenance costs of any multi-tenant signs can be included in Operating Expenses);

(TT) costs due to violations of any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project (“Underlying Documents”), or to create any future Underlying Documents (as opposed to payments under any future Underlying Documents otherwise includable as an Operating Expense hereunder);

(UU) the costs of any flowers, gifts, balloons, etc. provided to any prospective tenants, Tenant, other tenants, and occupants of the Building;

(VV) costs reimbursed to Landlord under any warranty carried by Landlord for the Building and.’or the Project, which warranties Landlord shall use commercially reasonable efforts to enforce and such costs of enforcements shall be included in Operating Expenses;

(WW) any “validated” parking for any entity;

(XX) costs of parties or events not open to all tenants of the Building;

(YY) any dining or travel expenses not directly related to the management functions of the Project;

(ZZ) costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building or the Project;

(AAA) costs of magazine and newspaper subscriptions;

(BBB) costs related to removal or treatment of asbestos or asbestos containing material and/or ground water contamination; and

(CCC) any costs (amortized or otherwise) relating to the Landlord’s Work (as defined in Exhibit H attached hereto) or any initial Project renovations (the “Building Renovations”) currently underway as of the Effective Date of this Lease.

(ii) “Taxes” shall mean any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against any legal or equitable interest of Landlord in the Premises, Building, Common Areas or Project. Taxes shall also include, without limitation:

(A) any tax on Landlord’s “right” to rent or “right” to other income from the Premises or as against Landlord’s business of leasing the Premises;

(B) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “Taxes” for the purposes of this Lease;

(C) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Project, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations;

(D) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises;

(E) any assessment, tax, fee, levy or charge by any governmental agency related to any governmentally mandated transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Project is a part;

(F) any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Taxes; and/or

(G) refunds of Taxes shall be credited against Taxes and refunded to Tenant regardless of when received, based on the calendar year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such calendar year exceed the total amount paid by Tenant as Additional Rent under this Paragraph 3(ii) for such calendar year. All special assessments which may be paid in installments shall be paid by Landlord in the maximum number of installments permitted by law and not included in Taxes except in the year in which the assessment is actually paid; provided, however, that if the prevailing practice in Comparable Buildings is to pay such assessments on an early basis, and Landlord pays the same on such basis, such assessments shall be included in Taxes in the year paid by Landlord. if Taxes for any period during the Lease Term or any extension thereof are increased or decreased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord, within thirty (30) days following written demand by Landlord, Tenant’s Proportionate Share of any such increased Taxes included by Landlord as Taxes pursuant to the terms of this Lease, or Landlord shall provide Tenant with a credit against Rent next coming due under the Lease in the amount of Tenant’s Proportionate Share of any such decreased Taxes included by Landlord as Taxes pursuant to the terms of the Lease (until such amount has been fully credited to Tenant), as the case may be. Notwithstanding anything to the contrary contained in this Paragraph 3(ii), there shall be excluded from Taxes (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, transfer taxes, excise taxes, special assessments levied against property other than real estate, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project) unless any such income, franchise, transfer or profit taxes are in substitution for any Taxes payable hereunder, (ii) any items included as Operating Expenses, and (iii) any items paid directly by Tenant or other occupants under this Lease or their lease, (iv) tax penalties, interest or late charges, and (v) any amounts charged directly to Tenant or other tenants.

Notwithstanding the foregoing to the contrary, in the event the Building is not fully occupied and assessed for Taxes during the entire Base Year, including with the Building Renovations (as defined in Paragraph 3(d)(i)(CCC)) constructed and assessed and because a portion of the Building is in shell condition (as opposed to fully built-out with tenant improvements), then for purposes of calculating Tenant’s excess Taxes in years following the Base Year, the Taxes in the Base Year shall be adjusted in order to take into account a fully occupied and assessed Building, as provided above. For example, in the event the Taxes for the 2016 Base Year are not based on a fully assessed and occupied Building, as provided above, for the entire Base Year but the Building’s Taxes are fully assessed in the calendar year 2017, then for purposes of determining Tenant’s Proportionate Share of Taxes for the 2017 calendar year, the Taxes shall be determined based on the statutory increase that was applied (e.g., two percent increase) from the 2016 calendar year. Commencing with the calculation of Tenant’s Proportionate Share of Taxes for the 2018 calendar year, the Taxes for the Base Year shall be adjusted to the amount of Taxes for the 2017 calendar year (i.e., being on a fully occupied and assessed Building for the entire year). Once the Building is fully occupied and assessed for an entire year and the Base Year Taxes are adjusted accordingly, this provision shall have no further force or effect with respect to any future re-assessments of the Building. Notwithstanding the foregoing to the contrary, in no event shall the Taxes in the Base Year be adjusted due to a reassessment of the Taxes arising from or attributable to any of the following events: (i) any sale, refinancing, or change in ownership or deemed transfer of the Building or Project following the Base Year, (ii) Landlord entering into a ground lease for the Building or Project following the Base Year, or (iii) any improvements of a capital nature (other than in connection with tenant improvements being made to first generation shell space in the Building for purposes of improving such space for a tenant’s occupancy or with respect to the Building Renovations). Notwithstanding anything to the contrary set forth in this Lease, the amount of Taxes for any year within the Lease Term (including the Base Year) shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Taxes under this Lease may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Taxes due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be deducted from Taxes for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Taxes nor refunded to Tenant, but rather shall be the sole property of Landlord.

(e) Variable components of Operating Expenses and Taxes for any calendar year, including the Base Year, during which actual occupancy of the Project is less than ninety-five percent (95%) of the Rentable Area of the Building or Project, as applicable, shall be appropriately adjusted on a consistent basis to reflect ninety-five percent (95%) occupancy of the Rentable Area of the Building or Project, as applicable, during such period employing sound real estate accounting and management principles consistently applied. In determining Operating Expenses and Taxes, if any services or utilities are separately charged to tenants of the Project or others, Operating Expenses and Taxes, shall be adjusted by Landlord on a consistent basis to reflect the amount of expense which would have been incurred for such services or utilities on a full time basis for normal Project operating hours employing sound real estate accounting and management principles consistently applied. Operating Expenses for the Base Year shall include market-wide cost increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including., but not limited to, Force Majeure, conservation surcharges, boycotts, embargoes or other shortages, or amortized costs relating to capital improvements; provided however, that at such time as any such particular cost increases or costs are no longer included in Operating Expenses, such particular cost increases or costs shall be excluded from the Base Year calculation of Operating Expenses. Landlord shall not collect Operating Expenses and Taxes from Tenant and all other tenants/occupants in the Building in an amount in excess of what Landlord incurred for the items included in Operating Expenses and Taxes. Any refunds or discounts actually received by Landlord for any category of Operating Expenses and Taxes shall reduce Operating Expenses and Taxes in the applicable calendar year (pertaining to such category of Operating Expenses and

Taxes). In the event any facilities, services or utilities used in connection with the Project are provided from another building owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to Operating Expenses and Taxes by Landlord on a reasonably equitable and consistent basis. In addition, all assessments and premiums of Operating Expenses and Taxes which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of the Comparable Buildings in the vicinity of the Building) and shall be included as Operating Expenses and Taxes in the year in which the assessment or premium installment is actually paid. In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the Lease Term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event to be consistent with the principles underlying the provisions of this Paragraph 3. In addition, Landlord shall have the right, from time to time, to equitably and consistently allocate and prorate some or all of the Operating Expenses and Taxes among different tenants and/or different buildings of the Project and/or on a building-by-building basis (the “Cost Pools”), adjusting Tenant’s Proportionate Share as to each of the separately allocated costs based on the ratio of the Rentable Area of the Premises to the Rentable Area of all of the premises to which such costs are allocated in Landlord’s reasonable and consistent discretion, in a manner consistent with the implementation of Cost Pools at Comparable Buildings. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project, and the retail space tenants of a building of the Project. Subject to this Paragraph 3 above, the Operating Expenses and Taxes within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable and consistent manner and shall not exceed, collectively between Cost Pools, one hundred percent (100%) of all such costs. Any material category of expense (including any new form of insurance) which is not reflected in the categories of expenses included in the Base Year shall not be included in Operating Expenses for any calendar year following the Base Year, unless (A) the Operating Expenses for the Base Year are appropriately adjusted to reflect the cost that would have been incurred for such categories of expense during the Base Year, if they had been provided or incurred during the entire Base Year as determined in accordance with sound real estate accounting practices consistently applied, (B) the cost is the result of a change in laws, rules or regulations occurring after the date of this Lease, (C) incurring such category of expense results in Operating Expenses being reduced by more than the cost incurred with respect to such category of expense, in which case such cost may be included in Operating Expenses, subject to the exclusions and limitations in Paragraph 3(e) above, (D) the Tenant requested the additional category of expense, or (E) any unforeseen categories that arise due to the Building being fully occupied by tenants. If Landlord, in any year after the Base Year, discontinues any category of expense that was provided in the Base Year, then for such period of time in which such category of expense is discontinued, Operating Expenses for the Base Year shall be decreased by the amount as determined in accordance with sound real estate accounting practices consistently applied, incurred for such category of expense throughout the Base Year.

(f) Prior to the commencement of each calendar year of the Lease Term following the Commencement Date, Landlord shall give to Tenant a written estimate of Tenant’s Proportionate Share of excess Operating Expenses and Taxes, if any, for the Project for the ensuing year which shall state such expenses in reasonable detail by major categories. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first day of each month. On or before April 1 after the end of each calendar year, Landlord shall furnish Tenant a statement indicating in reasonable detail such expenses by major general categories the excess of Operating Expenses and Taxes over the applicable Base Operating Expenses and Base Taxes for such period and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant’s estimated payments to Tenant’s actual share of such excess as indicated by such annual statement. Any payment due Landlord shall be payable by Tenant within thirty (30) days following demand from Landlord. Any amount due Tenant shall be credited against Rent installments next becoming due under this Lease or refunded to Tenant, if requested by Tenant or if the Lease has expired or been terminated. The failure of Landlord to timely furnish the statement for any calendar year shall not prejudice Landlord (provided that in the event that such failure continues for a period of six (6) months following receipt of notice from Tenant, Tenant may elect to seek specific performance) or Tenant from enforcing their rights under this Paragraph 3. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of Operating Expenses and Taxes for the calendar year in which this Lease terminates, Tenant shall pay to Landlord Tenant’s Proportionate Share of Operating Expenses and Taxes within thirty (30) days of Tenant’s receipt of an invoice therefor from Landlord, and if Tenant paid more as estimated Operating Expenses and Taxes than the actual Tenant’s Proportionate Share of Operating Expenses and Taxes, Landlord shall, within thirty (30) days after Landlord’s calculation thereof, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Paragraph 3 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Proportionate Share of any Operating Expenses and Taxes attributable to any calendar year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the applicable calendar year or the Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Proportionate Share of Operating Expenses and Taxes levied by any governmental authority or by any public utility companies at any time following the Expiration Date which are attributable to any calendar year (provided that Landlord delivers Tenant a bill for such amounts within two (2) years following Landlord’s receipt of the bill therefor).

(g) [Intentionally Deleted].

(h) Tenant shall pay prior to delinquency, all taxes and assessments (i) levied against any personal property, above-standard Alterations, above-standard tenant improvements (i.e., meaning a level of tenant improvements in excess of $71.35 per square foot of Rentable Area) or trade fixtures of Tenant in or about the Premises, and (ii) levied for any business, professional, or occupational license fees. If any such taxes or assessments are levied against Landlord or Landlord’s property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall within thirty (30) days following demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value.

(i) Except as otherwise provided herein, any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenant’s Proportionate Share of excess Operating Expenses and Taxes shall not constitute a waiver of its right to require an increase in Rent, or in any way impair the continuing obligations of Tenant under this Paragraph 3. In the event that Tenant disputes the amount of Additional Rent set forth in any annual statement or supplemental statement delivered by Landlord, Tenant shall have the right to cause an independent certified public accountant or lease audit firm (which accountant is a member of an accounting firm and is working on a non-contingency fee basis and such lease audit firm shall be subject to Landlord’s prior written approval) (“Tenant’s Auditor”), to inspect, copy, review and audit Landlord’s accounting records for the calendar year (and Base Year at any time during the Lease Term but no more than oe time during the Lease Term) covered by such statement or supplemental statement during normal business hours (“Tenant Review”). So long as the same is hired and works on a non-contingency fee basis, Landlord hereby approves “Cyberlease,” “BDO” and/or similar lease audit firms as Tenant’s Auditor. As a condition precedent to any such inspection, Tenant shall cause such Tenant’s Auditor to follow Landlord’s reasonable rules and regulations relating to such inspection that do not adversely affect the ability of Tenant’s Auditor to perform the audit in a reasonable manner, and, in any event, Tenant and the Tenant’s Auditor shall maintain in strict confidence any and all information obtained in connection with the Tenant Review and shall not disclose such information to any person or entity other than to the management personnel, lawyers, accountants, assignees and/or subtenants of Tenant (subject to such parties’ agreement to maintain such information confidential as set forth herein). Any Tenant Review shall take place in Landlord’s office at the Project or at such other location in Los Angeles County as Landlord may reasonably designate (provided, however, if such records are not located in Los Angeles County, then Landlord will provide an electronic copy of such records to Tenant’s Auditor), and Landlord will provide Tenant with reasonable access to personnel as is reasonably necessary for the Tenant Review, reasonable accommodations for such Tenant Review and reasonable use of such available office equipment, but may charge Tenant for telephone calls and photocopies at Landlord’s actual cost. Tenant shall provide Landlord with not less than thirty (30) days’ notice of its desire to conduct such Tenant Review. In connection with the foregoing review, Landlord shall furnish Tenant with such reasonable supporting documentation relating to the subject statement or supplemental statement as Tenant may reasonably request. In no event shall Tenant have the right to conduct such Tenant Review if Tenant is then in default under the Lease with respect to any of Tenant’s monetary obligations, including, without limitation, the payment by Tenant of all Additional Rent amounts described in the statement which is the subject of Tenant’s Review, which payment, at Tenant’s election, may be made under dispute. In the event that following Tenant’s Review, Tenant and Landlord continue to dispute the amounts of Additional Rent shown on Landlord’s statement or supplemental statement and Landlord and Tenant are unable to resolve such dispute, then upon Tenant’s written request therefor, a certification as to the proper amount of Additional Rent and the amount due to or payable by Tenant shall be made by an independent certified public accountant (the “Independent CPA”) mutually agreed to by Landlord and Tenant each acting in good faith; provided, however, if Landlord and Tenant are unable to agree then the parties shall select a certified public accountant who is a member of so called the “Big Four” certified public accounting firms (i.e., Deloitte, PwC, Ernst & Young and KPMG) who: (i)

shall have practiced as a certified public accountant for at least ten (10) years; and (ii) has not represented Landlord or Tenant during the preceding ten (10) year period. The decision of the Independent CPA shall be conclusive and binding upon both Landlord and Tenant. If the resolution of the parties’ dispute with regard to the Additional Rent shown on the statement or supplemental statement, pursuant to the decision of the Independent CPA reveals an error in the calculation of Tenant’s Proportionate Share of Operating Expenses and Taxes to be paid for such calendar year, the parties’ sole remedy shall be for the parties to make appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing. Any such payments shall be made within thirty (30) days following the resolution of such dispute; provided that if Landlord fails to make such payment within such time period, Tenant may treat any overpayments resulting from the foregoing resolution of such parties’ dispute as a credit against Rent until such amounts are otherwise paid by Landlord. Tenant shall be responsible for all costs and expenses associated with Tenant’s Review, and Tenant shall be responsible for all reasonable audit fees of Tenant, as well as attorney’s fees and related costs of both Landlord and Tenant relating to the decision of the Independent CPA (collectively, the “Costs”), provided that if the parties’ final resolution of the dispute involves the overstatement by Landlord of Operating Expenses and Taxes for such calendar year in excess of three percent (3%), then Landlord shall be responsible for all Costs, up to a maximum amount of $7,500. In the event that, within one (1) year following receipt of any particular statement or supplemental statement, as applicable, Tenant shall fail to submit the dispute to an Independent CPA as set forth above, then Tenant shall have no further right to conduct a Tenant Review with respect to the applicable statement or supplemental statement, as the case may be, or to dispute the amount of Additional Rent set forth in the applicable statement or supplemental statement, as applicable; provided, however, that, that in no event shall the foregoing constitute a waiver by Tenant to pursue any fraud claims against Landlord pertaining to Operating Expenses and Taxes to the extent allowable under applicable laws. Additionally, if following Tenant’s delivery to Landlord of a written request for a Tenant Review, Landlord fails to make its accounting records for the applicable calendar year (including the Base Year but only in connection with the one-time audit that Tenant is permitted to undertake with respect to the Base Year) reasonably available for such purpose in accordance with the terms above, then the review period set forth in this Paragraph 3 shall be extended one (1) day for each day that Tenant and/or Tenant’s Auditor, as the case may be, is so prevented from accessing such accounting records so long as Tenant contemporaneously advises Landlord in writing of its assertion that Landlord has failed to make its accounting records available. In no event shall the payment by Tenant of any Operating Expense or Taxes payment, or any amount on account thereof, preclude Tenant from exercising its rights under this Paragraph 3.

(j) Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of excess Operating Expenses and Taxes for the year in which this Lease terminates, Tenant shall within thirty (30) days following demand, pay any increase due over the estimated Operating Expenses and Taxes paid, and conversely, any overpayment made by Tenant shall be refunded to Tenant by Landlord within thirty (30) days of calculation.

(k) Tenant shall not be obligated to pay for Controllable Operating Expenses in any year to the extent they have increased by more than five percent (5%) per annum, compounded annually on a cumulative basis from the first calendar year during the Lease Term. For purposes of this Lease, Controllable Operating Expenses shall mean all Operating Expenses except for the total property management fee amount (to the extent such amount increases as a result of increases in rental as opposed to increases in the percentage used to determine the property management fee amount, which changes in such percentage shall be considered a Controllable Operating Expense), Taxes, insurance premiums, wages and salaries affected by the minimum wage, and utility costs for the Building and the Project. Controllable Operating Expenses shall be determined on an aggregate basis and not on an individual basis, and the cap on Controllable Operating Expenses shall be determined on Operating Expenses as they have been adjusted for vacancy or usage pursuant to the terms of the Lease.

(l) The Base Rent, Additional Rent, late fees, and other amounts required to be paid by Tenant to Landlord hereunder (including the excess Operating Expenses and Taxes) are sometimes collectively referred to as, and shall constitute, “Rent”.

4.	IMPROVEMENTS AND ALTERATIONS

(a) Except as expressly set forth in this Lease, including without limitation, the Work Letter, Landlord shall deliver the Premises to Tenant, and Tenant agrees to accept the Premises from Landlord in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation to refurbish or otherwise improve the Premises throughout the Lease Term; provided, however, and notwithstanding the foregoing to the contrary, to the extent not already completed as of the Effective Date of this Lease, Landlord’s sole construction obligations with respect to the Premises shall be to complete those items of Landlord’s Work set forth in Exhibit H attached hereto and incorporated herein for all purposes and those obligations of Landlord set forth in the Work Letter attached hereto as Exhibit B and any obligations expressly set forth in Paragraph 19(hh) below. Subject to Landlord’s reasonable regulations, restrictions and guidelines and applicable laws and subject to Landlord’s reasonable approval with respect to location and specifications, Tenant may core drill between the floors of the Premises (including the floor of the fourth floor of the Building) to install and service wire, conduit and cable that serve Tenant’s equipment in the Premises in accordance with, and subject to, the other terms and provisions of this Lease and Landlord’s rights hereunder with respect to such areas. Tenant shall be responsible for restoring any such core drills at the expiration or earlier termination of the Lease. Subject to applicable laws, codes ordinances and regulations and Landlord’s prior written reasonable approval, Tenant shall be permitted to use the internal stairwells in the Building between the floors of the Premises (including the right to install security on those doors such as card readers, provided that (i) such security installation is in compliance with all applicable laws, codes and ordinances, (ii) Landlord approves the plans and specifications with respect to such security systems, (iii) Tenant being obligated to provide Landlord with access cards for such security systems, and (iv) upon the expiration or earlier termination of the Lease Tenant shall be required to remove such security systems and restore the Building to the condition existing prior to such installation). Any costs associated with investigating code requirements and/or making improvements or alterations required by code in order for Tenant to utilize the internal stairways and install security equipment shall be paid for by Tenant.

(b) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Alterations”) shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld or conditioned and shall be granted or denied within fifteen (15) business days. Landlord’s consent shall be reasonably withheld with respect to proposed Alterations that (i) fail to comply with all applicable laws, ordinances, rules and regulations; (ii) are not compatible with the Building and its mechanical, electrical, HVAC and life safety systems; (iii) will interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (iv) adversely affects the structural portions of the Building; or (v) requires the construction of any other improvements or alteration that is visible from the exterior of the Premises (collectively, a “Design Problem”). Notwithstanding, Tenant shall have the right, without Landlord’s consent but upon fifteen (15) business days’ prior notice to Landlord, to make non-structural additions and alterations (“Non-Consent Alterations”) to the Premises, provided that such Non-Consent Alterations do not create a Design Problem and do not cost more than $75,000 in the aggregate in any calendar year. Tenant shall also have the right without prior notice at any time to install phone, computer and telecommunications lines and cabling that do not affect the Building systems and are located entirely within the Premises. The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Paragraph 4 unless otherwise expressly set forth in this Paragraph 4. In connection with the initial Tenant Improvements, Landlord hereby approves the space plan dated May 15, 2015 (the “Initial Space Plan”) that was furnished by Tenant to Landlord prior to the execution of this Lease and agrees that Tenant shall not be required to restore any of the Tenant Improvements shown on such Initial Space Plan; provided, however, except as otherwise provided in subparagraph (xi) of Exhibit H, Tenant hereby acknowledges and agrees that Tenant shall be solely responsible for all costs associated with or arising from the amount of occupants (or deemed occupancy per Laws) located on each floor of the Premises to the extent such costs result from an occupancy (or deemed occupancy) in excess of five (5) persons per 1,000 rentable square feet, including without limitation, those required by applicable Laws including ingress/egress requirements (whether such exiting requirements arise within the Premises or outside the Premises) except for item (xi) under Exhibit H which shall be Landlord’s responsibility, restroom upgrades (including, but not limited to, additional fixtures), and any other upgrades or modifications made to the Building, Common Areas and base building systems (e.g., HVAC). In no event does Landlord make any representation or warranty with respect to the suitability of the Initial Space Plan or if such Initial Space Plan complies with applicable Laws. Tenant shall cause, at its sole cost and expense, all Alterations to comply with commercially reasonable insurance requirements and with Laws and shall construct, at its sole cost and expense, any alteration or modification required by Laws as a result of any Alterations. All Alterations shall be constructed at Tenant’s sole cost and expense, in a first class and good and workmanlike manner by contractors reasonably acceptable to Landlord, which consent shall not be unreasonably withheld or conditioned and shall be granted or denied within fifteen (15) business days, and only good grades of materials shall be used consistent with the quality of the Building. All plans and specifications for any Alterations shall be submitted to Landlord for its approval, which approval shall not be unreasonably withheld or denied within fifteen (15) business days. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its actual out-of-pocket costs incurred in connection with such monitoring as Landlord is required to pay in connection with its then existing contractual relationship with its property management or construction manager. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Without limiting the other grounds upon which Landlord may refuse to approve any contractor or subcontractor, Landlord may take into account the desirability of maintaining harmonious labor relations at the Project; provided, however, Landlord agrees that Tenant shall have the right to cure any disharmony through maintenance of a duel gate system. Tenant shall not be required to engage union labor in connection with the Tenant Improvements or any Alterations; provided, however, if the identity of Tenant’s contractor creates any labor disharmony at the Building or Project, then Landlord may require Tenant to cease its construction activities until such labor disharmony is resolved; provided, however, Landlord agrees that Tenant shall have the right to cure any disharmony through maintenance of a dual gate system. Landlord may require that all life safety related work and mechanical, electrical and plumbing (ARC is hereby approved by Landlord) and roof related work to be performed by contractors reasonably designated by Landlord; provided, however, if such Landlord designated contractors are not providing commercially reasonable prices or are not reasonably available, then Landlord agrees to consult with such contractors in order to resolve such issues. Landlord shall have the right, in its sole discretion, to instruct Tenant to remove those improvements or Alterations from the Premises which (i) were not approved in advance by Landlord (except for Non-Consent Alterations, provided, however, such Non-Consent Alterations shall not be specialized to Tenant otherwise Landlord can require their removal), or (ii) were not built in substantial conformance with the plans and specifications approved by Landlord, as applicable. Furthermore, Landlord may, by written notice to Tenant at the time of consent and only for Alterations requiring Landlord’s consent (or with respect to any specialized Non-Consent Alterations), require Tenant, at Tenant’s expense, to remove any Alterations in the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to the condition existing prior to Tenant’s installation of the subject Alteration and/or fixture; provided, however, that (i) in no event shall Tenant be obligated to remove any general office Alterations or general office Tenant Improvements, and (ii) Landlord shall make such designation, if at all, concurrently with Landlord’s approval (if applicable) of the subject Alteration or Tenant Improvement (not shown on the Initial Space Plan). Landlord may only require the removal of any Alterations and/or initial Tenant improvements not shown on the Initial Space Plan to the extent the same consist of non-typical general office use improvements (the “Non-General Office Improvements”). For purposes of this Paragraph 4(b), the following is a non-exhaustive list of examples of non-typical general office use improvements that Landlord can require Tenant to remove and restore: personal baths and showers, rolling file systems, structural alterations, core drilled holes, server racks, security system, card access system, key pad door hardware, raised floor, heat pump, racking systems, classrooms, internal stairwell, high density filing systems, relocating call buttons, built-in workstations, supplemental HVACs, safe and vault areas, and audio/visual studio/stage. Except as set forth in the proceeding sentences, Tenant shall not be obligated to remove such Alterations at the expiration of this Lease. If at the time of consent to an Alteration and/or Tenant Improvement not shown on the Initial Space Plan, Landlord requires Tenant to remove such Alteration and/or Tenant Improvement not shown on the Initial Space Plan from the Premises, then Tenant, at Tenant’s sole cost and expense, shall promptly remove such Alteration and/or Tenant Improvement not shown on the initial Space Plan upon the termination of this Lease and Tenant shall repair and restore the Premises to its original condition as of the Commencement Date (or as of delivery with respect to any Tenant Improvements not shown on the Initial Space Plan), reasonable wear and tear and casualty excepted. Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord. If such Alterations will involve the use of or disturb Hazardous Materials existing in the Premises, Tenant shall comply with Landlord’s reasonable non-discriminatory rules and regulations concerning such Hazardous Materials. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord and consistent with the requirements of landlords of Comparable Buildings, protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord’s reasonable request, Tenant shall deliver to Landlord final lien waivers from all such contractors and subcontractors. Additionally, upon completion of any Alteration, Tenant shall provide Landlord, at Tenant’s expense, with a complete set of plans in reproducible form and specifications reflecting the actual conditions of the Alterations, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes. Tenant shall pay to Landlord, as additional rent, the reasonable third party costs of Landlord’s engineers and other consultants (but not Landlord’s in-

house personnel) for any required technical review of all plans, specifications and working drawings for the Alterations, within thirty (30) days after Tenant’s receipt of invoices either from Landlord or such consultants. In addition to such costs, Tenant shall pay to Landlord, within thirty (30) days after completion of any Alterations, the actual, reasonable extra costs incurred by Landlord for services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the Alterations to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

(c) Tenant shall keep the Premises, the Building and the Project free from any and all liens arising out of any Alterations or Tenant Improvements, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) business days following notice from Landlord of the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety reasonably acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify and defend each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

(d) NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

5.	REPAIRS

(a) Landlord shall maintain and keep in good repair, condition (consistent with Comparable Buildings) and operating order as part of Basic Services the structural portions of the Building, including the foundation, floor ceiling slabs, roof, curtain wall, sewer and water mains, exterior glass, glazing and mullions, exterior doors, columns, beams, shafts (including elevator shafts), stairs (other than internal stairwells installed by Tenant, if any), parking areas, stairwells (excluding internal stairwells installed by Tenant), escalators, elevator cabs, plazas, pavement, sidewalks, curbs, entrances (other than the entrances to a particular tenant’s premises), Common Area landscaping, men’s and women’s restrooms, Building mechanical, electrical and telephone closets and all Common Areas and the base building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems (including all plumbing connected to said facilities or systems) and other building systems and equipment which were not constructed by, and are not for the exclusive use of, Tenant. The foregoing notwithstanding: (i) Landlord shall not be required to repair damage to any of the foregoing to the extent caused by the negligence or willful misconduct of Tenant or it agents, employees or contractors, unless and except to the extent such damage is covered by insurance carried or required to be carried by Landlord hereunder; and (ii) the obligations of Landlord pertaining to damage or destruction by casualty shall be governed by the provisions of Paragraph 9. Landlord shall have the right but not the obligation to undertake work of repair that Tenant is required to perform under this Lease and that Tenant fails or refuses to perform within applicable notice and cure periods. All actual out of pocket costs incurred by Landlord in performing any such repair for the account of Tenant, plus an administrative fee equal to ten percent (10%) of such costs, shall be repaid by Tenant to Landlord within thirty (30) days of following demand. Except as expressly provided in Paragraph 9 of this Lease, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature). Landlord may install certain exterior clamshell or hangar doors (the “Exterior Window/Door”) on the exterior walls of the Building that can be opened from the interior of the Building. Such Exterior Window/Doors may be installed in one or more spaces leased to tenants of the Building. In the event the Premises contains an Exterior Window/Door, Tenant shall use commercially reasonable efforts to use and operate such Exterior Window/Door in accordance with the reasonable non-discriminatory rules and regulations adopted by Landlord for such Exterior Window/Doors from time to time;

provided, however, Landlord shall be responsible for the repair and maintenance of the Exterior Window/Door (and Tenant shall pay for such repair and maintenance costs to the extent such repairs or maintenance are due to Tenant’s misuse of such Exterior Window/Doors) and for insuring the same except as otherwise specifically provided herein. At all times outside of Business Hours (as defined in Paragraph 7(c)) and during any inclement weather, Tenant shall close such Exterior Window/Doors that are located in its Premises.

(b) Tenant, at its expense, (1) shall keep the non-structural interior portions of the Premises and all fixtures contained therein in good repair, condition (consistent with Comparable Buildings) and operating order, and (ii) shall bear the cost of maintenance and repair, by contractors reasonably approved by Landlord (which approval shall not be unreasonably withheld and shall be granted within fifteen (15) business days), of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the Premises, including, without limitation, non-base building lavatory (if any exclusively serve the Premises), non-base building shower (if any exclusively serve the Premises), non-base building toilet (if any exclusively serve the Premises), non-base building wash basin (if any exclusively serve the Premises) and kitchen facilities, and supplemental heating and air conditioning systems installed by Tenant or any sublessee or assignee of Tenant (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant). Tenant shall make all repairs to the Premises with replacements of any materials to be made by use of materials of consistent or better quality. Tenant shall do all decorating, remodeling, alteration and painting required by Tenant during the Lease Term. Tenant shall pay for the cost of any repairs to the Premises, the Building or the Project made necessary by any negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, unless and except to the extent such damage is covered by insurance carried or required to be carried by Landlord hereunder. If Tenant fails to make such repairs or replacements within applicable notice and cure periods, Landlord may at its option make such repairs or replacements, and Tenant shall within thirty (30) days following demand pay Landlord for the actual out-of-pocket cost thereof, together with an administration fee equal to ten percent (10%) of such costs.

(c) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a broom-clean condition, normal wear and tear and casualty excepted, with any Alterations or Tenant Improvements required to be removed pursuant to Paragraph 4 above (and any repairs and restoration arising from such removal completed). In addition to all other rights Landlord may have, in the event Tenant does not timely remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case Landlord may store or dispose of the same at Tenant’s expense, appropriate the same for itself, and/or sell the same in its discretion but in any event, in compliance with applicable Laws.

6.	USE OF PREMISES

(a) Tenant shall use the Premises only for general office consistent with a first class office building in the Playa Vista area and shall not use the Premises or permit the Premises to be used for any other purpose. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion. Except when and where Tenant’s right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by applicable Laws, or (iii) a specific provision set forth in this Lease, Tenant shall have the right of access to the Premises, the Building, the Project and the parking structure twenty-four (24) hours per day, seven (7) days per week during the Lease Term. Notwithstanding the foregoing, Tenant shall have the right, subject to compliance with all applicable provisions of this Lease, to use the Premises or portions thereof for the following specific purposes: (A) kitchens, pantries and dining rooms for the feeding of employees and guests of Tenant, but only to the extent consistent with typical general office use by office tenants in first-class office building projects and no such kitchens, pantries or dining rooms shall require any venting or include the preparation of foods other than food that is suitable for heating in a microwave (it being acknowledged that Tenant shall be responsible for any additional pest control that is necessary due to Tenant’s improper cleaning of such facilities); (B) recreation rooms for employees of Tenant; (C) vending machines and snack bars for the sale of food, confections, nonalcoholic beverages, newspapers and other convenience items to employees of Tenant so long as such vending machine and snack bar is not visible from the outside of the Premises; (D) business and mailroom machines, equipment for printing, producing and reproducing forms, circulars and other materials used in connection with the conduct of Tenant’s business; (E) libraries for employees of Tenant; (F) computer and other electronic data processing; (0) boardrooms and conference rooms; (H) training and testing rooms for employees of Tenant; and (1) facilities for storage of equipment and supplies in connection with the foregoing. Notwithstanding the foregoing, in no event shall any of the uses set forth in items (A) through (I), above, or any non-general office component of the permitted use, cause odors, sounds, sound-related vibrations or other odors, noise or vibrations to be smelled, heard or felt from outside the Premises in excess of the level of odors, noise and vibrations caused by typical general office use. Landlord and Tenant acknowledge and agree that nothing in this Lease shall prohibit Tenant from removing any TVs, a/v equipment, specialty items, furniture, equipment, free-standing cabinet work and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, at any time throughout the Lease Term, including if attached to the wall or floor for stability purposes (provided that Tenant repairs any damage resulting therefrom). Subject to Tenant, at its sole cost and expense, complying with all codes, ordinances, covenants, conditions, restrictions and applicable laws and obtaining any necessary permits or licenses related to the same, Tenant shall be permitted to serve alcoholic beverages to its employees and invitees (but in no event to the general public) within the Premises. Tenant shall be responsible for all increased insurance costs arising from the serving of alcholoic beverages within the Premises.

(b) Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises for any use in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, “Law” or “Laws”) and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law. At its sole cost and expense, Tenant shall, except as otherwise expressly provided in this Lease or in the Work Letter, promptly comply with all such applicable Laws and make all alterations to (A) the Premises, which alterations relate to (i) Tenant’s use of the Premises for other than general office purposes or (ii) the Tenant Improvements located in the Premises or any Alterations thereof, and (B) the base building (i.e., the areas for which Landlord is responsible for repair and maintenance), but as to the base building, only to the extent such alterations are triggered by non-general office Alterations made by Tenant to the Premises, or non-general office Tenant Improvements, or Tenant’s use of the Premises for a non-general office use. Landlord shall comply with all applicable Laws relating to the Project and base building, provided that compliance with such applicable Laws is not the responsibility of Tenant under this Lease. This Lease shall be subject to and Tenant shall comply with all Underlying Documents affecting the Premises, the Building or the Project of which have been provided to Tenant prior to execution of this Lease (provided, however, if Landlord fails to provide any Underlying Documents as of Tenant’s execution of this Lease, then Tenant shall provide written notice to Landlord and Landlord shall thereafter provide such Underlying Documents within five (5) business days after receipt of such written notice from Tenant); provided, further however, no new Underlying Documents or amendments entered into after the Date of this Lease to existing Underlying Documents shall materially, adversely (i) materially, adversely affect Tenant’s use of the Premises for the permitted use or use of or access to the Premises, Building, Project or the parking structure, (ii) materially, adversely affect Tenant’s rights under this Lease, or (iii) increase Tenant’s obligations under this Lease.

(c) Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for the Building or the Premises, and in the event that any architectural control committee or department of the state or the city or county in which the Project is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy Tenant shall, upon fifteen (15) business days’ notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise remedy such violation). The failure by Tenant to timely discontinue such use shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is or will continue to be lawful or permissible under any certificate of occupancy issued for the Building or the Premises, or otherwise permitted by Law.

(d) Tenant shall not do or permit to be done anything which may invalidate any fire, All Risk, Causes of Loss—Special Form or other insurance policy covering the Building, the Project and/or property located therein, shall pay for any increase in costs thereof solely resulting from Tenant’s use of the Premises, and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other organization performing a similar function. In addition to all other remedies of Landlord, Landlord may require Tenant, within thirty (30) days following demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant’s failure to comply with the provisions of this Paragraph 6.

(e) Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the Building or the Project. Tenant shall not use or allow the Premises to be used for any unlawful purpose or such other purpose inconsistent with the uses of tenants at Comparable Buildings, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Project. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with a density of greater than the lesser of (i) that shown in the Initial Space Plan (but subject to the terms of Paragraph 4(b) regarding Tenant’s obligations with respect to the costs arising from an occupancy (or deemed occupancy level) in excess of 5 persons per 1,000 rentable square feet per floor), or (ii) the maximum occupancy permitted by applicable Law. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in locations and in settings sufficient to absorb and prevent vibration, noise and annoyance to emanate from the Premises. Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises, the Building or the Project.

(f) Tenant shall take all steps it deems necessary to adequately secure the Premises (as opposed to the Building and Project) from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and shall reasonably cooperate with Landlord with respect to access control and other safety matters.

(g) As used herein, the term “Hazardous Material” means any (a) oil or any other petroleum-based substance, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Project or to persons on or about the Project or (ii) cause the Project to be in violation of any Laws; (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas; (c) chemical, material or substance defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, or “toxic substances” or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. §300, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Federal Hazardous Substances Control Act, as amended, 15 U.S.C. §1261, et seq.; and the Occupational Safety and Health Act, as amended, 29 U.S.C. §651, et seq.; Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316, 25501, and 25316 of the California Health and Safety Code; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Project or the owners and/or occupants of property adjacent to or surrounding the Project, or any other Person coming upon the Project or adjacent property; and (e) other chemicals, materials or substances which may or could pose a hazard to the environment. The term “Permitted Hazardous Materials” shall mean Hazardous Materials which are contained in ordinary office supplies and equipment of a type and in quantities typically used in the ordinary course of business within offices of similar size in the Comparable Buildings, but only if and to the extent that such supplies are transported, stored and used in full compliance with all applicable laws, ordinances, orders, rules and regulations and otherwise in a safe and prudent manner. Hazardous Materials which are contained in ordinary office supplies and equipment but which are transported, stored and used in a manner which is not in full compliance with all applicable laws, ordinances, orders, rules and regulations or which is not in any respect safe and prudent shall not be deemed to be “Permitted Hazardous Materials” for the purposes of this Lease.

(i) Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively referred to herein as “Tenant Affiliates”) shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant or by Tenant Affiliates without the prior written consent of Landlord (which may be granted, conditioned or withheld in the sole discretion of Landlord), save and except only for Permitted Hazardous Materials, which Tenant or Tenant Affiliates may bring, store and use in reasonable quantities for their intended use in the Premises, but only in full compliance with all applicable laws, ordinances, orders, rules and regulations. On or before the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all Hazardous Materials (including, without limitation, Permitted Hazardous Materials), regardless of whether such Hazardous Materials are present in concentrations which require removal under applicable laws, except to the extent that such Hazardous Materials were present in the Premises as of the Commencement Date and were not brought onto the Premises by Tenant or Tenant Affiliates. Tenant shall have no obligation to investigate or remediate any Hazardous Materials located in or as part of the base building as of the Date of this Lease or in any areas of the Project located outside the Premises that were not placed thereon or therein, or damaged, exacerbated (but only to the extent exacerbated) or disturbed by Tenant or any of Tenant’s agents, contractors, employees, licensees or invitees. Landlord covenants that during the Lease Term, Landlord shall not cause any Hazardous Materials to be introduced in, on or under the Project by Landlord, its agents, employees or contractors in violation of applicable Laws in effect at the time of such introduction and Landlord shall comply with all applicable Laws with respect to Hazardous Materials in accordance with, and as required by, the terms of this Lease. In addition, Operating Expenses shall not include the cost of remediation of any Hazardous Materials. For purposes of the preceding sentence, “costs of remediation” shall mean the costs associated with the investigation, testing, monitoring, containment, removal, remediation, cleanup and/or abatement of any release of any such Hazardous Materials as necessary to comply with any applicable Laws. Landlord and Tenant specifically agree that Tenant shall not be responsible or liable to Landlord or to other parties for any of Hazardous Materials which are released or brought in, on, under or about the Project by Landlord or Landlord’s agents, employees, representatives of contractors or by any non-Tenant Affiliate party (including without limitation, any other tenants or occupants of the Project and their agents, invitees, employees and contractors).

(ii) Tenant agrees to indemnify, defend and hold Landlord and its Affiliates (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, or any portion thereof caused by Tenant or Tenant Affiliates.

(iii) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or actions of Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant’s sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and reasonably approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and reasonably approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

(iv) Each of the covenants and agreements of Tenant set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease.

7.	UTILITIES AND SERVICES

(a) Landlord shall operate and manage the Project in a manner substantially consistent with Comparable Buildings and shall furnish, or cause to be furnished to the Premises, the utilities and services described in this Paragraph 7(a) on all days and at all times (unless otherwise stated below) during the Lease Term (collectively the “Basic Services”):

(i) City water from the regular Building outlets for drinking, drinking fountains (if any), lavatory and toilet purposes and for typical office kitchens within the Premises (“Water Service”) (it being agreed that the plumbing lines for distribution of such water from the point of supply on each floor to such other water fixtures being the responsibility of Tenant);

(ii) Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, air conditioning and ventilating (“HVAC Service”) when necessary for normal comfort for normal office use in the Premises and in compliance with applicable Law, from 8:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the “Business Hours”), except for the date of observation of New Year’s Day, President’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day and Christmas Day (collectively, the “Holidays”), which, subject to the terms of Paragraph 4(b). HVAC Service shall be operational and reasonably consistent with the HVAC service provided to Comparable Buildings assuming that all exterior openings of the Building are permanently closed;

(iii) Routine maintenance, repairs, structural and exterior maintenance (including, without limitation, exterior doors, glass and glazing), painting and electric lighting service for all Common Areas of the Project in the manner and to the extent consistent with the standards set forth in this Lease, subject to the limitation contained in Paragraph 5(a) above;

(iv) Janitorial service on a five (5) day week basis, excluding Holidays, in and about the Premises, substantially in accordance with the specifications attached hereto as Exhibit K and made a part hereof (subject to changes so long as such changes are reasonably consistent with janitorial services being provided at Comparable Buildings) and Landlord shall provide exterior window washing services in a matter at least twice annually;

(v) Adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment, provided that (i) the consumed electricity resulting from the incidental use equipment does not exceed an average of five (5) watts per rentable square foot of the Premises, calculated during Building Hours, on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) two hundred eight (208) volts, and (ii) the consumed electricity resulting from Tenant’s lighting fixtures does not exceed an average of one and one-half (1.5) watts per rentable square foot of the Premises, calculated during Building Hours, upon a monthly basis, and the electricity so furnished for Tenant’s lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to applicable laws and regulations (“Electrical Service”). Replacement of lamps, starters and ballasts for Building standard lighting fixtures within the Premises shall be included in Operating Expenses. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises;

(vi) Public elevator service serving the floors on which the Premises are situated, at all times (other than with respect to any temporary shutdowns required for routine and customary maintenance or due to applicable Laws);

(vii) Landlord shall provide reasonable access control services for the Building seven (7) days per week, twenty-four (24) hours per day, in a manner consistent with the Landlord’s operations standard and Comparable Buildings; provided, however, the Project shall have manned security officers at the Building for sixteen (16) hours each day Monday—Friday (excluding Holidays). Access to the Building is monitored with a key card system, which must be scanned at the elevator cabs. Landlord shall have the roving security guard available, after Building Hours (excluding Holidays) for the Project, which security guard shall upon request and subject to availability escort employees and invitees of Project occupants from the Building to the adjacent parking structure and such escort service shall be based on the availability of such person (provided that Landlord shall use commercially reasonable efforts to make such person available) and offered to Project occupants on a reasonably equitable basis. Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building or Project of any person.. In addition, if Tenant requests security in addition to the security set forth in this Paragraph 7(a)(vii), then Tenant shall pay all costs associated with any such additional security (and if any other tenant or occupant requests the substantially additional security measures, then Landlord shall equitably prorate the additional costs of such additional security based on the respective Rentable Area being leased by each such tenant); and

(viii) Landlord shall provide Tenant with appropriate contact information that Tenant may contact in the event of an emergency at the Premises or Building twenty-four (24) hours per day, seven (7) days per week (whether or not during Business Hours).

(b) Landlord shall provide to Tenant, upon written request and at Tenant’s sole cost and expense (and subject to the limitations hereinafter set forth) the following extra services (collectively the “Extra Services”):

(i) Such extra cleaning and janitorial services requested by Tenant, and agreed to by Landlord, for special improvements or Alterations;

(ii) Subject to Paragraph 7(d) below, additional air conditioning and ventilating capacity required by reason of any equipment or areas of Premises requiring supplemental systems;

(iii) Electric service in excess of that which Landlord is obligated to supply as part of Basic Services at Landlord’s actual cost thereof, without markup for profit or overhead;

(iv) Heating, ventilation, or air conditioning provided by Landlord to Tenant (i) during hours other than Business Hours, (ii) on Saturdays (after Business Hours), Sundays, or Holidays, said heating, ventilation and air conditioning to be furnished at Tenant’s sole control on demand and Tenant shall pay to Landlord Landlord’s standard charge for overtime HVAC on an hourly basis (which such standard charge being equal to $75.00 per hour per floor, as such charge may increase based on the actual percentage increase in Landlord’s costs to provide such overtime HVAC (i.e., the cost of electricity and associated labor, etc.). There shall be no minimum usage requirement, no start up charges and such after-hours HVAC services can be requested without advance notice to Landlord;

(v) Any Basic Service in amounts exceeding the amounts required to be provided above, but only if Landlord elects to provide such additional or excess service. Tenant shall pay Landlord the cost of providing such additional services (or an amount equal to Landlord’s reasonable estimate of such cost, if the actual cost is not readily ascertainable) together with an administration fee equal to five percent (5%) of such cost, within thirty (30) days following presentation of an invoice therefore by Landlord to Tenant; provided, however, there shall be no administrative fee charged with respect to (i) any after hours HVAC service requested or used by Tenant, (ii) any excess electricity usage utilized by Tenant, or (iii) any additional service that is on a recurring basis (i.e., meaning that if Tenant requests an additional service to be performed automatically on a recurring basis, then the administrative fee shall be charged for the initial request, however, with respect to each automatic occurrence of such additional service in the future being performed without an additional request from Tenant, there shall be no administrative fee charged). The cost chargeable to Tenant for all extra services shall constitute Additional Rent; and

(vi) So long as Tenant does not create a Design Problem and subject to the terms and conditions of this Paragraph 7(b)(v), Tenant, at its cost and expense, shall be permitted to install stand alone supplemental HVAC equipment (i.e., such equipment shall not be tied into the Building HVAC system and shall not receive chilled or condenser water) in the Premises (the “Supplemental HVAC”). Such Supplemental HVAC shall be delineated on plans and specifications first submitted to and approved by Landlord, such approval of Landlord to be granted or withheld in Landlord’s reasonable discretion so long as the Supplemental HVAC does not create a Design Problem, and Tenant shall be solely responsible for the cost thereof. To the extent approved by Landlord on the plans and specifications presented by Tenant and so long as no Design Problem is created, no Building system is adversely affected and adequate space is available, Tenant shall be permitted to install such Supplemental HVAC either in a mechanical room constructed by Tenant within the Premises or on the roof of the Building and any such rooftop installation shall be subject to the restrictions and conditions set forth in Paragraph 19(nn) below (Tenant hereby acknowledges that it has been advised that there is no room available in the mechanical room of the Building so that Tenant cannot install its Supplemental HVAC equipment in such rooms). In the event Tenant desires any Supplemental HVAC, Landlord may, at its option but at Tenant’s cost and expense, install and maintain a submeter or lapse time meter or similar device for such Supplemental HVAC (the “Supplemental HVAC Submeter”). If so installed, Tenant shall pay to Landlord the actual cost of electrical service provided to such Supplemental HVAC. Throughout the Lease Term, Tenant shall install, use, operate and maintain the Supplemental HVAC and Supplemental HVAC Submeter, all at Tenant’s sole cost and expense. All rights and remedies of Landlord under this Lease shall apply in the event Tenant fails to perform Tenant’s obligations hereunder with respect to such Supplemental HVAC. Tenant shall reimburse Landlord, within thirty (30) days after receipt of an invoice, for all of the costs incurred by Landlord in connection with the installation of the Supplemental HVAC and Supplemental HVAC Submeter. The Supplemental HVAC Submeter shall be read periodically and Tenant shall be responsible for and shall pay Landlord for all electrical costs incurred based on the readings of the Supplemental HVAC Submeter, said payment to be due and payable within ten (10) days following each demand therefor.

(c) Tenant agrees to reasonably cooperate at all times with Landlord and to comply with all reasonable non-discriminatory regulations and requirements which Landlord may from time to time prescribe for the use of the utilities and Basic Services described herein, so long as Landlord does not decrease the Basic Services required hereunder or increase Tenant’s costs (other than as expressly permitted hereunder). Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements but Landlord shall use commercially reasonable efforts to ensure compliance.

(d) If Tenant requires utilities or services in quantities greater than or at times other than that required to be furnished by Landlord as set forth above, Tenant shall pay to Landlord, upon receipt of a written statement therefor, Landlord’s actual charge for such use without markup for profit or overhead (except as otherwise expressly permitted herein). In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord’s reasonable judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, subject to the conditions stated below, Landlord shall proceed to install the same at the sole cost of Tenant, payable within thirty (30) days following demand. The installation of such facilities shall be conditioned upon Landlord’s reasonable consent, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Project, and (iii) shall not cause or create a dangerous or hazardous condition or interfere with or disturb other tenants in the Building. In the case of any additional utilities or services to be provided hereunder, Landlord may require a switch and metering system to be installed so as to measure the amount of such additional utilities or services. The actual cost of installation, maintenance and repair thereof shall be paid by Tenant within thirty (30) days following demand. Notwithstanding the foregoing, Landlord shall have the right to contract with any utility provider it deems appropriate to provide utilities to the Project.

(e) Except as otherwise provided in Paragraph (1) below, Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein for any reason (other than Landlord’s sole negligence or willful misconduct), including, without limitation, when caused by accident, breakage, water leakage, flooding, repairs, Alterations or other improvements to the Project, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any other cause beyond Landlord’s control. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers to the extent consistent with Comparable Buildings. Except as otherwise provided in Paragraph (f) below, no such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall use commercially reasonable efforts to attempt to restore all services promptly and to minimize interference with Tenant’s business in the Premises in connection with the performance of any non-emergency work and further agree to provide Tenant with at least twenty-four (24) hours prior written notice of any planned shutdowns of electrical power within the Building or any planned shutdowns by the utility serving the Building (to the extent Landlord has notice thereof) excluding emergency shut downs for which Landlord is unable to provide such notice). Subject to the covenants set forth in Paragraph 7(a)(ii) and Exhibit H hereof (which in no event shall such provisions be deemed to contain any representations of Landlord), no representation is made by Landlord with respect to the adequacy or fitness of the Building’s ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services.

(f) The term “Essential Services” shall mean: (a) Water Service, (b) HVAC Service, (c) Electrical Service, (d) at least one method of access at all times to the Premises by Tenant’s employees, and (e) at least one (1) functional elevator that provides access to the floors on which the Premises are located. If: (i) Landlord ceases to furnish any Essential Service to the Premises for a period in excess of five (5) consecutive business days after Tenant notifies Landlord of such cessation (the “Interruption Notice”); (ii) such cessation of an Essential Service is either (A) caused by an event in Landlord’s reasonable control or (B) is otherwise caused by an event covered by Landlord’s rent loss insurance, and in either such case not the result of any breach of this Lease by Tenant or other negligent or otherwise wrongful act or omission of Tenant; (iii) such cessation of an Essential Service is not caused by a fire or other casualty (in which case Paragraph 9 shall control); and (iv) as a result of such cessation of an Essential Service, the Premises, or a material portion thereof, is rendered untenantable, then Tenant, as its sole and exclusive remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the sixth (6th) consecutive business day of such cessation and ending on the day when the Essential Service in question has been restored; provided that in the event the entire Premises has not been rendered untenantable by the cessation in Essential Service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises (which shall be based on a ratio of the square feet of Rentable Area rendered untenantable to all of the Rentable Area leased by Tenant) so rendered untenantable.

8.	NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

(a) Except to the extent caused by Landlord or Landlord’s Affiliates’ negligence or willful misconduct and subject to the waiver of subrogation, Landlord shall not be liable for any injury, loss or damage suffered by Tenant or to any person or property occurring or incurred in or about the Premises, the Building or the Project from any cause. Without limiting the foregoing, except to the extent caused by Landlord’s or Landlord’s Affiliates’ negligence or willful misconduct and subject to the waiver of subrogation, neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, “Affiliates”) shall be liable for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraph 9 and Paragraph 10 of this Lease and except as otherwise provided in this Lease, including Paragraph 7(f)) for (i) any damage to Tenant’s property stored with or entrusted to Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project or from any other cause whatsoever, (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Project, or (v) except as otherwise provided in this Lease, any latent or other defect in the Premises, the Building or the Project, except for damage to property which Landlord insures or is required to insure pursuant to the terms and conditions of this Lease and except for injury to persons to the extent caused by the negligence or willful misconduct of the Landlord or Landlord Affiliates. To the extent Landlord does not have knowledge of the same, Tenant shall give prompt notice to Landlord in the event of (i) the occurrence of a fire or accident in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof. This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease.

(b) Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, trustees, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, “Landlord Indemnitees”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity (“Claims”), directly or indirectly arising out of, caused by, or resulting from (in whole or part) (1) Tenant’s construction of, or use, occupancy or enjoyment of, the Premises, (2) any activity, work or other things done, permitted or suffered by Tenant and its agents and employees in or about the Premises, (3) any breach or default in the performance of any of Tenant’s obligations under this Lease, (4) any negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees, or (5) any damage to Tenant’s property, or the property of Tenant’s agents, employees, contractors, business invitees or licensees, located in or about the Premises (collectively, “Liabilities”), provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord or the Landlord’s Indemnitees in connection with Landlord’s or Landlord’s Indemnitees’ activities in the Building or the Project (except for damage to the Tenant Improvements, Alterations, and/or Tenant’s personal property, fixtures, furniture and equipment in the Premises, to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease for any such Tenant Improvements, Alterations or personal property, fixtures, furniture or equipment), and Landlord hereby so indemnifies, defends, protects and holds Tenant and Tenant’s Affiliates harmless from any such claims and from claims to the extent resulting from a breach of the terms of this Lease by Landlord; provided further that because Landlord is required to maintain property insurance on the Building and the Project and Tenant compensates Landlord for such property insurance as part of Tenant’s Proportionate Share of Operating Expenses and because of the existence of waivers of subrogation set forth in this Lease, Landlord hereby indemnifies, defends, protects and holds Tenant harmless from any Claim to any property to the extent such Claim is covered by such Landlord’s property insurance (or would have been covered if Landlord had carried the property insurance required hereunder), even if resulting from the negligent acts, omissions, or willful misconduct of the Tenant’s Affiliates. Similarly, since Tenant must carry insurance pursuant to this Paragraph 8 to cover its personal property within the Premises, the Tenant Improvements, and the Alterations, Tenant hereby indemnifies and holds Landlord harmless from any Claim to any property within the Premises, to the extent such Claim is covered by such insurance (or would have been covered if Tenant had carried the insurance required hereunder), even if resulting from the negligent acts, omissions or willful misconduct of the Landlord or Landlord Affiliates. Pursuant to this Paragraph 8, Tenant’s agreement to indemnify, defend, protect and hold Landlord harmless, and Landlord’s agreement to indemnify, defend, protect and hold Tenant harmless are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to this Lease to the extent such policies cover the results of such acts, omissions or willful misconduct. Should Landlord or Tenant be named as a defendant in connection with a Claim which the subject party is to be indemnified by the other party pursuant to the terms hereof, the indemnifying party shall pay the indemnified party’s actual and reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. Notwithstanding anything in this Lease to the contrary, nothing in this Lease shall impose any obligations upon Landlord or Tenant to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages, other than those consequential damages incurred by Landlord in connection with (i) a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, and (ii) any repair, physical construction or improvement work performed by or on behalf of Tenant in the Project. This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease.

(c) Tenant shall promptly advise Landlord in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Tenant, at Tenant’s expense, shall assume on behalf of each and every Landlord Indemnitee and conduct with due diligence and in good faith the defense thereof with counsel reasonably approved by Landlord; provided, however, that any Landlord Indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by Tenant to fully perform in accordance with this Paragraph within applicable notice and cure periods, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may so perform, but all costs and expenses so incurred by Landlord in that event shall be reimbursed by Tenant to Landlord, together with interest on the same at the interest rate equal to the floating commercial loan rate announced from time to time by Wells Fargo Bank, a national banking association, or its successor, as its prime rate, plus 2% per annum (the “Interest Rate”) from the date any such expense was paid by Landlord until reimbursed by Tenant. Landlord shall promptly advise Tenant in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Landlord, at Landlord’s expense, shall assume on behalf of each and every Tenant indemnitee and conduct with due diligence and in good faith the defense thereof with counsel reasonably approved by Tenant; provided, however, that any Tenant indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by Landlord to fully perform in accordance with this Paragraph within applicable notice and cure periods, Tenant, at its option, and without relieving Landlord of its obligations hereunder, may so perform, but all costs and expenses so incurred by Tenant in that event shall be reimbursed by Landlord to Tenant, together with interest on the same at the Interest Rate from the date any such expense was paid by Tenant until reimbursed by Landlord. The indemnification provided in Paragraph 8(b) shall not be limited to damages, compensation or benefits payable under insurance policies, workers’ compensation acts, disability benefit acts or other employees’ benefit acts.

(d) Insurance.

(i) Tenant Insurance Requirement. Tenant, at Tenant’s expense, agrees to keep in force during the Term of this Lease:

(A) Commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, property damage and liquor liability coverage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises and the Project. Such insurance shall afford, at a minimum, the following limits:

Each Occurrence	$1,000,000
General Aggregate	2,000,000
Products/Completed Operations Aggregate	1,000,000
Personal and Advertising Injury Liability	1,000,000
Fire Damage Legal Liability	100,000
Medical Payments	5,000

Any general aggregate limit shall apply on a per location basis. Tenant’s commercial general liability insurance shall include Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives, as additional insureds. This coverage shall be written on the most current ISO CGL form (or its equivalent), shall include contractual liability, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke, or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision. Such insurance shall cover any claims arising from any dogs brought onto the Project by any of Tenant’s employees, agents or sublessees.

(B) Business automobile liability insurance covering owned, hired and non-owned vehicles with minimum limits of $1,000,000 combined single limit per occurrence.

(C) Workers’ compensation insurance in accordance with the laws of the state in which the Premises are located with employer’s liability insurance in an amount not less than $1,000,000.

(D) Umbrella/excess liability insurance, on an occurrence basis, that applies excess of the required commercial general liability, business automobile liability, and employer’s liability policies with the following minimum limits:

Each Occurrence	$4,000,000
Annual Aggregate	$4,000,000

Umbrella/Excess liability policies shall contain an endorsement stating that any entity qualifying as an additional insured on the insurance stated in the Schedule of Underlying Insurance shall be an additional insured on the umbrella/excess liability policies, and that they apply immediately upon exhaustion of the insurance stated in the Schedule of Underlying Insurance as respects the coverage afforded to any additional insured. The umbrella/excess liability policies shall also provide that they apply before any other insurance, whether primary, excess, contingent or on any other basis, available to an additional insured on which the additional insured is a named insured (which shall include any self-insurance), and that the insurer will not seek contribution from such insurance.

(E) Property insurance “the equivalent of causes of loss special form” including flood, windstorm, theft, sprinkler leakage, earthquake sprinkler leakage ($500,000 limit) and boiler and machinery coverage (i) on all of Tenant’s trade fixtures, furniture, inventory and other personal property in the Premises, and (ii) on any alterations, additions, or improvements made by Tenant upon the Premises all for the full replacement cost thereof. Notwithstanding the foregoing, in no event shall Landlord be liable for any damages to Tenant’s trade fixtures, furniture, inventory and other personal property in the Premises, and on any alterations, additions, or improvements made by Tenant upon the Premises arising from any earthquake or similar casualty. Tenant shall use the proceeds from such insurance under item (ii) for the restoration of Tenant’s improvements, alterations, and additions to the Premises. Landlord shall be named as loss payee with respect to alterations, additions, or improvements on the Premises where the tenant cannot remove at the end of the lease term wherein ownership then reverts to the landlord.

(F) Business income and extra expense insurance with limits not less than one hundred percent (100%) of all income and charges payable by Tenant under this lease for a period of twelve (12) months.

(G) Landlord and Tenant acknowledge that Tenant shall have the right to cover its insurance requirements set forth in this Paragraph 8(d)(i) with a combination of general liability, umbrella insurance and blanket coverages, provided that the amounts (based upon the general liability policy and the allocations of the umbrella policy) and other conditions required to be satisfied by the terms of this Paragraph 8 are satisfied by such coverages.

(ii) Insurer Rating; Certificates of Insurance. All policies required to be carried by Tenant hereunder shall be issued by an insurance company licensed or authorized to do business in the state in which the Property is located with a rating of at least “A-: X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage on behalf of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives and any policies of Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives shall be non contributory. Certificates of insurance, reasonably acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery or possession of the Premises and ten (10) days following each renewal date. Certificates of insurance shall evidence that Landlord, its trustees, officers, directors, members, agents, and employees, Landlord’s mortgagees, and Landlord’s representatives are included as additional insureds on liability policies and that Landlord is included as loss payee on the property insurance as stated in Paragraph 8(d)(E) above. Tenant shall give Landlord and each of the other additional insureds at least ten (10) days prior written notice of cancellation, non-renewal or material change in coverage.

(A) In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant in this Lease, prior to the Commencement Date and thereafter during the Lease Term, within ten (10) days following Landlord’s request thereof, and ten (10) days prior to the expiration of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable within thirty (30) days of receipt of written invoice thereof.

(B) The limits of insurance required by this Lease, or as carried by Tenant and Landlord hereunder, shall not limit the liability of Landlord or Tenant or relieve Landlord or Tenant of any obligation thereunder, except to the extent provided for under Paragraph 8(e) below. Any deductibles selected by Tenant shall be the sole responsibility of Tenant, except as otherwise provided herein.

(C) Tenant insurance requirements set forth in this Paragraph 8(d) are based upon current industry standards. Landlord reserves the right to require additional coverage or to increase limits as industry standards change, but in no event in excess of the amounts and types of insurance then being required by landlords of Comparable Buildings from tenants comparable in size to Tenant.

(D) Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that such contractor carries commercial general liability, business automobile liability, umbrella/excess liability, worker’s compensation and employers liability coverages in substantially the same forms as required of the Tenant under this Lease and in amounts reasonably approved by Landlord and/or Landlord’s property manager and consistent with the requirements of Comparable Buildings. Contractor shall include Landlord, its trustees, officers, directors, members, agents and employees, Landlord’s mortgagees and Landlord’s representatives as additional insureds on the liability policies required hereunder.

All policies required to be carried by any contractor shall be issued by and binding upon an insurance company licensed or authorized to do business in the state in which the Project is located with a rating of at least “A-: X” or better as set forth in the most current issue of Best’s Insurance Reports, unless otherwise approved by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, Tenant shall give Landlord and each of the other additional insureds with at least thirty (30) days’ prior written notice of any cancelation, non-renewal or material change in Tenant’s insurance coverage. The above requirements shall apply equally to any subcontractor engaged by contractor.

(iii) Landlord Insurance. Landlord shall procure and maintain the following:

(A) Property insurance “the equivalent of causes of loss special form” on the Project; provided, however, any Landlord who is not the originally named Landlord hereunder shall provide such property insurance on the Project (including the base building) and the Project during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage and all other risks normally covered under “special form” policies as well as commercial general liability insurance including a commercial broad form endorsement or the equivalent in the amount of at least Five Million Dollars ($5,000,000.00) against claims of bodily injury, personal injury or property damage arising out of Landlord’s operations, assumed liabilities (including the liabilities assumed by Landlord under this Lease), contractual liabilities, or use of the Building, Project, Common Areas and adjacent parking structure. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine, provided that to the extent consistent with the practices of landlords of Comparable Buildings, such coverage shall (i) be for full replacement of the Building and the Project in compliance with all then existing applicable Laws; (ii) provide for rent continuation insurance equal to not less than twelve (12) months’ rent; and (iii) be with companies and have policies meeting the criteria set forth in Paragraph 8(ii) of this Lease. Notwithstanding the foregoing provisions of this Paragraph 8(iii), the coverage and amounts of insurance carried by Landlord in connection with the Building shall at a minimum be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings. Landlord shall not be obligated to insure any furniture, equipment, trade fixtures, machinery, goods, or supplies which Tenant may keep or maintain in the Premises or any alteration, addition, or improvement which Tenant may make upon the Premises. In addition, Landlord may elect to secure and maintain rental income insurance. If the annual cost to Landlord for such property or rental income insurance exceeds the standard rates because of the nature of Tenant’s operations, Tenant shall, upon receipt of appropriate invoices, reimburse Landlord for such increased cost.

(B) Commercial general liability insurance, which shall be in addition to, and not in lieu of, insurance required to be maintained by Tenant. Tenant shall not be included as an additional insured on any policy of liability insurance maintained by Landlord.

(e) Mutual Waivers of Recovery. Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Project (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Project, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT. If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Paragraph 8, in addition to any remedies the other party may have under this Lease, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto (provided that nothing contained herein shall be construed as granting Landlord or Tenant the right to self-insure the obligations set forth in this Paragraph 8).

(f) Business Interruption. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.

(g) Adjustment of Claims. Tenant shall reasonably cooperate with Landlord and Landlord’s insurers in the adjustment of any insurance claim pertaining to the Building or the Project or Landlord’s use thereof.

(h) Increase in Landlord’s Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies solely resulting from Tenant’s non-general office use or occupancy of the Premises (including, without limitation, any increase in insurance costs relating to the construction and use of the Kitchen Area (as defined in Paragraph 19(rr) below) and any improvements being constructed on the Rooftop Deck (as defined in Paragraph 19(hh) below)).

(i) Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder if not cured within five (5) business days, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease within the applicable five (5) business day period set forth in this Paragraph 8(i), Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the Default Rate.

9. FIRE OR CASUALTY

(a) Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction (excluding Tenant’s Alterations, trade fixtures, equipment and personal property, which Tenant shall be required to restore, except as provided in Paragraph 9(b) below) and this Lease shall continue in full force and effect. Notwithstanding the foregoing, Landlord’s obligation to rebuild, repair or restore the Premises shall not apply to any personal property or other similar items installed or contained in the Premises.

(b) To the extent Landlord does not have actual knowledge of same, Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises, the base building or any Common Areas serving or providing access to the Premises or adjacent parking structure shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Paragraph 9(b), restore the base building and such Common Areas. Such restoration shall be to substantially the same condition of the base building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other applicable Laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed reasonably desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises, the adjacent parking structure and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Paragraph 8(d)(i)(E) of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and Alterations installed in the Premises and shall return such Tenant Improvements and Alterations to their original condition; provided that if the actual cost of such repair by Landlord (based on competitive pricing without any profit or mark-up to Landlord or its affiliates but subject to Landlord’s reasonable, actual out-of-pocket management fee) exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the excess cost of such repairs shall be paid by Tenant to Landlord on a progress payment basis during Landlord’s repair of the damage. Tenant’s insurance proceeds shall be disbursed for all costs and expenses incurred by Landlord in connection with the repair of any such damage to the Tenant Improvements and Alterations pursuant to a disbursement procedure mutually approved by Landlord and Tenant. As long as the Tenant Improvements and Alterations in the Premises are rebuilt, Tenant shall be entitled to retain any portion of the proceeds of its insurance described in Paragraph 8(d)(i) in excess of the cost of such restoration. Landlord shall use commercially reasonable efforts to minimize any such inconvenience, annoyance or interference to Tenant resulting from Landlord’s repair of any damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, if this Lease does not terminate pursuant to this Paragraph 9, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Alterations installed in the Premises and shall return such Tenant Improvements and Alterations to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, if this Lease does not terminate pursuant to Paragraph 9 below or for any other reason, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the non-affiliated independent third party contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or the Tenant parties, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary for Tenant to reasonably conduct Tenant’s permitted use, and the Premises (or a portion thereof) are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for the permitted use, the Rent shall be abated (including, in the event that Tenant performs such repairs, abatement during a commercially reasonable period of build-out time (not to exceed ninety (90) days plus sixty (60) days for planning and permitting) and a weekend to move-in) in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for the permitted use bears to the total rentable square feet of the Premises; provided, further, if the Premises is damaged such that the remaining portion thereof is not sufficient to allow Tenant to conduct its business operations from such remaining portion and Tenant does not conduct its business operations therefrom, Landlord shall allow Tenant a total abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the permitted use, and not occupied by Tenant as a result of the subject damage (including, in the event that Tenant performs such repairs, abatement during a commercially reasonable period of build-out time (not to exceed ninety (90) days plus sixty (60) days for planning and permitting) and a weekend to move-in). In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith. Notwithstanding the terms of Paragraph 9 of this Lease above, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if (a) the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, (b) Landlord elects to terminate the leases of all other tenants of the Project similarly affected by the damage and destruction and (c) one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within three hundred sixty-five (365) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof in excess of the “Landlord Contribution,” as that term is defined below, be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered, except for the Landlord Contribution, by Landlord’s insurance policies (or by the insurance Landlord is required to carry under this Lease); or (iv) if, after good-faith due diligent efforts, Landlord has not obtained appropriate governmental approvals for reconstruction of the Project, Building or Premises; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of a licensed architect or contractor reasonably selected by Landlord (the “Restoration Estimate”), be completed within three hundred sixty-five (365) days after the damage or destruction is discovered (which period shall be subject to extension for up to sixty (60) days as a result of an event of force majeure), Tenant may, within thirty (30) days following Landlord’s election to rebuild and/or restore the Premises, Building and/or Project, elect to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than ninety (90) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within the later of three hundred sixty five (365) days following the date of discovery of the damage or the timeframe set forth in the Restoration Estimate, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days nor more than ninety (90) days following the end of each such month. At any time, from time to time, after the date occurring sixty (60) days after the date the damage is discovered, Tenant may request that Landlord provide Tenant with a certificate from the architect or contractor described above setting forth such architect’s or contractor’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within fifteen (15) business days. For purposes of this Paragraph 9, the “Landlord Contribution” shall mean $2,000,000.00. In the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, and, in the reasonable judgment of Landlord, the damage or destruction to the Premises or Building cannot be repaired by the date which occurs fifty percent (50%) of the way through the then remaining Lease Term, then notwithstanding anything contained in this Paragraph 9, either Landlord or Tenant shall have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate one hundred twenty (120) days after the date of such notice, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building or the Project. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

10.	EMINENT DOMAIN

In the event the whole of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking. In the event a Taking of a portion of the Project, the Building or the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord’s operation thereof, Landlord may terminate this Lease upon thirty (30) days’ written notice to Tenant given at any time within sixty (60) days following the date of such Taking; provided, however, that (i) Landlord shall only have the right to terminate this Lease as provided herein if Landlord terminates the leases of all tenants in the Building similarly affected by the taking, and (ii) to the extent that the Premises are not adversely affected by such taking and Landlord continues to operate the Building as an office building, Landlord shall not terminate this Lease. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, to the extent of proceeds paid to Landlord as a result of the Taking, with reasonable diligence, use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) the Premises (other than Tenant’s personal property and fixtures, and above-standard tenant improvements) to a complete, functioning unit. In such case, the Base Rent and Additional Rent shall be reduced proportionately based on the portion of the Premises so taken. If all or any portion of the Premises is the subject of a temporary Taking of less than one hundred eighty (180) days, this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken or if access to Tenant’s Premises is permanently blocked as a result of such Taking, Tenant, by providing written notice within thirty (30) days following the notice of such Taking, shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. All Rent shall be apportioned as of the date of such termination. Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority. This Paragraph 10 shall be Tenant’s sole and exclusive remedy in the event of a Taking. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a Taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a Taking.

11.	ASSIGNMENT AND SUBLETTING

(a) Except as otherwise provided herein, Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld and shall be granted or denied within twenty (20) business days. Any such attempted assignment, subletting, license, mortgage, other encumbrance or other use or occupancy without the consent of Landlord shall, at Landlord’s option, be null and void and of no effect. Except as otherwise provided herein, any mortgage, or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license for any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant or an affiliate of Tenant (“Tenant Affiliate”)), (B) a sale of corporate shares of capital stock in Tenant or in a Tenant Affiliate in connection with an initial public offering of Tenant’s or such Tenant Affiliate’s stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock, interests or assets of Tenant or in a Tenant Affiliate, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger, consolidation or other reorganization of Tenant or a Tenant Affiliate during the Lease Term, shall not be deemed a transfer requiring Landlord’s consent under this Paragraph 11 or be subject to this Paragraph 11(e) (any such assignee or sublessee described in items (A) through (D) of this Paragraph 11 hereinafter referred to as a “Transfer Assignee”), provided that (i) Tenant notifies Landlord at least thirty (30) days following the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or Transfer Assignee as set forth above, (ii) Tenant is not in monetary default, beyond any applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) no assignment or sublease relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, (iv) the liability of such Transfer Assignee under either an assignment or sublease shall be joint and several with Tenant, and (v) the tangible net worth (exclusive of good will) of such Transfer Assignee is at least equal to the tangible net worth of the Tenant immediately prior to the date of such transfer. An assignee of Tenant’s entire interest in this Lease who qualifies as a Transfer Assignee may also be referred to herein as a “Transfer Assignee.” “Control,” as used in this Paragraph 11, shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of more than fifty percent (50%) of the voting interest in, any person or entity.

(b) No assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information reasonably requested by Landlord relating to the proposed assignee or sublessee, all pertinent information reasonably requested by Landlord relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the Tenant and proposed assignee or subtenant. Within twenty (20) business days after receipt of such pertinent information, Landlord shall either (i) provide its consent with respect to such proposed assignment or sublease, or (ii) reasonably withhold its consent of such proposed assignment or sublease. Any assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

(c) [Intentionally Deleted].

(d) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:

(i) The assignee or sublessee (or any affiliate of the assignee or sublessee) is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease;

(ii) The intended use of the Premises by the assignee or sublessee is not for the permitted use hereunder;

(iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building or materially adversely affect any Building system or otherwise create a density on any given floor in the Premises that is greater than the density as set forth in the Initial Space Plan (i.e., the densities on each floor in the Initial Space Plan are different and Landlord shall be permitted to reasonably deny its consent if the density on a particular floor will increase from what is shown in the Initial Space Plan for such floor);

(iv) Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Project with regard to the identity of tenants, usage in the Building, or similar matters (provided, that if Landlord asserts this basis as the reason for denying its consent then Landlord shall advise Tenant of such fact and, subject to applicable confidentiality agreements binding on Landlord, shall provide Tenant with the applicable excerpt of such agreement);

(v) The assignee or sublessee (or any affiliate of the assignee or sublessee) is then negotiating with Landlord or has negotiated with Landlord within the previous nine (9) months, or is a current tenant or subtenant within the Building or Project, and Landlord has comparable space in the Project available for lease (or will have such space available for lease in the next nine (9) months);

(vi) The transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project as reflected by the then-existing tenants of the Project and Comparable Buildings with respect to comparable space;

(vii) The proposed sublease would result in more than seven (7) subleases of separately demised portions of the Premises (provided, however, in no event shall any floor (other than the fourth (411) floor of the Building which may be subject to three (3) subleases) be subject to more than two (2) subleases) being in effect at any one time during the Lease Term or require the installation of more than one common area corridor in the aggregate (it being acknowledged that in the case any common area corridor is constructed that Tenant shall be responsible for all costs associated with such common area corridor and, in the event Tenant exercises its cancellation option in accordance with Addendum Three attached hereto, Landlord shall have the right to require Tenant to remove the common area corridor at the expiration of the Lease) and require Tenant to restore the Premises to the condition prior to the installation of such common area corridor);

(viii) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease; or

(ix) The proposed assignee or sublessee intends to use the Premises as offices of any agency or bureau of the United States or any state or political subdivision thereof or offices or agencies of any foreign government or political subdivision thereof.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Notwithstanding any contrary provision of this Lease, Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed assignment or sublease and Tenant’s sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment or the expedited arbitration procedure specified in the Paragraph below. Any attempted sublease or assignment in violation of this Paragraph 11 is voidable at Landlord’s option.

In the event Tenant claims that Landlord unreasonably withheld its consent to a proposed sublease or assignment by Tenant, Tenant shall send Landlord a written notice within five (5) business days of Landlord’s decision to withhold consent (the “Dispute Notice”), specifying the grounds on which Tenant claims the consent was unreasonably withheld and electing to have the dispute resolved by arbitration as hereinbelow provided (the “Expedited Arbitration”). In the Dispute Notice, Tenant shall designate an arbitrator of its selection who meets the qualifications provided below. Within five (5) business days after receipt of the Dispute Notice, Landlord shall notify Tenant of its selection of an arbitrator who meets the qualifications provided below. Landlord’s and Tenant’s arbitrators shall then select a third, neutral arbitrator who meets the qualifications provided below. The Expedited Arbitration shall be held at such neutral arbitrator’s office. Each of the arbitrators shall (1) have at least ten (10) years’ experience in either managing Class A office buildings or representing owners in the leasing of Class A office buildings, (2) not have represented Landlord or Tenant during the preceding five years, and (3) have general experience and competence in determining the issue at hand. The Expedited Arbitration shall be held on a mutually agreeable date which shall be no less than ten (10) business days and no more than twenty (20) business days after Landlord’s receipt of the Dispute Notice. The Expedited Arbitration shall be conducted in accordance with the rules of the American Arbitration Association and the scope of the arbitrators’ inquiry and determination shall be strictly limited to whether Landlord has been reasonable in withholding its consent to the proposed sublease or assignment. The determination of the majority of the arbitrators shall be conclusive and binding upon the parties and shall be made within five (5) business days after completion of the hearing. The unsuccessful party shall pay all of the fees and expenses of the three (3) arbitrators charged in connection with the Expedited Arbitration but each party shall be responsible to pay its own legal fees and costs. In the event the arbitrators find that Landlord unreasonably withheld its consent to the proposed sublease or assignment, Tenant may proceed with the proposed sublease or assignment provided Tenant complies with all the terms and conditions of this Lease. The arbitrators’ decision may be entered as a final judgment in the court records of the applicable jurisdiction.

(e) Except as otherwise provided herein, if any Tenant is a corporation, partnership or other entity that is not publicly traded on a recognized national stock exchange, any transaction or series of related or unrelated transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization, any withdrawal or admission of a partner or change in a partner’s interest, or any issuance, sale, gift, transfer or redemption of any capital stock of or ownership interest in such entity, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of such Tenant, shall be deemed to be an assignment of this Lease subject to the provisions of this Paragraph 11. The term “control” as used in this Paragraph 11(e) means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant. Any transfer of control of a subtenant which is a corporation or other entity shall be deemed an assignment of any sublease, subject to the terms of this Paragraph 11. Notwithstanding anything to the contrary in this Paragraph 11(e), if the original Tenant under this Lease is a corporation, partnership or other entity, a change or series of changes in ownership of stock or other ownership interests which would result in direct or indirect change in ownership of less than fifty percent (50%) of the outstanding stock of or other ownership interests in such Tenant as of the date of the execution and delivery of this Lease shall not be considered a change of control.

(f) Notwithstanding any assignment or subletting, Tenant and any guarantor (if any) or surety of Tenant’s obligations under this Lease (if any) shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease. If Landlord consents to a transfer (specifically excluding events under Paragraph 11(a) for which consent is not required), as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Paragraph 11(f), actually received by Tenant from such transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable (in lieu or in addition to rent) by such transferee in connection with the transfer (as opposed to the sale of Tenant’s business) in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (a) any improvement allowance or other economic concession (space planning allowance, moving expenses, etc.,) paid to the sublessee or assignee or the cost of improvements constructed by Tenant in connection therewith; (b) any broker’s commission incurred by Tenant in connection with the transfer; (c) reasonable attorneys’ fees incurred by Tenant in connection with the negotiation and documentation of the transfer; (d) any lease takeover costs incurred by Tenant in connection with the transfer; (e) any fees charged by Landlord and incurred by Tenant in connection with the transfer; and (f) costs of advertising and marketing such subject space incurred by Tenant in connection with the transfer (collectively, “Subleasing Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by transferee to Tenant in connection with such transfer (as opposed to the sale of Tenant’s business), and any payment in excess of fair market value for services rendered by Tenant to transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to transferee in connection with such transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the transfer. Notwithstanding anything contained herein to the contrary, under no circumstances shall Landlord be paid any Transfer Premium until Tenant has recovered all Subleasing Costs for such subject space, it being understood that if in any year the gross revenues, less the deductions set forth and included in Subleasing Costs, are less than any and all costs actually paid in assigning or subletting the affected space (collectively, “Transaction Costs”), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from net revenues with the procedure repeated until a Transfer Premium is achieved

(g) If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage or pledge of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder beyond applicable notice and cure periods, Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(h) if Tenant effects an assignment or sublease or requests the consent of Landlord to any proposed assignment or sublease, then Tenant shall, within thirty (30) days following demand and as a condition to Landlord’s consent (if Landlord provides such consent), pay Landlord any reasonable attorneys’ and paralegal fees and costs incurred by Landlord in connection with such assignment or sublease or request for consent not to exceed $2,500.00 in aggregate per request. Acceptance of reimbursement of Landlord’s attorneys’ and paralegal fees shall in no event obligate Landlord to consent to any proposed assignment or sublease.

(i) Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

(j) The joint and several liability of the Tenant named herein and any immediate and remote successor-in-interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement that modifies any of the rights or obligations of the parties under this Lease, (b) stipulation that extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease.

(k) Notwithstanding anything in this Lease to the contrary, Tenant may from time to time and upon at least ten (10) days prior written notice to Landlord but without Landlord’s consent, subject to all of the provisions of the Lease, permit up to 10,000 square feet of the Rentable Area of the Premises to be used or occupied by individuals or entities having a relationship with Tenant (each such desk or office space user, a “Desk Space User”); provided, that (A) each Desk Space User shall use the Premises in accordance with all of the provisions of this Lease (including providing evidence that each such Desk Space User carries the insurance reasonably required by Landlord), and only for the use expressly permitted pursuant to the Lease, (B) in no event shall the use of any portion of the Premises by a Desk Space User create or be deemed to create any right, title or interest of such Desk Space User in any portion of the Premises or the Lease (other than that as a licensee or sublessee) and in no event shall the space of such Desk Space User be separately demised, (C) such “desk sharing” arrangement shall terminate automatically upon the termination of the Lease, and (D) Tenant shall receive no rent or other payment or consideration for the use or occupancy of any space in the Premises by any Desk Space User in excess of an allocable share of the Rent payable by Tenant under the Lease, provided, however, Tenant may receive payment in excess of such allocable share to the extent relating to additional services being sold by Tenant to such Desk Space User. Notwithstanding anything in this Paragraph 11(k) to the contrary, in no event shall Tenant permit an individual or entity to occupy the Premises as a Desk Space User as a subterfuge to avoid the requirements of this Paragraph 11 with respect to requesting Landlord’s consent for a particular sublease.

12.	DEFAULT

(a) Events of Default. The occurrence of any one or more of the following events shall constitute an “event of default” or “default” (herein so called) under this Lease by Tenant: (i) Tenant shall fail to pay Rent or any other rental or sums payable by Tenant hereunder within five (5) business days after Landlord notifies Tenant of such nonpayment; (ii) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than monetary failures as specified in Paragraph 12(a)(i) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (15) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord; (iii) the making by Tenant of any general assignment for the benefit of creditors, (iv) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days), (v) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days, (vi) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days; or (vii) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution which are not halted or reversed within sixty (60) days.

Any notice sent by Landlord to Tenant pursuant to this Paragraph 12(a) shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161.

(b) Landlord’s Remedies: Termination. In the event of any event of default by Tenant beyond applicable notice and cure periods, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder and Landlord shall have all the rights and remedies of a Landlord provided by Section 1951.2 of the California Civil Code. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, as allowed under applicable Laws.

As used in subparagraph (i) and subparagraph (ii) of Paragraph 12(b) above, the “worth at the time of award” is computed by allowing interest at the Default Rate (as defined below). As used in subparagraph (iii) of Paragraph 12(b) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c) Landlord’s Remedies; Re-Entry Rights. In the event of any event of default by Tenant beyond applicable notice and cure periods, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Paragraph 5(c) of this Lease or any other procedures permitted by applicable Law. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 12(c), and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(d) Continuation of Lease. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any event of default by Tenant beyond applicable notice and cure periods, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

(e) Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of Rent. If Tenant shall fail to pay any sum of money (other than Base Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue beyond applicable notice and cure periods (except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances), Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within thirty (30) days after demand therefor as Additional Rent.

(f) Interest. If any monthly installment of Rent or Operating Expenses or Taxes, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Default Rate from the date due until paid. All interest, and any late charges imposed pursuant to Paragraph 12(g) below, shall be considered Additional Rent due from Tenant to Landlord under the terms of this Lease. The term “Default Rate” as used in this Lease shall mean the lesser of (A) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in the State, as its “prime rate” or “reference rate”, plus five percent (5%), or (B) the maximum rate of interest permitted by Law.

(g) Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any monthly installment of Base Rent, Additional Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed to secure debt, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, if any monthly installment of Base Rent, Additional Rent or any other amount payable by Tenant hereunder is not received by Landlord within five (5) days following notice same is past the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

(h) Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Paragraph 12 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 12 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

(i) Tenant’s Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for Rent.

(j) Costs Upon Default and Litigation. Tenant shall pay to Landlord and its mortgagees as Additional Rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel reasonably approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

13.	ACCESS; CONSTRUCTION

Subject to the terms of this Lease, Landlord reserves from the leasehold estate hereunder, in addition to all other rights reserved by Landlord under this Lease, the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises. Subject to the terms of this Lease, Landlord also reserves the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Project in a manner and in locations which do not unreasonably interfere with Tenant’s use of or access to the Premises. In addition, subject to the terms of this Lease, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord’s free access thereto, or materially interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations. Landlord shall at all reasonable times, and upon twenty-four (24) hours written notice to Tenant (or oral notice to Tenant’s office manager), except in the case of an emergency in which case no notice shall be required, and during the last four (4) months of the Lease Term only one (1) hour prior notice is required to enter the Premises to (1) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of non-responsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building systems. Notwithstanding anything to the contrary contained in this Paragraph 13, Landlord may enter the Premises at any time to (A) perform standard services required of Landlord, including janitorial service; (B) take possession due to a default by Tenant in the manner provided herein; and (C) subject to the terms of Paragraph 12(e), above, perform any covenants of Tenant which Tenant fails to perform. Landlord may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for emergencies, any such entry shall be performed in an expeditious manner so as not to unreasonably interfere with Tenant’s use of the Premises. Landlord use commercially reasonable efforts to schedule entries into the Premises under this Paragraph 13 with Tenant (except entries under items (A) and (B), above) so that Tenant, at Tenant’s option, may provide a representative to accompany Landlord. Landlord agrees to take no photographs of any active work areas in the Premises without Tenant’s prior consent and agrees that any information obtained by any entry into the Premises by Landlord or its employees, agents or contractors shall be kept strictly confidential. Even in an emergency situation, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s business operations. For such purposes, subject to the terms of this Paragraph 13, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant’s vaults and safes and Secured Areas (as defined below), access to which shall be provided by Tenant upon Landlord’s reasonable request). Landlord shall have the right to use any and all reasonable means which Landlord may deem reasonably proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Project, without any interruption or abatement in the payment of Rent by Tenant except as otherwise expressly provided herein. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease. Tenant shall be granted access to the Premises twenty-four (24) hours per day, every day of the year, provided that such access shall: (i) be in accordance with all reasonable security measures as may be imposed by Landlord from time to time and as are generally applicable to tenants of the Project and their invitees; and, (ii) be subject to restrictions on access recommended or imposed as a result of an emergency. Notwithstanding anything to the contrary set forth in this Paragraph 13, subject to Landlord’s reasonable approval as to the size of the areas, Tenant may designate certain limited areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency or in connection with alterations to the premises of another tenant of the Building subject to Landlord’s compliance with the terms of this Paragraph 13. Landlord shall not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Building structure and/or the Building systems; (ii) as required by applicable Laws, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval.

14.	Intentionally Deleted.

15.	Intentionally Deleted.

16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

(a) Concurrently with Landlord’s and Tenant’s execution and delivery of this Lease, Landlord shall deliver to Tenant a fully executed non-disturbance agreement in the form of Exhibit F attached hereto and made a part hereof from all existing ground lessors, if any, and mortgagees. Landlord and Tenant agree that the form of non-disturbance agreement attached hereto as Exhibit F is a commercially reasonable form, and that the provision of the same to Tenant will satisfy the obligation set forth in the prior sentence. Subject to Tenant’s receipt of such non-disturbance agreement, as well as the non-disturbance agreements below, Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds to secure debt, deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Project, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, subject to the terms of this Paragraph 16, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor-in-interest to Landlord at the option of such successor-in-interest. Furthermore, subject to the terms of this Paragraph 16, Tenant shall within fifteen (15) days of demand therefor execute any commercially reasonable instruments or other documents which may be reasonably required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within fifteen (15) days of demand therefor a commercially reasonable subordination of lease or subordination of deed of trust or mortgage; the failure to do so by Tenant within such time period shall be a default hereunder; provided, however, the new landlord or the holder of any Security Document shall agree that Tenant’s quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this Lease beyond applicable notice and cure periods. Notwithstanding anything to the contrary contained in this Paragraph 16, in consideration of, and as a condition precedent to, Tenant’s agreement to permit its interest pursuant to this Lease to be subordinated to any particular future ground or underlying lease of the Building or the Project or to the lien of any mortgage or trust deed, first encumbering the Building or the Project following the date of this Lease and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement executed by the landlord under such ground lease or underlying lease or the holder of such mortgage or trust deed.

(b) If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, at the election of such ground lessor, master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining). Subject to the terms of this Paragraph 16, Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale.

(c) [Intentionally Deleted].

(d) Tenant shall, upon not less than ten (10) business days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser or investor, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Base Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the actual knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit D-1 is hereby approved by Tenant for use pursuant to this subparagraph (d); however, at Landlord’s option, Landlord shall have the right to use other commercially reasonable forms for such purpose. Tenant’s failure to execute and deliver such statement within such time shall, at the option of Landlord, constitute a default under this Lease and, in any event, shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrances thereof or any assignee of any such encumbrance upon the Building or the Project.

(e) Landlord shall, upon not less than ten (10) business days’ prior notice by Tenant, execute, acknowledge and deliver to Tenant a statement in writing certifying to those facts for which certification has been requested by Tenant or any current or prospective purchaser or investor, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (1) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Base Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the actual knowledge of Landlord, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Landlord may have knowledge. The form of the statement attached hereto as Exhibit D is hereby approved by Landlord for use pursuant to this subparagraph (d); however, at Tenant’s option, Tenant shall have the right to use other commercially reasonable forms for such purpose. If Landlord fails to execute such certificate within such ten (10) business day period, then Tenant shall send a second written notice (the “Estoppel Second Notice”) to Landlord specifying in bold, ail-capital typeface at the top of such notice as follows: “LANDLORD’S FAILURE TO RESPOND TO THE REQUEST FOR AN ESTOPPEL CERTIFICATE WITHIN FIVE (5) BUSINESS DAYS AFTER THIS SECOND NOTICE SHALL BE A LANDLORD DEFAULT UNDER THE TERMS OF THIS LEASE.” If Landlord fails to execute and deliver such statement within such time shall constitute a default under this Lease.

17.	SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY

(a) In the event of a sale or conveyance by Landlord of the Building or the Project, Landlord shall be released from any and all liability under this Lease thereafter arising to the extent such obligations have been assured by the transferee. If the Security Deposit has been deposited by Tenant to Landlord prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.

(b) Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant (unless another time period is set forth in this Lease); provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Project and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Notwithstanding anything in this Lease to the contrary, provided that Tenant is not in default beyond applicable notice and cure periods, in the event either (a) there occurs a default by Landlord hereunder (following the applicable notice and cure period provided in the preceding Paragraph above) which materially impairs or interferes with Tenant’s use of the Premises or (b) Landlord defaults under its obligations hereunder and such default creates an emergency condition (i.e., meaning a condition that creates an imminent and substantial risk of personal injury or substantial property damage) and Landlord fails to commence to cure such emergency condition within five (5) business days after written notice (the “Emergency Notice”) from Tenant identifying such emergency condition, then, provided Tenant has given Landlord written notice in addition to any notice required in the preceding Paragraph with respect to non-emergency conditions or the Emergency Notice with respect to emergency conditions (“Landlord’s Second Notice”) specifying in reasonable detail such default and containing in bold upper case letters (in 16 point font or larger) the phrase “FINAL REQUEST • TENANT ENTITLED TO SELF HELP REMEDY UNDER LEASE”), and Landlord either (i) fails to commence to cure such default within fifteen (15) business days for non-emergency conditions or two (2) business days for emergency conditions (plus any number of days that Landlord’s ability to commence such cure is delayed or interrupted by Tenant or by Force Majeure) after receipt of Landlord’s Second Notice, or (ii) commences to cure such default within fifteen (15) business days for non-emergency conditions or two (2) business days for emergency conditions (plus any number of days that Landlord’s ability to commence such cure is delayed or interrupted by Tenant or by Force Majeure) after receipt of Landlord’s Second Notice but thereafter fails to diligently (subject to delays or interruptions caused by Tenant or occasioned by Force Majeure) prosecute such cure to completion, then and in such event, or (iii) fails to dispute in good faith (with reasons stating the basis of its dispute) Tenant’s rights to self-help within fifteen (15) business days for non-emergency conditions or two (2) business days for emergency conditions after receipt of the Landlord’s Second Notice, Tenant may take commercially reasonable actions to cure such a default by Landlord, in which event Landlord shall reimburse Tenant for the reasonable out-of-pocket costs and expenses incurred and paid by Tenant in connection therewith (“Tenant’s Self-Help Costs”) within thirty (30) days after Tenant’s delivery to Landlord of an invoice therefor, together with reasonable supporting documentation for such reasonable costs and expenses. The Landlord’s Second Notice described above shall not be delivered until after the expiration of the cure period set forth in the preceding Paragraph above. The above self-help right shall not apply to any circumstance to which Paragraph 9 of this Lease is applicable, and shall only be applicable so long as the tenant hereunder is the Tenant who originally executed this Lease, or a Transfer Assignee. Tenant shall not be entitled to enter into the premises of any other tenants of the Project in connection with the exercise of Tenant’s herein provided self-help right, and Tenant shall be responsible for the costs of repairing any damage to the Project, and for the costs of any adverse impact on any warranty covering the Project, that Tenant causes by exercising Tenant’s remedies under this Paragraph 17(b). Any costs that Tenant owes pursuant to the immediately preceding sentence shall be reimbursed to Landlord by Tenant within thirty (30) days after Tenant receives written notification of such costs.

In the event that the obligations of Landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the Bankruptcy Code, then notwithstanding any provision of this Lease to the contrary, Tenant shall have the right to set off against the Rent next due and owing under this Lease (a) any and all damages caused by such non-performance of Landlord’s obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (b) any and all damages caused by the non-performance of Landlord’s obligations under this Lease following any rejection of this Lease in accordance with Section 365 of the Bankruptcy Code.

(c) Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, trustees, members or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, trustees, members or shareholders of Landlord or against Landlord’s members or partners or against any other persons or entities having any interest in Landlord, or against any of their personal assets for satisfaction of any liability with respect to this Lease. Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Project (including rent, sales, condemnation and insurance proceeds), and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its partners, directors, officers, trustees, members, shareholders or any other persons or entities having any interest in Landlord. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease.

(d) As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice under the provisions of Paragraph 17(b) to each beneficiary under a Security Document encumbering the Project of whom Tenant has received written notice (such notice to specify the address of the beneficiary). In the event Landlord shall fail to cure any breach or default within the time period specified in subparagraph (b), then prior to the pursuit of any remedy therefor by Tenant (except for the remedies set forth in Paragraph 7(f) and the second and third paragraphs of Paragraph 17(b)), each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within such period, then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such thirty (30) day period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings).

18.	PARKING; COMMON AREAS

(a) Tenant shall have the right, but not the obligation except as set forth in Item 13 of the Basic Lease Provisions, to rent the number of parking passes located in the parking areas of the Project specified in Item 13 of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers, employees, sublessees and assignees only. Except as otherwise provided herein, Landlord reserves the right, at any time upon written notice to Tenant, to designate the location of Tenant’s parking passes as determined by Landlord in its reasonable and non-discriminatory discretion. The use of such passes shall be subject to the reasonable and non-discriminatory rules and regulations adopted by Landlord from time to time for the use of the parking areas. Landlord further reserves the right to make such reasonable non-discriminatory changes to the parking system as Landlord may deem necessary or reasonable from time to time; i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single or double stall parking spaces, and valet assisted parking. Except as otherwise expressly agreed to in this Lease, Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas reasonably designated by Landlord from time to time in the Project’s parking areas. Landlord may require execution of a commercially reasonable agreement with respect to the use of such parking areas by Tenant and/or its officers, employees, sublessees and assignees in form reasonably satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees and other users permitted under this Lease. A default by Tenant, its officers or employees in the payment of such charges, the compliance with such rules and regulations, or the performance of such agreement(s) shall constitute a default by Tenant hereunder, subject to applicable notice and cure periods. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those reasonably designated by Landlord for such activities. If Tenant repeatedly permits or allows any of the prohibited activities described in this Paragraph, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable within thirty (30) days following demand by Landlord.

(b) Subject to subparagraph (c) below and the remaining provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, fire vestibules, restrooms (excluding restrooms on any full floors leased by a tenant), mechanical areas, ground floor corridors, elevators and elevator foyers, electrical and janitorial closets, telephone and equipment rooms, loading and unloading areas, the Project’s plaza areas, if any, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project as are reasonably designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, agents, representatives, licensees and invitees (“Common Areas”). The use of such Common Areas shall be subject to the reasonable and non-discriminatory rules and regulations contained herein and the provisions of any covenants, conditions and restrictions affecting the Building or the Project, subject to the terms of this Lease. Tenant shall keep all of the Common Areas free and clear of any obstructions created by Tenant or resulting from Tenant’s operations, and shall use the Common Areas only for normal activities, parking and ingress and egress by Tenant and/or subtenant or assignee and its and/or their employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Project. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons. Landlord reserves the right in good faith to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Project (including the Premises) and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, that (1) there shall be no unreasonable permanent obstruction of access to or use of the Premises resulting therefrom, and (ii) Landlord shall use commercially reasonable efforts to minimize any interruption with Tenant’s use of or access to the Premises, Building, Project or parking structure; provided, further, however, that any such additions shall not increase Tenant’s monetary andlor materially increase Tenant’s non-monetary obligations under this Lease unless such additions are required by applicable Laws, or intended to help improve the security and/or safety of the tenants of, or the visitors to, the Project. Except as otherwise provided in this Lease, the manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord, provided that Landlord shall maintain and operate the same substantially consistent with the Comparable Buildings and the use thereof shall be subject to such reasonable, non-discriminatory rules, regulations and restrictions as Landlord may make from time to time, which rules and regulations shall not be unreasonably or discriminatorily modified or enforced in a manner which shall materially interfere with the conduct of Tenant’s permitted use from the Premises or Tenant’s use of or access to the Premises or the adjacent parking structure. So long as Landlord provides Tenant with prior written notice (provided that such notice shall not be required in the event of an Emergency), Landlord, in Landlord’s reasonable discretion, reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, so long as such changes do not change the nature of the Project to something other than a first class office building project or materially affect Tenant’s use of the Premises for the permitted use. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas. This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, ground leases, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Project or any part thereof.

(c) Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the term “Project” for purposes of allocating and calculating Operating Expenses and Taxes so as to include or exclude areas as Landlord shall from time to time reasonably determine in a manner consistent with Comparable Buildings and so long as consistently applied with respect to Operating Expenses and Taxes and so long as Tenant’s obligations under this Lease are not increased as a result thereof (including any appropriate gross-up of the Base Year). In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Expenses and Taxes) to be on a common or shared basis to both the Project (i.e., the area with respect to which Operating Expenses and Taxes are determined) and adjacent areas not included within the Project, so long as the basis on which the cost of such amenities, services or utilities is allocated to the Project is determined on an arms-length basis or some other basis reasonably determined by Landlord in a manner consistent with Comparable Buildings and so long as consistently applied with respect to Operating Expenses and Taxes and so long as Tenant’s obligations under this Lease are not increased as a result thereof (including any appropriate gross-up of the Base Year). In the case where the definition of the Project is revised for purposes of the allocation or determination of Operating Expenses and Taxes, Tenant’s Proportionate Share shall be appropriately revised to equal the percentage share of all Rentable Area contained within the Project (as then defined) represented by the Premises. Landlord shall have the reasonable right to determine which portions of the Project and other areas, if any, shall be served by common management, operation, maintenance and repair so long as it is in a manner consistent with Comparable Buildings and so long as consistently applied with respect to Operating Expenses and Taxes and so long as Tenant’s obligations under this Lease are not increased as a result thereof.

19.	MISCELLANEOUS

(a) Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.

(b) Waiver. No waiver by Landlord or Tenant of any provision of this Lease or of any breach by Landlord or Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Landlord or Tenant. Landlord’s or Tenant’s consent to or approval of any act by the other requiring Landlord’s or Tenant’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of their consent to or approval of any subsequent act of the other. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord. Tenant’s payment of any Rent hereunder shall not constitute a waiver by Tenant of any breach or default by Landlord under this Lease nor shall Landlord’s payment of monies due Tenant hereunder constitute a waiver by Landlord of any breach or default by Tenant under this Lease.

(c) Notices. Any notice, demand, request, consent, approval, disapproval or certificate (“Notice”) required or desired to be given under this Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery or by a nationally recognized overnight delivery service (such as Federal Express or UPS) providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Section 19(c) (or attempted if said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the address specified in Item 14 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant and if to Tenant, at the Premises. Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph; provided, however, no notice of either party’s change of address shall be effective until fifteen (15) days after the addressee’s actual receipt thereof. For the purpose of this Lease, Landlord’s counsel may provide Notices to Tenant on behalf of Landlord and such notices shall be binding on Tenant as if such notices have been provided directly by Landlord.

(d) Access Control. Subject to Paragraph 7(a)(vii) above, Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Project, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING OR THE PROJECT, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE PROJECT, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD, IF ANY. Tenant shall provide such supplemental security services and shall install within the Premises such supplemental security equipment, systems and procedures as may reasonably be required for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with any security provided by Landlord. The determination of the extent to which such supplemental security equipment, systems and procedures are reasonably required shall be made in the sole judgment, and shall be the sole responsibility, of Tenant. Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the safety or security of the Premises or the Project or any part thereof or the extent or effectiveness of any security measures or procedures now or hereafter provided by Landlord, and further acknowledges that Tenant has made its own independent determinations with respect to all such matters.

(e) Storage. Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (i) Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor, and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord’s reasonable judgment, be adequate to light said space as storage space.

(f) Holding Over. If Tenant retains possession of the Premises after the termination or expiration of the Lease Term, then Tenant shall, at Landlord’s election made within ten (10) business days of the commencement of such holdover become a month-to-month tenant (and Landlord’s failure to make any such election shall mean that Tenant is a tenant at sufferance terminable at will by Landlord provided, however, the remainder of this Paragraph 19(f) shall apply), such possession shall be subject to termination by Landlord or Tenant with thirty (30) days written notice to the other, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent (i) for the initial two (2) months of such holdover period, an amount equal to one hundred twenty-five percent (125%) of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over, and (ii) after such initial two (2) month period an amount equal to one hundred fifty percent (150%) of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments (including payment of Additional Rent) shall continue under the terms of this Lease. In addition, in the event Tenant holds over in the Premises for more than two (2) months past the termination or expiration of the Lease Term, then Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises.

(g) Condition of Premises. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE (INCLUDING WITHOUT LIMITATION ALL EXHIBITS HERETO), LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE (INCLUDING WITHOUT LIMITATION ALL EXHIBITS HERETO), THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

(ii) ACCEPTS THE PREMISES AND PROJECT AS BEING IN GOOD AND SATISFACTORY CONDITION;

(iii) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES; AND

(iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

(h) Quiet Possession. Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder within applicable notice and cure periods, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, (ii) master lease, or (iii) Security Documents to which this Lease is subordinate or may be subordinated.

(i) Matters of Record. Except as otherwise provided herein, this Lease and Tenant’s rights hereunder are subject and subordinate to all matters affecting Landlord’s title to the Project recorded in the Real Property Records of the County in which the Project is located, prior to and subsequent to the date hereof including, without limitation, all covenants, conditions and restrictions. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Project, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents if commercially reasonable.

(j) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attorn to each purchaser, successor or assignee of Landlord upon the terms of this Lease.

(k) Brokers. Each party warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in Item 12 of the Basic Lease Provisions and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Landlord shall pay all fees due the brokers pursuant to separate written agreements between Landlord and the brokers. Each party hereby agrees to indemnify, defend and hold the other party harmless for, from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons claiming through them other than those listed in Item 12 of the Basic Lease Provisions and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs.

(l) Project or Building Name and Signage. Subject to the terms of this Lease, Landlord shall have the right at any time to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord. Additionally, Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building and/or the Project, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom.

(m) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(n) Time. Time is of the essence of this Lease and each and all of its provisions. Whenever in this Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words “immediately,” “promptly,” and/or “on demand,” or their equivalent, are used to specify when such payment is due, then such payment shall be due fifteen (15) days after the date that the party which is entitled to such payment sends notice to the other party demanding such payment.

(o) Defined Terms and Marginal Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and for purposes of Articles 5, 7, 13 and 18, the term Landlord shall include Landlord, its employees, contractors and agents. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(p) Conflict of Laws; Prior Agreements; Separability. This Lease shall be governed by and construed pursuant to the laws of the State of California. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

(q) Authority. If Tenant is a corporation or limited liability company, Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation or limited liability company, that Tenant has and is qualified to do business in the State, that the corporation or limited liability company has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. Tenant shall provide Landlord within thirty (30) days following demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions and certificates. This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

(r) Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

(s) Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.

(t) Rules and Regulations. Tenant agrees to comply with all reasonable non-discriminatory rules and regulations of the Building and the Project imposed by Landlord as set forth on Exhibit C attached hereto, as the same may be changed in a reasonable and non-discriminatory manner from time to time upon reasonable notice to Tenant so long as such changes do not materially adversely affect Tenant’s use of or access to the Premises, Building, Project or parking structure. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations; provided, however, that Landlord shall use commercially reasonable efforts (but not including the institution of legal proceedings) to enforce such non-performance against the other occupants and tenants of the Project, to the extent such non-performance has a material adverse effect on Tenant’s use of or access to the Premises.

(u) Joint Product. This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

(v) Financial Statements. At any time during the Lease Term, but not more often than two (2) times during any twelve (12) month period in connection with the sale or refinance of the Project, Landlord may require Tenant to provide Landlord with a current financial statement prepared in the ordinary course of business and financial statements prepared in the ordinary course of business of the two (2) years prior to the current financial statement year (collectively, “Financial Statements”); provided, however, as a condition precedent to Tenant’s delivery, Landlord requesting such information shall execute a commercially reasonable form of confidentiality agreement with respect thereto. Such statements shall be as prepared in Tenant’s ordinary course of business and certified as true and correct by Tenant’s chief financial officer.

(w) Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant and Landlord pursuant to this Lease and except as to Tenant’s obligations under Article 6 and Article 8 of this Lease and Section 19(f) of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

(x) Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

(y) Waiver of Right to Jury Trial. LANDLORD AND TENANT WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES, INCLUDING WITHOUT LIMITATION ANY CLAIM OF INJURY OR DAMAGE OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY CURRENT OR FUTURE LAW, STATUTE, REGULATION, CODE, OR ORDINANCE. Landlord and Tenant agree that this Paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(a)(2), and Tenant does hereby authorize and empower Landlord to file this Paragraph and/or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

(z) Office and Communications Services. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord. Subject to any rules and regulations that may be uniformly imposed by Landlord, Tenant shall have reasonable access to its pro rata share of the Building shaftways reasonably necessary for Tenant’s communications installations, wiring and equipment. Provided that Tenant complies with all applicable laws, covenants, conditions and restrictions affecting the Building and coordinates with Landlord’s designated Provider, Tenant shall be permitted to contract with such additional providers of office and communications service providers reasonably acceptable to Landlord by contracting and coordinating with Landlord’s designated Provider.

(aa) OFAC Compliance.

(i) Certification. Tenant certifies, represents, warrants and covenants that:

(A) It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(B) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(ii) Indemnity. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Indemnitees from and against any and all Claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

(bb) No Easement For Light. Air And View. This Lease conveys to Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder. Notwithstanding anything to the contrary, Landlord agrees that Landlord shall not install any bus wrap signage over any of Tenant’s windows. Tenant shall be prohibited from installing any bus wrap signage at the Project.

(cc) Nondisclosure of Lease Terms. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, employees, agents, real estate brokers and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or subtenant of the Premises, or to an entity or person to whom disclosure is require by applicable law or in connection with any action brought to enforce this Lease.

(dd) Intentionally Deleted.

(ee) ERISA. Tenant is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, which is subject to Section 4975 of the Internal Revenue Code of 1986; and (b) the assets of Tenant do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986; and (c) Tenant is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Tenant do not constitute plan assets of one or more such plans; or (d) transactions by or with Tenant are not in violation of state statutes applicable to Tenant regulating investments of and fiduciary obligations with respect to governmental plans.

(ff) Intentionally Deleted.

(gg) CASp Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that, as of the Effective Date of this Lease, to Landlord’s knowledge the Premises has not undergone inspection by a Certified Access Specialist (CASp).

(hh) Rooftop Deck.

(i) Subject to the further terms of this Paragraph and all applicable laws, ordinances, restrictions, rules and regulations, as well as all applicable covenants, restrictions or deed restrictions affecting the Project (collectively, the “Applicable Rules and Restrictions”), Tenant shall have the exclusive use of the Fifth Floor rooftop deck (the “Rooftop Deck”), as further shown on Exhibit A-1 attached hereto and incorporated herein for all purposes, but all costs to design, engineer, permit, construct, structurally reinforce and provide proper exiting (including design and construction of additional and/or expanded stairs and/or any Staircase Work (as defined below)) for said Rooftop Deck (the “Rooftop Deck Work”) shall be Tenant’s responsibility. Tenant hereby has elected to construct the Rooftop Deck and Landlord agrees to provide an additional allowance equal to $416,440.00 (which is equal to $5.00 per square foot of Rentable Area of the Premises) (the “Rooftop Allowance”) towards the cost of such Rooftop Deck Work, which such additional allowance shall be added to and considered to be part of the Tenant Improvement Allowance defined in Item 18 of the Basic Lease Provisions of the Lease. Except as set forth below with respect to the Staircase Work, the plans for such Rooftop Deck Work shall be prepared by Tenant and approved by Landlord in accordance with the terms of Exhibit B attached hereto; provided, however, notwithstanding anything herein to the contrary, Landlord and its designated contractor shall construct, at Tenant’s cost and expense but subject to the application of the Rooftop Allowance, all infrastructure and other structural aspects of such Rooftop Deck Work (including, without limitation, any water proofing, exiting, life safety related work and other applicable code related work relating to such infrastructure or structural aspects) (the “Landlord Responsibility Rooftop Deck Work”) and the costs incurred by Landlord in connection with such Rooftop Deck Work and Landlord’s Responsibility Rooftop Deck Work (including a Landlord’s management fee with respect to such Rooftop Deck Work equal to two percent (2%) of the cost of the Landlord Responsibility Rooftop Deck Work and one percent (1%) of the cost of the portion of the Rooftop Deck Work being performed by Tenant) shall be deducted from the Rooftop Allowance and, if such allowance is insufficient to satisfy such costs, payable by Tenant within thirty (30) days after demand. All other Rooftop Deck Work not included within the Landlord Responsibility Rooftop Deck Work shall be performed by Tenant at its cost (but subject to the application of the Rooftop Allowance). In connection with the Landlord Responsibility Rooftop Deck Work, Landlord agrees to enforce that the chosen contractor bid it to three (3) subcontractors per trade, with Tenant selecting one (1) of such subcontractors (which such subcontractor shall be subject to Landlord’s reasonable approval) and Landlord selecting the other two (2) subcontractors per trade. Landlord shall utilize the lowest qualifying subcontract bid for each applicable trade. Tenant shall be permitted to utilize its own contractors (which are reasonably approved by Landlord and otherwise in compliance with the terms of Exhibit B hereof) for any cosmetic components of the Rooftop Work (which such cosmetic components shall be subject to Landlord’s reasonable approval) inclusive of finished deck wood/pedestals, deck railing and exterior window wall modifications. Landlord’s contractors and Tenant’s contractors may be performing their respective construction work concurrently and both parties agree to use reasonable efforts in order to minimize interference with the other party’s work. The disbursement of said additional allowance and the design, approval and construction of all such Rooftop Deck Work (including Landlord’s approval thereof) shall be performed in accordance with the terms of Exhibit B attached hereto and incorporated herein for all purposes with respect to the completion of the Tenant Improvements. If Tenant fails to utilize such Rooftop Allowance within six (6) months after the Commencement Date (subject to extension on a day for day basis for Force Majeure Delays and Landlord Caused Delays) for the Rooftop Deck Work then Tenant shall forfeit all rights to said Rooftop Allowance. In no event shall Tenant be permitted to use such Rooftop Allowance for anything other than the Rooftop Deck Work, including all associated structural modifications and addition of the staircase required for egress. In the event any machinery, equipment or facilities of the Building are required to be modified or relocated as a result of Tenant’s use of the Rooftop Deck, Tenant shall be responsible for all costs associated with any such modifications or relocations. In no event, however, shall Tenant be permitted to use the Rooftop Deck or complete the Rooftop Deck Work in a manner that would interfere with any other tenant or occupant of the Building (including, without limitation, any alteration or improvement that would be visible from or take any other tenant’s space or that would impact the space of any other tenant) with the exception of the access staircases which may impact other floors and may require modifications to the façade and interior spaces for fire rated walls (the “Staircase Work”). Tenant will indemnify and hold Landlord harmless from any claims arising from any existing tenants or occupants due to the installation of the Staircase Work. The Staircase Work shall be designed by Landlord’s architect and shall be considered part of the Landlord Responsibility Rooftop Deck Work; provided, however, notwithstanding anything herein to the contrary, Tenant shall pay for all costs associated with the Staircase Work as set forth in Exhibit O attached hereto (the “Baseline Staircase Work”) and in the event Landlord makes any changes to the Baseline Staircase Work that results in an aggregate increase cost to complete the Staircase Work, then Landlord shall pay for the incremental increase in costs arising from the modifications to the Baseline Staircase Work (however, it is acknowledged by Tenant that if Landlord makes any change or changes to the Baseline Staircase Work that are cost neutral or create a reduction in the costs then Tenant shall be responsible for all such costs even though it is a change in the Baseline Staircase Work and the determination of whether there are any increase in costs in the Baseline Staircase Work shall be made on an aggregate basis over all changes made rather than on an individual basis). The Staircase Work shall include a certain type of railing/deck stairs. Notwithstanding anything herein to the contrary, in no event shall Tenant be required to remove any portion of the Rooftop Deck Work at the expiration or earlier termination of the Lease; provided, however, Tenant shall remove its personal property, furniture, fixtures and equipment from the Rooftop Deck at the expiration or earlier termination of the Lease. Tenant shall be permitted to place a barbeque, cabanas, firepit, artificial lawn, decorations, tables, chairs and furniture within such Rooftop Deck, provided, however, the aesthetics, size and location of such barbeque, cabanas, firepit, artificial lawn, decorations, tables, chairs and furniture shall be subject to Landlord’s prior written approval, which such approval shall be in Landlord’s sole discretion. At all times, Tenant shall use its commercially reasonable efforts and due diligence to keep the Rooftop Deck in a neat, clean and safe condition at Tenant’s sole cost and expense. No smoking of any tobacco or other materials shall be permitted in the Rooftop Deck. For so long as Tenant is allowed the use of the Rooftop Deck, all provisions of this Lease (including, without limitation, the insurance and indemnity obligations of Tenant under this Lease), other than the payment of rent attributable to the square footage located within the Rooftop Deck, shall apply to the Rooftop Deck in the same manner and to the same extent as if said Rooftop Deck were included within the definition of the Premises. Tenant, at its cost, shall comply with all relevant state, municipal or local codes, ordinances and regulations applicable to its operations in the Rooftop Deck, and shall obtain and maintain at its sole cost and expense all necessary permits or licenses for the same. In no event shall Tenant be charged any Base Rent with respect to the square footage of the Rooftop Deck and Tenant’s Proportionate Share of the Building and Project do not include the square footage of the Rooftop Deck.

(ii) Landlord shall use commercially reasonable efforts to complete that portion of the Landlord Responsibility Rooftop Deck Work that impacts the interior portions of the Premises within one hundred eighty (180) days following the Date of this Lease (the “Rooftop Structure Work Outside Date”) and thereafter Landlord shall use commercially reasonable efforts to deliver the Rooftop Deck with the Landlord Responsibility Rooftop Deck Work completed within two hundred fifty (250) days following the Date of this Lease (the “Landlord Responsibility Rooftop Deck Work Outside Date”); provided, however, the Rooftop Structure Work Outside Date and Landlord Responsibility Rooftop Deck Work Outside Date shall each be postponed one day for every day of Tenant Delay and Force Majeure Delays. Tenant Delays for purposes of completion of the Landlord Responsibility Rooftop Deck Work shall include, without limitation, any actual delays in completion of the Landlord’s Responsibility Rooftop Deck Work arising from Tenant’s failure to provide permittable plans as of the Effective Date of this Lease to the applicable governmental authorities for the Tenant’s portion of the Rooftop Deck Work. Tenant has been advised that the permitting authority will require review of the plans for the Landlord Responsibility Rooftop Deck Work and Tenant’s architectural plans for the Rooftop Deck Work contemporaneously and accordingly Landlord cannot proceed with the Landlord’s Responsibility Rooftop Deck Work until Tenant has submitted such plans to the applicable authorities. Notwithstanding the foregoing to the contrary, in no event shall Landlord be in default of this Lease nor shall Tenant have the right to receive any damages or make any claims against Landlord or receive any rental abatement in the event Landlord fails to complete the applicable portions of the Rooftop Deck Work by the applicable outside dates set forth in this Paragraph.

(iii) Subject to (i) all applicable codes, ordinances, covenants, conditions and restrictions affecting the Project, and (ii) Landlord’s prior written approval with respect to aesthetics, design and location, Tenant shall be permitted to install an urban garden, fire pits, cabanas, barbeque and heat lamps on the Rooftop Deck. Notwithstanding the foregoing, Tenant acknowledges that Landlord shall have the right to disapprove of the installation of any of the foregoing in the event such installation would, in the reasonable opinion of Landlord, adversely affect any roof warranty or otherwise result in an increase in insurance costs; provided, however, the foregoing shall not be a limitation of other reasonable grounds that Landlord may disapprove of the installation of the same.

(iv) Landlord has previously received (i) a certain letter dated June 2, 2015 from Brookfield Residential approving the Rooftop Deck on the Building and (ii) a certain email dated May 27, 2015 from John Ollen with Tishman Speyer approving the Rooftop Deck. Tenant has been furnished with copies of each of the foregoing. Other than as set forth in this Paragraph 19(hh)(iv) but subject to all matters disclosed in that certain title report for the Project dated March 27, 2014 from First American Title Company (a copy of which, including all exception documents listed therein, has been previously provided to Tenant), to Landlord’s actual knowledge Landlord is not aware of any other third party architectural committee or declarant under applicable covenants, conditions or restrictions affecting the Project that are required to approve the Rooftop Deck. The term “to Landlord’s knowledge” shall mean the actual knowledge of Khalid Rashid, without any duty of inquiry or investigation.

(ii) Intentionally Deleted.

(jj) Signage.

(i) Suite, Lobby and Way Finding Signage. Tenant shall be entitled throughout the Lease Term to (i) Tenant’s pro-rata share of listings on the Building’s electronic directory (“Directory Listing”), (ii) one

(1) interior building standard suite sign located outside of (but near the entrance to) the entrance to each separately demised portion of the Premises, the location of which suite sign shall be reasonably designated by Landlord (“Suite Entry Signage”), (iii) with the exception of the Ground Floor, to the extent Tenant leases the entirety of a floor in the Building, elevator lobby signage on such floor (“Elevator Lobby Signage”), and (iv) to certain signage in the Ground Floor lobby of the Building as more particularly described in Exhibit M attached hereto (the “Ground Floor Signage”), provided, however, Landlord’s approval of the Ground Floor Signage is only as the signage itself and is not approval as to any background aesthetics behind such sign (it being acknowledged that any such background aesthetics are subject to Landlord’s sole and absolute discretion). Tenant, if the Premises or a portion of the Premises comprise an entire floor of the Building (other than the first floor, in which case any such signage shall be subject to Landlord’s prior written approval), at its sole cost and expense (provided that such cost may be reimbursed from the Tenant Improvement Allowance), may install signage anywhere in that portion of the Premises which comprises of an entire floor of the Building (other than the first floor as noted above), including in the elevator lobby of the such portion, provided that such signs are not visible from the exterior of the Building. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be reasonably approved by Landlord. Landlord shall pay for the initial Directory Listing and Suite Entry Signage and Tenant shall be responsible for all costs associated with the replacement of any such signage. Subject to the Tenant Improvement Allowance, Tenant shall pay for all costs associated with any Elevator Lobby Signage and Ground Floor Signage and for the cost of all replacements or repairs thereto. All such signage shall be subject to Landlord’s prior written approval, not to be unreasonably withheld or conditioned and shall be granted or denied within fifteen (15) business days. In connection with any way finding signage for the common areas, such way finding signage shall be consistently applied with respect to all of the tenants at the Project (i.e., the size of Tenant’s way finding signage shall be the same size as the other tenants or occupants irrespective of the size of the space leased by such other tenant or occupants, however, Landlord agrees that with respect to any multi-tenant way finding signage relating to the Building (as opposed to the other office building in the Project), such signage shall include Tenant’s name at the top above the other names listed in such signage). With respect to any such way finding signage, Landlord agrees that the background color for the way finding signs shall be in the color (blue) that was previously presented to Landlord for approval.

(ii) Monument Sign. Provided that (x) Tenant is The Honest Company, Inc. or a Tenant Affiliate or a Transfer Assignee, (y) Tenant or a Tenant Affiliate or a Transfer Assignee has not actually vacated and/or subleased in excess of 43,614 square feet of Rentable Area of the Premises initially demised under this Lease, and (z) no event of material default beyond applicable notice and cure periods has occurred and is continuing, Landlord, at Tenant’s sole cost and expense, shall install Tenant’s signage on the upper two (2) panels of the multi-tenant monument sign of the Building located in the northern part of the Project, as such sign is more particularly shown in Exhibit J attached hereto and incorporated herein for all purposes (collectively the “Tenant’s Sign”). Notwithstanding the foregoing sentence, Tenant’s Sign (and the installation thereof) shall be subject to and in compliance with all laws, applicable conditions, covenants and restrictions affecting the Building and any commercially reasonable and non-discriminatory signage criteria adopted by Landlord for the Project. Tenant shall be solely responsible for the cost and expense of obtaining and maintaining any necessary permits for Tenant’s Sign and any sign licenses related thereto, and for the cost and expense of maintenance and utilities for Tenant’s Sign (including all metered electrical usage). Additionally, Tenant shall maintain Tenant’s Sign in a first class manner. The style, type, color, size, and design of Tenant’s Sign and the means and method of attachment of Tenant’s Sign shall be subject to Landlord’s prior written approval, which approval shall be in Landlord’s sole discretion. All rights and remedies of Landlord under the Lease (including, without limitation, Landlord’s self-help remedies) shall apply in the event Tenant fails to maintain Tenant’s Sign as herein required. Upon the expiration or earlier termination of the Lease, Tenant shall pay all costs associated with the removal of Tenant’s Sign and restoration to the monument sign and/or exterior of the Building reasonably required by Landlord as a result of such removal. The terms and provisions of this Paragraph 19(jj) shall survive the expiration or earlier termination of this Lease.

(iii) Exterior Sign. Provided that Tenant is The Honest Company, Inc. or a Tenant Affiliate or a Transfer Assignee, subject to all applicable codes, ordinances, laws, covenants, conditions and restrictions affecting the Building and the Project, Tenant shall have the non-exclusive right to install one sign on the upper fascia of the Building (“Fascia Sign”) provided that Landlord, acting reasonably, approves the Fascia

Sign (including all structural engineering and aesthetic aspects thereof) and the exact location where the same is to be installed. The Fascia Sign will be located on the north facade of the Building in an exact location to be agreed to by Landlord and Tenant. Landlord hereby approves the logo, location and name as shown in the Fascia Sign depiction attached hereto as Exhibit L; provided, however, the actual size of such Fascia Sign shown in Exhibit L will be subject to applicable Laws and covenants, conditions and restrictions. To the extent permitted by applicable codes, ordinances, laws, covenants, conditions and restrictions, the Fascia Sign may be back lit. Notwithstanding anything herein to the contrary, in no event shall Tenant ever be permitted more than one Fascia Sign. Any such Fascia Sign, subject to the Tenant Improvement Allowance, shall be at Tenant’s sole cost and expense, and the style, type, color, size, and design of such Fascia Sign and the means and method of attachment of such Fascia Sign shall be subject to Landlord’s prior written approval, which approval shall be in Landlord’s sole discretion. Upon the expiration or earlier termination of the Lease, Tenant shall pay all costs associated with the removal such Fascia Sign and restoration to the exterior of the Building reasonably required by Landlord as a result of such removal. Any such Fascia Sign must comply with all Applicable Rules and Restrictions and any signage criteria adopted by Landlord for the Project.

(kk) Tenant’s Security System. Landlord hereby covenants and agrees that Landlord shall not unreasonably withhold or condition its consent (which consent shall be granted or denied within fifteen (15) business days) to a proposal by Tenant to install, maintain and replace from time to time, at Tenant’s sole cost and expense, subject to the Tenant Improvement Allowance, Tenant’s own security system in the Premises (“Tenant’s Security System”); provided, however, and notwithstanding the foregoing, Landlord shall have the right to access the Premises in the event of an emergency and otherwise in accordance with Paragraph 13 hereof and Tenant shall provide Landlord with the necessary access codes, keys or similar means necessary for Landlord to be able to access the Premises. Notwithstanding the foregoing, Tenant’s Security System shall be subject to, and in compliance, with all applicable governmental laws, applicable conditions, covenants and restrictions affecting the Building. Tenant shall be solely responsible for the cost and expense of obtaining and maintaining any necessary permits for Tenant’s Security System and any licenses related thereto, and for the cost and expense of maintenance and utilities for Tenant’s Security System, if any. Tenant’s Security System shall be installed in accordance with all applicable governmental laws, codes, ordinances, covenants, conditions and restrictions relating to the Building. The means and method of installation of Tenant’s Security System in the Building shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld or conditioned (which approval shall be granted or denied within fifteen (15) business days). Tenant shall be responsible for the repair of any damage to any portion of the Premises and/or Building caused by Tenant’s installation, use or removal of Tenant’s Security System. All rights and remedies of Landlord under the Lease (including, without limitation, Landlord’s self-help remedies) shall apply in the event Tenant fails to install and/or maintain Tenant’s Security System as herein required. Upon the expiration or earlier termination of this Lease, Tenant shall pay all costs associated with the removal of Tenant’s Security System and the restoration of the Premises (or any area in the Building outside of the Premises) where Tenant’s Security System is located to as near its original condition as may then be reasonably required by Landlord. The terms and provisions of this Paragraph 19(kk) shall survive the expiration or earlier termination of this Lease.

(ll) Dog Visitation. Subject to compliance with the Dog Visitation Policy described on Exhibit I attached hereto, Tenant’s employees may bring dogs into the Premises. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising in connection with the rights granted to Tenant’s employees pursuant to this Paragraph 19(ll).

(mm) Calendar Days. All references made in this Lease to the word “days,” whether for notices, schedules or other miscellaneous time limits, shall at all times herein be deemed to mean calendar days, unless specifically references as “business” or “working” days. Business or working days shall mean the days Monday-Friday, excluding Holidays.

(nn) Roof Rights. Subject to the terms of this Paragraph 19(nn), Tenant shall be permitted to use its pro rata portion of the area of the roof of the Building designated by Landlord for tenant-installed equipment in order to install, maintain and replace from time to time certain equipment (the “Rooftop Equipment”) provided that (i) Landlord reasonably approves the plans, specifications, size, location, and method of attachment of the Rooftop Equipment, (ii) Tenant shall comply with all applicable laws, codes, ordinances, covenants, conditions and restrictions affecting the Project, (iii) Tenant shall comply with any roof bond anchor warranty marinated by Landlord on the

Building (including, without limitation, being required to use Landlord’s designated roofing contractor), (iv) the Rooftop Equipment shall not be visible from street level, and (v) the Rooftop Equipment shall not interfere with any existing rooftop equipment or Building systems. Tenant shall be responsible for the repair of any damage to any portion of the Building caused by Tenant’s installation, use or removal of the Rooftop Equipment. The Rooftop Equipment shall remain the exclusive property of Tenant, and Tenant shall have the right to remove same at any time during the term of the Lease. Upon the expiration or earlier termination of the Lease Term, Tenant shall be required to remove the Rooftop Equipment (and any associated cabling and wiring) and to restore any portion of the Building affected thereby to the condition existing prior to the installation of such Rooftop Equipment. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorney’s fees) imposed upon or incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, use or removal of the Rooftop Equipment, which indemnity shall survive the expiration or earlier termination of the Lease.

(oo) Gym. During the initial Lease Term, Landlord shall operate a gymnasium as a common area amenity (the “Gym”) and permit Tenant’s authorized employees to use the Gym and its facilities throughout the Lease Term at no additional charge (other than with respect to the inclusion of costs of the Gym as Operating Expenses) to Tenant, in accordance with and subject to the rules and regulations of the Gym that are imposed in a non-discriminatory manner upon the tenants utilizing the facility, as such rules and regulations are amended by Landlord from time to time. Landlord shall have no obligation to provide any services (e.g., personal trainer or towel service) with respect to the Gym, and, in the event Landlord provides any services to the Gym, Landlord shall not have any liability whatsoever in the event of any interruption or cessation of any of such services so provided. Landlord hereby agrees to continue operating the Gym for the initial Lease Term; provided, however, thereafter Landlord, at Landlord’s sole discretion, shall have the right to cease providing availability to the Gym to tenants of the Project. Additionally, in no event shall Tenant have any right to permit any third party to use the Gym, without Landlord’s prior written consent, and Tenant shall be responsible for any and all costs required to repair any damage to the Gym caused by Tenant’s (or its employees) use thereof and not caused by reasonable wear and tear. All costs of operating, maintaining and repairing the Gym shall be an Operating Expense of the Project.

(pp) Non-Disclosure Covenants.

(i) Landlord agrees that all proprietary or confidential information provided or made available to Landlord (the “Proprietary Information”) from Tenant or any Affiliates of Tenant during the Lease Term or otherwise in connection with this Lease, including without limitation, ideas, materials, artwork, designs, drawings, and any information relating to works in progress, trade secrets, scripts, plots, characters, software, notes, models, games, patent, trademark and copyright applications, business plans, finances or employees or any other matter relating to the artistic creations or business of Tenant, or any Affiliate of Tenant, whether tangible or intangible, shall not be used by Landlord or its employees (and Landlord or its employees shall not authorize others to use such Proprietary Information) other than for the limited purposes of entering into and performing its obligations under this Lease or for the operation, maintenance, repair, sale or financing of a Building and/or the Project (“Authorized Purposes”). For purposes of this Paragraph, Proprietary Information does not include information: (1) that was already in the possession of, or that was available on a non-confidential basis prior to the time of disclosure to, Landlord (but not by way of entry into the Premises; all items learned through entry into the Premises shall be deemed Proprietary Information); (2) obtained by Landlord from a third person (other than Landlord’s agents, employees or contractors through entry into the Premises) which, insofar as is known to Landlord, is not subject to any legal, contractual, or fiduciary prohibition or obligation against disclosure; (3) which was or is independently developed by Landlord without violating its obligations hereunder; or (4) which was or becomes generally available to the public through no fault of Landlord.

(ii) In the event any Proprietary Information is disclosed by Tenant to Landlord, Landlord shall use commercially reasonable efforts to hold such Proprietary Information in confidence (except for those of Landlord’s officers, directors, partners, employees, agents, representatives advisors, accountants, attorneys, consultants, prospective lenders, prospective purchasers, successors, and assigns who have a need to know in connection with the Authorized Purposes and who have agreed to comply with this Paragraph). All Proprietary Information disclosed hereunder shall remain the property of Tenant and Landlord shall not obtain any right or license of any kind to the Proprietary Information so disclosed.

(iii) Without Tenant’s prior written consent but except as otherwise provided in this Paragraph, Landlord will not communicate with the press regarding this Lease and will neither issue nor authorize the dissemination of any publicity or news story relating to Tenant’s or any of Tenant’s Affiliate’s Proprietary Information; provided Landlord may disclose in a press release that Tenant is a tenant of a Building and provide non-financial information concerning the terms of the Lease.

(iv) Landlord shall refer all outside inquiries in any way relating to Tenant’s or any of Tenant’s Affiliate’s business to Tenant’s publicity department. Landlord shall acquire no right under this Lease to use, and shall not use, any fanciful characters or designs of Tenant or any Affiliate: (1) in any advertising, publicity or promotion; nor (2) to express or imply any endorsement by Tenant or any Affiliate; nor (3) or in any other manner whatsoever (whether or not similar to the uses hereinabove specifically prohibited). The provisions of this Paragraph shall survive the expiration or early termination of this Lease.

(v) This Paragraph shall not affect the Landlord’s rights to use or disclose Proprietary Information, which: (1) is required to be disclosed pursuant to governmental law or judicial process, or the rules of any national or international securities exchange, provided that notice of such process is promptly given to Tenant so it may have a reasonable opportunity to intercede in such process to contest such disclosure before such disclosure occurs; or (2) in connection with any action or proceeding involving this Paragraph or any subsequent agreement between Tenant and Landlord, or any disputes arising thereunder or in connection therewith.

(vi) Unless otherwise agreed by Landlord in writing or as expressly provided herein, Landlord shall not be required to institute any special procedures for the collection and disposal of recycling or trash or the performance of janitorial or other routine services. In the event that Tenant’s requirements or requests regarding Proprietary Information cause Landlord to incur expenses in providing services that are materially in excess of the costs for providing similar services to ordinary office tenants at the Project and at Comparable Buildings, Landlord shall so advise Tenant in writing, and, unless Tenant withdraws such requirement or request, Landlord shall be entitled to charge Tenant for the reasonable amount of such excess cost as Additional Rent.

(qq) Janitorial Products. So long as there is no labor disharmony as a result thereof, Tenant, at its option, shall have the right to require its products be used in any bathrooms of the Building that are for the exclusive use of Tenant; provided, however, Tenant shall furnish the stock of supplies to Landlord’s janitorial vendor at no additional cost and Tenant shall be responsible for any increased costs (including any costs charged by Landlord’s janitorial vendor) as a result of the use of such Tenant’s products.

(rr) Kitchen. So long as Tenant does not create a Design Problem and subject to the terms and conditions of this Paragraph 19(rr), Tenant shall be permitted to install a small kitchen area in the Premises (the “Kitchen Area”). Such Kitchen Area shall be delineated on plans and specifications first submitted to and approved by Landlord, such approval of Landlord to be granted or withheld in Landlord’s reasonable discretion so long as the Kitchen Area does not create a Design Problem, and Tenant shall be solely responsible for the cost thereof. Throughout the Lease Term, Tenant shall install, use, operate and maintain the Kitchen Area at Tenant’s sole cost and expense. All rights and remedies of Landlord under this Lease shall apply in the event Tenant fails to perform Tenant’s obligations hereunder with respect to such Kitchen Area. Tenant shall be responsible for any requirements of applicable law, codes or ordinances triggered by the installation of the Kitchen Area or any improvements therein. In addition, to the extent Tenant is required to install a vent for such Kitchen Area requiring a roof penetration, then such roof penetration shall be subject to the following conditions: (i) Landlord shall have the right to supervise such roof penetrations and may require Tenant to use Landlord’s designated roofing contractor in connection with such roof penetrations, (ii) Landlord shall be permitted to deny consent to such roof penetrations if it would have an adverse effect on any roof warranty or roof bond currently in place, (iii) Tenant shall indemnify Landlord for any and all claims arising from such roof penetrations and, to the extent any roof warranty or roof bond is affected as a result of such roof penetration, Tenant shall reimburse Landlord for all costs incurred as a result of such roof warranty or bond being affected, (iv) Tenant, at its sole cost and expense and subject to Landlord’s approval, shall screen any such rooftop installation from view, and (v) Landlord may, at its option, require Tenant to remove and restore any such Kitchen Area and roof penetration at the expiration or earlier termination of the Lease Term. In the event the kitchen program and/or the appropriate authorities require a grease interceptor for the operation of the Kitchen Area, Landlord agrees that Tenant, at its sole cost and expense, shall be permitted to install such grease interceptor but the location, size, appearance, design and specifications of any such grease interceptor shall be subject to Landlord’s sole discretion and prior approval in writing. Tenant shall be responsible for all costs associated with the installation, operation and maintenance of such grease interceptor and Landlord may require removal of such grease interceptor at the expiration or earlier termination of the Lease and any restoration work required due to such removal. Tenant, at its sole cost and expense, shall maintain such grease interceptor in a first class manner and shall ensure that no obnoxious odors emanate into the Common Areas or any space of other tenants or occupants. Landlord may, at its option, elect to perform the maintenance of such grease interceptor in lieu of Tenant performing such maintenance and in such case Tenant shall reimburse Landlord within thirty (30) days after receipt of an invoice for all costs incurred by Landlord in connection with the maintenance of such grease interceptor.

(ss) Loading Dock. Throughout the Lease Term, as extended, but subject to the terms of this Paragraph 19(ss),Tenant shall have the right to the non-exclusive use the loading dock of the Building, including during Business Hours. Subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall be permitted to build a door (single or double) from the Storage Space to the corridor on the north side of the Storage Space. Tenant shall also have the right to store a lift in its Storage Space. Notwithstanding the foregoing to the contrary, Tenant acknowledges that such loading dock is used for Building operations (including, without limited, with respect to receiving deliveries for other tenant or occupants, for storing and locating dumpsters for trash collection and disposal, and with respect to the trash vendor’s collection of such trash from the dumpsters) and that the Landlord’s use of the loading dock shall be primary as it relates to Tenant’s use of the loading dock. Tenant hereby agrees that in connection with its use of the loading dock it will not interfere with Landlord’s use of the loading dock and that it shall not store any items in the loading dock area that could affect the access to such loading dock area by Landlord’s vendors or the placement of dumpsters by Landlord. In no event shall Tenant be permitted to park any trucks or other vehicles in such loading dock area other than when items are being actively loaded and/or unloaded from such truck. Tenant’s use of the loading dock may be subject to such other rules and regulations that may be imposed from Landlord from time to time and Tenant acknowledges that such use of the loading dock is in common with the use of the loading dock by other occupants or tenants of the Building and therefore may be subject to scheduling or availability.

(SIGNATURE PAGE TO FOLLOW)

SIGNATURE PAGE TO OFFICE LEASE

BY AND BETWEEN CV LATITUDE 34 LLC, AS LANDLORD,

AND THE HONEST COMPANY, INC AS TENANT

IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the Date of this Lease.

“LANDLORD”:		“TENANT”:

CV LATITUDE 34 LLC, a Delaware limited liability company		THE HONEST COMPANY, INC., a Delaware corporation

By: Clarionvalue, LLC, its Sole Member

By: Clarion Partners, LLC, its Manager

By:	/s/ Khalid Rashad	By:	/s/ Brian Lee
Name: Khalid Rashad		Name: Brian Lee
Title: Authorized Signatory		Title: Chief Executive Officer

S-1

SIGNATURE PAGE TO OFFICE LEASE

BY AND BETWEEN CV LATITUDE 34 LLC, AS LANDLORD,

AND THE HONEST COMPANY, INC AS TENANT

IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the Date of this Lease.

“TENANT”: THE HONEST COMPANY, INC., a Delaware corporation

By:	/s/ David Parker
Name: David L. Parker Title: CFO

S-1

EXHIBIT A-1

FLOOR PLAN OF THE PREMISES & ROOFTOP DECK

A1 - 1

A1 - 2

A1 - 3

EXHIBIT A-2

LEGAL DESCRIPTION OF THE PROJECT

PARCEL 1

LOTS 2 AND 30 OF TRACT NO. 49104-04, IN THE CITY OF LOS

ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA AS

PER MAP FILED IN BOOK 1236 PAGES 41 TO 55 INCLUSIVE OF MAPS,

IN THE OFFICE OF THE COMP, RECORDER Of SAID COUNTY.

PARCEL 2:

PARCEL A, AS SHOWN ON CERTIFICATE OF COMPLIANCE AS

EVIDENCED BY DOCUMENT RECORDED JUNE 05, 2013 AS

INSTRUMENT NO. 2013-840625 OF OFFICIAL RECORDS. MORE

PARTICULARLY DESCRIBED AS FOLLOWS:

PORTIONS OF LOTS 4, 5, 6 AND 7 OF TRACT NO. 57092, IN THE CITY

OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF

CALIFORNIA. AS PER MAP FILED IN BOOK 1236, PAGES 56

THROUGH 63, INCLUSIVE. OF MAPS, RECORDS OF SAID COUNTY

EXCEPTING —THEREFROM THAT PORTION OF SAID LOT 4 LYING

NORTHEASTERLY OF THE NORTHWESTERLY PROLONGATION OF

THE NORTHEASTERLY LINE OF LOT 7 OF SAID TRACT NO 52092

ALSO EXCEPTING THEREFROM THOSE PORTIONS OF SAID LOTS 5, 6

AND 7 LYING SOUTHEASTERLY OF THE FOLLOWING DESCRIBED

LINE

BEGINNING AT A POINT ON THE SOUTHWESTERLY LINE OF SAID

LOT 5, DISTANT THEREON SOUTH 27” 44’ 00’ EAST 31 45 FEET FROM

THE MOST SOUTHERLY CORNER OF LOT 4 OF SAID TRACT NO.

52092:

THENCE NORTH 88” 51’ 23” EAST 11.18 FEET TO A LINE WHICH

BEARS NORTH 62’ 17’ 52” EAST AND WHICH PASSES THROUGH A

POINT ON SAID SOUTHWESTERLY LINE OF LOT 5

DISTANT THEREON SOUTH 27’ 44 00” EAST 36.45 FEET FROM SAID

MOST SOUTHERLY CORNER OF LOT 4, THE NCF NORTH 62’ 17’ 52’

EAST 661 19 FEET TO THE NORTHEASTERLY

A2 - 1

LINE OF LOT 7 OF SAID TRACT NO. 52092

PARCEL 3:

EASEMENTS FOR PEDESTRIAN AND VEHICULAR INGRESS AND

EGRESS WITH RESPECT TO PORTIONS OF LOTS 27 AND 29 OF TRAC5

NO. 49104-4 AS PROVIDED IN THAT CERTAIN EASEMENT

AGREEMENT (ACCESS) PARCELS IV AND V) DATED JUNE 08, 2006

BY PLAYA PHASE I COMMERCIAL LAND COMPANY, LLC, IN FAVOR

OF LINCOLN ASB PLAYA VISTA, LLC, WHICH WAS RECORDED ON

JUNE 08, 2006 AS INSTRUMENT NO. 06.1258448 AND AMENDED

RECORDED FEBRUARY 08, 2007 AS INSTRUMENT NO 2070276032, OF

OFFICIAL RECORDS OF LOS ANGELES COUNTY, CALIFORNIA

PARCEL 4

EASEMENTS FOR VEHICULAR AND PEDESTRIAN TRAFFIC OVER

PRIVATE STREETS AND WALKWAYS, MAINTENANCE AND REPAIR

OF UTILITY SERVICES, DRAINAGE Of WATER, ACCESS TO

PERFORM NECESSARY MAINTENANCE AND REPAIR OF

IMPROVEMENTS, MINOR ENCROACHMENTS, ENVIRONMENTAL

MEDIATION, ACCESS TO METHANE MONITORING EQUIPMENT AND

OTHER EASEMENTS AS PROVIDED IN THAT CERTAIN AMENDED

AND RESTATED DECLARATION OF COVENANTS, , CONDITIONS,

RESTRICTIONS AND RESERVATIONS OF EASEMENTS FOR THE

CAMPUS AT PLAYA VISTA, WHICH WAS RECORDED ON JUNE 08.

2006 AS INSTRUMENT NO, 06-1258435 OF OFFICIAL RECORDS OF

LOS ANGELES COUNTY, CALIFORNIA.

EXCEPTING THERE FROM THOSE PORTIONS OF MILLENIUM LYING

SOUTHWESTERLY OF THE NORTH EASTERLY LINE OF CAMPUS

CENTER DRIVE, ALSO SO EXCEPTING ANY PORTIONS LYING

WITHIN CAMPUS CENTER DRIVE, BLUFF CREEK DRIVE AND WEST

LAWN AVENUE.

PARCEL 5

A2 - 2

EASEMENTS FOR PEDESTRIAN AND VEHICULAR INGRESS AND

EGRESS WITH RESPECT TO PORTIONS OF MILLENNIUM ROAD AS

PROVIDED IN THAT CERTAIN EASEMENT AGREEMENT

(ACCESS) (PARCEL IV AND V) BY PLAYA PHASE I COMMERCIAL

LAND COMPANY, IN FAVOR OF LINCOLN ASB PLAYA VISTA LLC,

WHICH WAS RECORDED ON JUNE 08, 2006 AS INSTRUMENT NO 06-

1258449 OF OFFICIAL RECORDS OF LOS ANGELES CALIFORNIA.

PARCEL 6.

EASEMENTS FOR PEDESTRIAN AND VEHICULAR INGRESS AND

EGRESS AND FIRE LANE PURPOSES WITH RESPECT TO PORTIONS

OF CERTAIN PROPERTY MORE PARTICULARLY DESCRIBED IN

THAT CERTAIN EASEMENT AGREEMENT (COMMON DRIVEWAY)

(PARCEL IV AND V) BY PLAYA PHASE 1 COMMERCIAL LAND

COMPANY, LLC, AND LINCOLN ASB PLAYA VISTA LLC,. WHICH

WAS RECORDED ON JUNE 08, 2006 AS INSTRUMENT NO 06-1258450

OF OFFICIAL RECORDS OF LOS ANGELES COUNTY, CALIFORNIA

PARCEL 7

EASEMENTS FOR PEDESTRIAN AND VEHICULAR INGRESS AND

EGRESS AND FIRE LANE PURPOSES WITH RESPECT TO PORTIONS

OF CERTAIN PROPERTY MORE PARTICULARLY DESCRIBED IN

TCHAT CERTAIN EASEMENT AGREEMENT (COMMON DRIVEWAY)

(PARCELS I AND II) BY PLAYA PHASE I COMMERCIAL LAND

COMPANY, LLC AND LINCOLN ASB PLAYA VISTA LLC. WHICH WAS

RECORDED ON JUNE 08, 2006 AS INSTRUMENT NO 06-1258440, OF

OFFICIAL RECORDS OF LOS ANGELES COUNTY, CALIFORNIA.

PARCEL 8:

EASEMENTS WITH RESPECT TO PORTIONS OF CERTAIN PROPERTY

AND FOR THOSE PURPOSES AS MORE PARTICULARLY DESCRIBED

IN THAT CERTAIN “DECLARATION OF COVENANTS. CONDITIONS

AND RESTRICTIONS FOR HORIZON AT PLAYA VISTA” BY LINCOLN

ASB PLAYA VISTA PHASE I. LLC AND LINCOLN ASB PLAYA VISTA,

A2 - 3

LLC WHICH WAS RECORDED ON SEPTEMBER 2, 2008 AS

INSTRUMENT NO. 20081576067 AND AS AMENDED BY THAT CERTAIN

“AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS

AND RESTRICTIONS FOR HORIZON AT PLAYA VISTA” RECORDED

OCTOBER 31, 2008 AS INSTRUMENT NO 20081936205

OF OFFICIAL RECORDS OF LOS ANGELES COUNTY, CALIFORNIA

AS FURTHER AMENDED BY THAT CERTAIN SECOND AMENDMENT

TO DECLARATION OF COVENANTS, CONDITIONS AND

RESTRICTIONS FOR HORIZON AT PLAYA VISTA RECORDED

FEBRUARY 2, 2011 AS INSTRUMENT NO. 20110171572

THIS DESCRIPTION WILL BE DELETED FROM THE POLICY

PROVIDED A PROPER FORM OF TERMINATION IS RECORDED PRIOR

TO OR AT THE TIME OF CLOSING,

PARCEL 9:

EASEMENTS FOR UNDERGROUND ELECTRIC POWER AND

TELEPHONE LINES AS DISCLOSED BY EASEMENT COVENANT FOR

PUBLIC UTILITY PURPOSES MORE PARTICULARLY DESCRIBED IN

DOCUMENT RECORDED OCTOBER 9, 2008 AS INSTRUMENT NO.

20081812888 OF OFFICIAL RECORDS.

APN #

4211-010-041 (Affects LOT 2 of Parcel 1)

4211-010-053 (Affects Lot 30 of Parcel 1.)

4211-010-111 (Affects Parcel 2)

A2 - 4

EXHIBIT B

WORK LETTER

THIS WORK LETTER is attached as Exhibit B to the Office Lease between CV LATITUDE 34 LLC, a Delaware limited liability company, as Landlord, and THE HONEST COMPANY, INC., a Delaware corporation, as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

(a) Tenant Improvements; Tenant Improvement Allowance. The leasehold improvements to be constructed by Tenant (the “Tenant Improvements”), at Tenant’s sole cost and expense (except for the Tenant Improvement Allowance, as specified in Item 18 of the Basic Lease Provisions), shall be constructed in accordance with the Final Plans to be submitted by Tenant and reviewed and approved by Landlord in accordance with the provisions of Paragraph (b) of this Exhibit B.

Landlord shall have no obligation to construct or to pay for the design and construction of the Tenant Improvements, except as otherwise provided in this Lease, Exhibit B and/or Exhibit H. However, upon satisfaction of all conditions of this Lease, including the Letter of Credit, Landlord agrees to contribute toward the cost of construction of the Tenant Improvements the cash sum of up to the Tenant Improvement Allowance (as defined in Item 18 of the Basic Lease Provisions). In addition, separate and apart from the Tenant Improvement Allowance, and whether or not this Lease is executed, Landlord shall reimburse Tenant’s architect for a preliminary space plan up to a maximum amount of $7,500. Notwithstanding anything in this Lease or in this Work Letter to the contrary, Tenant Improvement Allowance shall be used only for the design and construction of the Tenant Improvements and such other costs expressly permitted under this Exhibit B, and if construction of the Tenant Improvements is not completed by December 31, 2016 (the “Construction Termination Date”), then Landlord’s obligation to provide any unused portion of the Tenant Improvement Allowance as of such date, as specified in Item 18 of the Basic Lease Provisions, shall terminate and become null and void, and Tenant shall be deemed to have waived its rights in and to said unused portions of the Tenant Improvement Allowance. The Tenant Improvement Allowance will be reduced by any reasonable actual out-of-pocket consulting fees incurred by Landlord in connection with any required peer review for structural, life safety and MEP designs; provided, however, such peer review shall only be permitted if Tenant is not utilizing the Landlord’s designated subcontractors and in such event Landlord shall advise Tenant as to the reasons why Landlord is engaging in such peer review. Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs and, except as otherwise specifically and expressly provided in this Work Letter or the Lease, Landlord shall not deduct any other expenses from the Tenant Improvement Allowance. The Tenant Improvement Allowance shall be used to reimburse, including, without limitation, the following costs:

(l) Payment of the fees of the “Space Planner”, and fees of Tenant’s consultants for project management and engineers and ‘or consultants for design, construction and move into the Premises, including payment of the out-of-pocket fees incurred by Landlord and Landlord’s consultants in connection with the review of the Final Plans;

(2) The payment of plan check, plan check expeditor, permit and license fees relating to construction of the Tenant Improvements;

(3) The cost of construction of the Tenant Improvements, and including, without limitation, demolition, testing and inspection costs, utility hook-up charges (if any), hoisting and trash removal costs, and contractors’ fees and general conditions;

(4) The cost of any changes in the base building when such changes are required by the Final Plans (except in the event such changes are included in the scope of work in Exhibit H or required due to a violation of laws with respect to such base building (provided, however, in the event any such changes in the base building are due to Tenant installing any non-general office use improvement, then Tenant shall be responsible for such costs), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

(5) The cost of any changes to the Final Plans or Tenant Improvements required by all applicable building codes (the “Code”), but to the extent Landlord did not complete the work described in Exhibit H attached hereto, then Tenant shall provide written notice to Landlord of such failure and Landlord shall thereafter promptly cure any such deficiency to the extent Landlord agrees that it failed to complete such Exhibit H work;

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(6) The cost of connection of the Premises to the Building’s energy management systems, and for chilled water hook-up fees, if applicable, for the Premises;

(7) Sales and use taxes and Title 24 fees, art fees and taxes, gross receipts taxes and any other taxes imposed on or pertaining to the Tenant Improvements;

(8) Costs of voice and data communication cabling costs and associated permits and signage, security systems (access control, alarm and CCTV), relocation costs, and telephone, computer and other operating systems; and

(9) A construction management fee payable to Landlord (which Landlord shall be entitled to deduct from the Tenant Improvement Allowance) equal to one percent (1%) of the total hard construction costs of the Tenant Improvements.

No other costs, fees or expenses of the Tenant Improvements shall be reimbursable out of the Tenant Improvement Allowance. If the actual cost of the Tenant Improvements is less than the Tenant Improvement Allowance, then Tenant shall not receive any credit whatsoever for the difference between the actual cost of the Tenant Improvements and Tenant Improvement Allowance.

Landlord shall disburse such amounts paid to Landlord by Tenant and the Tenant Improvement Allowance in accordance with the disbursement procedures set forth below:

(i) Disbursements shall be made in monthly progress payments based on Disbursement Requests (defined below) delivered to Landlord not more often than once per calendar month and shall be submitted prior to the twentieth day of each such calendar month. Except for the final disbursement of the Tenant Improvement Allowance as described in Paragraph (a)(x), in no event will monthly disbursements exceed ninety percent (90%) of the amount requested in a Disbursement Request. In the event the Construction Estimate (as defined below) exceeds the amount of the Tenant Improvement Allowance, Landlord and Tenant shall make each monthly payment of the Disbursement Requests pro rata according to the following percentages: (a) Landlord shall pay a percentage equal to ninety percent (90%) of the Tenant Improvement Allowance divided by the Construction Estimate and (b) Tenant shall pay the remaining amount.

(ii) Tenant (or its architect or Tenant’s contractor) shall have given Landlord a written request for any desired disbursement (a “Disbursement Request”), specifying the amount of the requested disbursement and accompanied by a written statement by Tenant describing the expenses to be paid from such disbursement.

(iii) In the event Tenant’s contractor makes a Disbursement Request, Tenant and its architect shall both confirm by signature to Landlord their consent and approval of the amounts requested in the Disbursement Request and the completion of the Tenant Improvements for which such Disbursement Request relates and such evidence shall be supplied to Landlord.

(iv) Tenant (or its architect or Tenant’s Contractor) shall have delivered to Landlord (A) evidence satisfactory to Landlord in its reasonable judgment (which may include, without limitation, conditional and/or unconditional lien waivers, as appropriate) demonstrating that the amount of the requested disbursement is for permissible costs for work theretofore performed and for which no previous disbursement from the Tenant Improvement Allowance was made, (B) evidence satisfactory to Landlord in its reasonable judgment (which for the purposes of this clause (B) it shall be deemed satisfactory if Landlord is supplied with unconditional lien waivers) that all previous disbursements from the Tenant Improvement Allowance have been properly applied to pay for those costs for which such previous disbursements were made and that to the extent required Tenant has made its pro rata share of payments in connection with each disbursement request as set forth in item (i) above, and (C) such evidence as Landlord may reasonably require (which may include an inspection by Landlord or its representative) to verify that the subject of any such Disbursement Request and any other work has been completed.

(v) Provided that Tenant has submitted the Disbursement Request with all applicable requirements set forth herein as of the twentieth (20th) day of each calendar month, then Landlord shall make the requested disbursement to the payee designated by Tenant by no later than the fifteenth (l 5th) day of the following calendar month.

B - 2

(vi) There shall be no event of default by Tenant under the Lease beyond any applicable notice and cure periods provided for in the Lease.

(vii) Landlord shall not have any responsibility to Tenant (A) to see that any work for which reimbursement is requested hereunder is constructed in accordance with applicable plans and specifications, or that such work will be completed, or that sufficient funds (above and beyond the Tenant Improvement Allowance) are available for completion, (B) for mechanics’ liens or claims by contractors, subcontractors, materialmen or any others hired by Tenant to do work in the Premises, subject to Landlord’s obligations hereunder to disburse the Tenant Improvement Allowance, or (C) Landlord shall not be required to disburse funds in excess of the Tenant Improvement Allowance, except as otherwise provided in this Exhibit B and Exhibit H.

(viii) All conditions to Landlord’s obligation to disburse the Tenant Improvement Allowance are for the exclusive benefit of Landlord. Any or all such conditions may be waived or relaxed at any time or times by Landlord, at its sole and exclusive option. No such waiver or relaxation in any particular instance shall affect Landlord’s discretion in dealing with any such condition in any other instance.

(ix) Except for the final disbursement of the Tenant Improvement Allowance, in no event will monthly disbursements exceed ninety percent (90%) of the amount requested in a Disbursement Request. At the time of Substantial Completion and upon satisfaction of the foregoing conditions, receipt of final lien waivers and Tenant’s receipt of a final signed inspection record for the Premises or its legal equivalent, Landlord shall disburse the final ten percent (10%) of the Tenant Improvement Allowance that Tenant or Tenant’s contractor is otherwise entitled to have disbursed hereunder.

(x) To the extent that Landlord fails to pay from the Tenant Improvement Allowance amounts due to Tenant’s Contractor, Space Planner, engineers and Tenant’s agents in accordance with the terms hereof, and such amounts remain unpaid for thirty-five (35) days after notice form Tenant and Landlord does not dispute that the Disbursement Request (including all applicable documentation required hereunder) has been properly and timely submitted hereunder, then without limiting Tenant’s other remedies under the Lease, Tenant may, after Landlord’s failure to pay such amounts within five (5) business days after Tenant’s delivery of a second notice from Tenant delivered after the expiration of such 35-day period (with such second notice providing in bold, all-capital typeface at the top of such notice that “LANDLORD’S FAILURE TO MAKE THE REQUESTED DISBURSEMENTS FROM THE TENANT IMPROVEMENT ALLOWANCE REQUESTED IN CONNECTION WITH THE ENCLOSED DISBURSEMENT REQUEST MAY RESULT IN TENANT BEING PERMITTED TO OFFSET RENT DUE UNDER THE LEASE”), pay same and deduct the amount thereof from the Rent next due and owning under the Lease, including interest at the Interest Rate from the due date until the date of the Rent offset. Notwithstanding the foregoing, if during either the 35-day or 5-day period set forth above, Landlord (i) delivers notice to Tenant that it disputes any portion of the amounts claimed to be due (the “Allowance Dispute Notice”), Tenant shall have no right to offset any amounts against rent unless and until Tenant initiates an arbitration procedure in accordance with the terms of this Paragraph in order to determine whether Tenant has satisfied all requirements set forth in this Exhibit B in order to be entitled to the requested disbursement. In the event Tenant claims that Tenant has satisfied all of the requirements in order to receive a disbursement from the Tenant Improvement Allowance and, therefore, that Landlord’s Allowance Dispute Notice is not correct, then Tenant shall send Landlord a written notice within thirty (30) days of Landlord’s issuance of such Allowance Dispute Notice (the “Offset Dispute Notice”), specifying the grounds on which Tenant asserts that the Allowance Dispute Notice was factually incorrect (provided, however, Tenant shall only be permitted to rely upon materials and documentation furnished to Landlord prior to the date that Landlord issued the applicable Allowance Dispute Notice) and electing to have the dispute resolved by arbitration as hereinbelow provided (the “Expedited Arbitration”). In the Offset Dispute Notice, Tenant shall designate an arbitrator of its selection who meets the qualifications provided below.

Within fifteen (15) business days after receipt of the Offset Dispute Notice, Landlord shall notify Tenant of its selection of an arbitrator who meets the qualifications provided below. Landlord’s and Tenant’s arbitrators shall then select a third, neutral arbitrator who meets the qualifications provided below. The Expedited Arbitration shall be held at such neutral arbitrator’s office. Each of the arbitrators shall (1) have at least ten (10) years’ experience in either

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managing Class A office buildings or representing owners in the leasing of Class A office buildings, (2) not have represented Landlord or Tenant during the preceding five years, and (3) have general experience and competence in determining the issue at hand. The Expedited Arbitration shall be held on a mutually agreeable date which shall be no less than thirty (30) days and no more than sixty (60) days after Landlord’s receipt of the Offset Dispute Notice. The Expedited Arbitration shall be conducted in accordance with the rules of the American Arbitration Association and the scope of the arbitrators’ inquiry and determination shall be strictly limited to whether Landlord’s Dispute Notice was factually correct based on the documentation and information furnished by Tenant at the time that Landlord provided such Landlord’s Allowance Dispute Notice. The determination of the majority of the arbitrators shall be conclusive and binding upon the parties and shall be made within five (5) business days after completion of the hearing. The unsuccessful party shall pay all of the fees and expenses of the three (3) arbitrators charged in connection with the Expedited Arbitration. In the event the arbitrators find that Landlord’s Allowance Dispute Notice was factually incorrect as set forth herein, Tenant may proceed with the proposed offset against future rent for the amount that Landlord was required to pay to Tenant but failed to timely do so; provided, however, if Landlord subsequently disburses such amount to Tenant then Tenant shall not have the right to offset with respect to such amount. The arbitrators’ decision may be entered as a final judgment in the court records of the applicable jurisdiction.

(b) Preparation and Review of Plans for Tenant Improvements. Tenant has retained a space planner (the “Space Planner”), and the Space Planner has prepared (or will prepare) certain plans, drawings and specifications (the “Temporary Plans”) for the construction of the Tenant Improvements in the Premises to be installed in the Premises by a general contractor selected by Tenant pursuant to this Work Letter. Landlord hereby approves Rapt Studio as Tenant’s Space Planner. Tenant shall deliver the Temporary Plans to Landlord within thirty (30) days after the execution of this Lease by Tenant. Landlord shall have seven (7) business days after Landlord’s receipt of the proposed Temporary Plans to review the same and notify Tenant in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Temporary Plans. If Landlord fails to give written comments to or approve the Temporary Plans within such seven (7) business day period, then Tenant may provide a second written notice to Landlord (the “Temporary Plans Second Notice”), which such second notice shall provide in bold, all-capital typeface at the top of such notice as follows: “LANDLORD’S FAILURE TO PROVIDE COMMENTS TO OR APPROVE OF THE PROPOSED TEMPORARY PLANS WITHIN THREE (3) BUSINESS DAYS AFTER RECEIPT OF THIS SECOND NOTICE SHALL CONSTITUTE LANDLORD’S ACCEPTANCE OF THE PROPOSED TEMPORARY PLANS.” If Landlord fails to give written comments to or approve the Temporary Plans within three (3) business days after receipt of the Temporary Plans Second Notice, then Landlord shall be deemed to have approved the Temporary Plans as submitted. Tenant shall following its receipt of Landlord’s comments and objections, redraw the proposed Temporary Plans in compliance with Landlord’s request and to resubmit the same for Landlord’s final review and approval or comment within seven (7) business days of Landlord’s receipt of such revised plans. Such process shall be repeated until such time as final approval by Landlord of the proposed Temporary Plans has been obtained. Once Landlord has approved the Temporary Plans, the Tenant shall prepare working drawings which shall be thereafter known as the “Final Plans”. The Final Plans shall include the complete and final layout, plans and specifications for the Premises showing all doors, light fixtures, electrical outlets, telephone outlets, wall coverings, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting, any other improvements to the Premises beyond the shell and core improvements provided by Landlord and any demolition of existing improvements in the Premises. The improvements shown in the Final Plans shall (i) be of quality equal to or better than the existing building materials, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Premises, and (iii) comply with all applicable laws, rules, regulations, codes and ordinances. Tenant, using the Space Planner, shall prepare or cause to be prepared and submitted the Final Plans, concurrently, and in each case by receipted courier or delivery service, to Landlord’s construction representative, Matthew Howell (“Landlord’s Construction Representative”), and Landlord’s offices for Landlord’s review and approval, which shall be consistent with the description of the Tenant Improvements set forth in the Temporary Plans.

Each set of proposed Final Plans furnished by Tenant shall include at least two (2) sets of prints. The Final Plans shall be compatible with the design, construction, and equipment of the Building, and shall be capable of logical measurement and construction. Unless Landlord shall otherwise agree in writing, the Final Plans shall be signed/stamped by the Space Planner, and shall include (to the extent relevant or applicable) such additional plans reasonably requested by Landlord related to the Tenant Improvements, including, without limitation, any and all additional plans related to Tenant’s specific use of the Premises, or as may be required by local city ordinance or building code.

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Tenant shall submit all Final Plans concurrently to Landlord’s construction representative and offices, as designated above, for Landlord’s review and approval. Landlord shall have five (5) business days after Landlord’s receipt of the proposed Final Plans to review the same and notify Tenant in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Final Plans. If Landlord fails to give written comments to or approve the Final Plans within such five (5) business day period, then Tenant may provide a second written notice to Landlord (the “Final Plans Second Notice”), which such second notice shall provide in bold, all-capital typeface at the top of such notice as follows: “LANDLORD’S FAILURE TO PROVIDE COMMENTS TO OR APPROVE OF THE PROPOSED FINAL PLANS WITHIN THREE (3) BUSINESS DAYS AFTER RECEIPT OF THIS SECOND NOTICE SHALL CONSTITUTE LANDLORD’S ACCEPTANCE OF THE PROPOSED FINAL PLANS.” If Landlord fails to give written comments to or approve the Final Plans within three (3) business days after receipt of the Final Plans Second Notice, then Landlord shall be deemed to have approved the Final Plans as submitted. Tenant shall following its receipt of Landlord’s comments and objections to redraw the proposed Final Plans in compliance with Landlord’s request and shall resubmit the same for Landlord’s final review and approval or comment within five (5) business days of Landlord’s receipt of such revised plans. Such process shall be repeated as necessary until final approval by Landlord of the proposed Final Plans has been obtained. Landlord may at any time by written notice given in accordance with the notice provisions of the Lease change the name and/or address of the designated Landlord’s construction representative to receive plans delivered by Tenant to Landlord. In the event that Tenant disagrees with any of the changes to the proposed Final Plans required by Landlord, then Landlord and Tenant shall consult with respect thereto and each party shall use all reasonable efforts to promptly resolve any disputed elements of such proposed Final Plans. If such Final Plans are not resolved by Landlord and Tenant, then Tenant shall accept Landlord’s final changes to the proposed Final Plans. For purposes hereof, “business days” shall be all calendar days except Saturdays and Sundays and holidays observed by national banks in the State in which the Premises are situated. Notwithstanding anything herein to the contrary, upon Landlord’s review and approval of the construction drawings related to the initial Tenant Improvements, Landlord shall advise Tenant at the time of such approval if any portion of the Tenant Improvements shall be required to be removed at the expiration or earlier termination of the Lease, subject to the provisions of Paragraph 4(b) of the Lease.

Notwithstanding the preceding provisions of this Paragraph (b), under no circumstances whatsoever shall (i) any combustible materials be utilized above finished ceiling or in any concealed space, (ii) any structural load, temporary or permanent, be placed or exerted on any part of the Building without the prior written approval of Landlord, or (iii) any holes be cut or drilled in any part of the roof or other portion of the Building shell without the prior written approval of Landlord.

In the event that Tenant proposes any material changes to the Final Plans (or any portion thereof) or any changes that would create a Design Problem as set forth in Paragraph 4(b) after the same have been approved by Landlord, Landlord shall not unreasonably withhold its consent to any such changes and shall approve or disapprove such requests within five (5) business days, provided the changes do not, in Landlord’s reasonable opinion, adversely affect the Building structure, systems, or equipment, or the external appearance (other than the construction of the Rooftop Deck) of the Premises.

As soon as the Final Plans (or a portion thereof sufficient to permit commencement of construction or installation of the Tenant Improvements, if Tenant elects to proceed with a “fast track” construction) are mutually agreed upon, Tenant shall use diligent efforts to obtain all required permits, authorizations, and licenses from appropriate governmental authorities for construction of the Tenant Improvements (or such portion thereof, as applicable). Tenant shall be solely responsible for obtaining any business or other license or permit required for the conduct of its business at the Premises; provided, however, that Landlord, at no cost to Landlord, shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. Landlord shall cooperate with Tenant and timely provide any necessary documentation required for Tenant to obtain required permits, including ADA path of travel and restroom drawings and, to the extent Landlord currently has any such files or drawings in its possession, CAD files of the Building.

(c) Construction of the Tenant Improvements. Construction or installation of the Tenant Improvements shall be performed by a licensed general contractor or contractors selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld or conditioned and shall be approved or denied within five (5) business days (the “Tenant’s Contractor,” whether one or more), pursuant to a written construction contract negotiated and entered

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into by and between the Tenant’s Contractor and Tenant and reasonably approved by Landlord. Landlord hereby approves of the following contractors if selected by Tenant for the Tenant Improvements: (i) Howard Building Corporation, (ii) Clune, (iii) Corporate Contractors, (iv) Environmental, (v) Sierra Pacific, and (vi) KPRS. In addition, Landlord approves of ARC as the engineer for MEP work in connection with the Tenant Improvements. Landlord agrees that Tenant shall not be required to hire any union labor in connection with the Tenant Improvements; provided, however, Tenant hereby agrees that it shall not retain (or cause to be retained through its general contractor) any general contractor or subcontractor that will create any labor disharmony or disruption at the Building or Project and that Landlord shall be permitted to either disapprove of such general contractors or subcontractors and/or direct Tenant to immediately cease using any such general contractors and/or subcontractors that create any such labor disharmony or disruption; provided, however, Landlord agrees that Tenant shall have the right to cure any disharmony or disruption through maintenance of a dual gate system. Each such contract shall (i) obligate Tenant’s Contractor to comply with all non-discriminatory rules and regulations of Landlord relating to construction activities in the Building (a copy of the current construction rules and regulations being attached hereto as Exhibit B-1), (ii) name Landlord as an additional indemnitee under the provisions of the contract whereby the Tenant’s Contractor holds Tenant harmless from and against any and all claims, damages, losses, liabilities and expenses arising out of or resulting from the performance of such work, (iii) name Landlord as a beneficiary of (and a party entitled to enforce) all of the warranties of the Tenant’s Contractor with respect to the work performed thereunder and the obligation of the Tenant’s Contractor to replace defective materials and correct defective workmanship for a period of not less than one (1) year following final completion of the work under such contract, and (iv) evidence the agreement of the Tenant’s Contractor that the provisions of the Lease shall control over the provisions of the contract with respect to distribution or use of insurance proceeds, in the event of a casualty during construction. Prior to commencement of construction of the Tenant Improvements, Tenant’s Contractor shall provide Tenant with an estimate of the total cost to construct and install the Tenant Improvements (the “Construction Estimate”).

Tenant acknowledges and understands that all roof penetrations involved in the construction of the Tenant Improvements must be performed by the Landlord’s Building roofing contractor; provided, however, if such Landlord designated contractors are not providing commercially reasonable prices or are not reasonably available, then Landlord agrees to consult with such contractors in order to resolve such issues. All costs, fees and expenses incurred with such contractor in performing such work shall be a cost of the Tenant Improvements, payable in accordance with the provisions of this Exhibit B. Tenant or Tenant’s Contractor or any of Tenant’s other agents shall not be responsible for the costs of parking, loading docks, water, gas, electricity, sewer or other utilities used or consumed at the Premises during the construction of the Tenant Improvements and Tenant’s initial move into the Premises; provided, however, Landlord shall be permitted to charge Tenant for heating, ventilation and air conditioning furnished at Tenant’s request outside of normal Business Hours at Landlord’s standard charge for such overtime HVAC on an hourly basis (which such standard charge being equal to $75.00 per hour, as such charge may increase in accordance with the Lease). Tenant shall not be charged for the use of the restrooms during the construction of the Tenant Improvements.

Tenant specifically agrees to carry, or cause the Tenant’s Contractor to carry, during all such times as the Tenant’s work is being performed, insurance in accordance with the requirements of Paragraph 8(d) of this Lease. Tenant shall not commence construction of the Tenant Improvements until Landlord has issued to Tenant a written authorization to proceed with construction (which Landlord shall be obligated to provide within five (5) business days) after Tenant has delivered to Landlord’s construction representative (i) certificates of the insurance policies described above, (ii) copies of all permits required for construction of the Tenant Improvements and a copy of the permitted Final Plans as approved by the appropriate governmental agency, and (iii) a copy of each signed construction contract or a letter of intenat for the Tenant Improvements (a copy of each subsequently signed contract shall be forwarded to Landlord’s construction representative without request or demand, promptly after execution thereof and prior to the performance of any work thereunder). All of the construction work shall be the responsibility of and supervised by Tenant.

(d) Requirements for Tenant’s Work. All of Tenant’s construction with respect to the Premises shall be performed in substantial compliance with this Exhibit B and the Final Plans therefor previously approved in writing by Landlord (and any changes thereto approved by Landlord as herein provided), and in a good and workmanlike manner, utilizing only new materials. All such work shall be performed by Tenant in strict compliance with all applicable building codes, regulations and all other legal requirements. All materials utilized in the construction of Tenant’s work must be confined to within the Premises. All trash and construction debris not located wholly within the Premises must be removed each day from the Project at the sole cost and expense of Tenant. Landlord shall have

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the right at all times to monitor the work for compliance with the requirements of this Exhibit B. If Landlord determines that any such requirements are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Premises or the Project until such time as Landlord is satisfied that the applicable requirements will be observed. Any approval given by Landlord with respect to Tenant’s construction or the Temporary Plans or Final Plans therefor, and/or any monitoring of Tenant’s work by Landlord, shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any of such matters.

(e) [Intentionally Deleted].

(f) Substantial Completion. “Substantial Completion” of construction of the Tenant Improvements shall be defined as the date upon which all of the following occur (i) Landlord’s Construction Representative (or other consultant engaged by Landlord) determines that the Tenant Improvements have been substantially completed in accordance with the Final Plans, (ii) a temporary certificate of occupancy (or its equivalent) is issued for the Premises by the appropriate governmental authority, and (iii) final unconditional lien waivers are provided with respect to the Tenant Improvements. After the completion of the Tenant Improvements, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of improvements performed on the Premises. The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of Rent by Tenant.

(g) No Miscellaneous Costs. Subject to Landlord’s reasonable and non-discriminatory scheduling requirements, Landlord shall permit Tenant and Tenant’s Contractor to use free of charge the Building’s elevators and related facilities of the Building to the extent the same is reasonably necessary for Tenant, Tenant’s agents and/or the Tenant’s Contractor to construct the Tenant Improvements, and for Tenant’s initial move into the Premises, including the installation of Tenant’s furniture, fixtures, and equipment.

(h) No Bond Required. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be required to obtain or provide any completion or performance bond in connection with any Tenant Improvement work performed by or on behalf of Tenant.

(i) Cleaning of Premises; Window Washing. Following the Substantial Completion of the Tenant Improvements, and following the removal from the Premises of all construction equipment and materials by Tenant’s agents, and the Premises having been cleaned by the Tenant’s Contractor as normally provided upon completion of construction, Landlord shall (i) cause the Premises to be cleaned by the Building’s standard janitorial service using Building standard methods and (ii) professionally wash all exterior windows of the Premises.

(j) Reimbursement of Increased Construction Costs. Subject to the terms and provisions of this Work Letter, in the event that Tenant’s actual cost of constructing the Tenant Improvements (provided such Tenant Improvements are normal and customary general office use improvements) is increased as a result of the failure of the base building to comply with code as required under the terms of this Work Letter or Exhibit H (a “Code Compliance Violation”), Landlord shall be required to reimburse Tenant in an amount equal to the actual, reasonable documented increase in Tenant’s cost of designing and constructing the Tenant Improvements resulting from such Code Compliance Violation (the “Code Compliance Reimbursement”).

(k) Commencement Date Delays. The Commencement Date shall occur as provided in this Lease, provided that the Commencement Date shall be extended by the number of days of actual delay of the Substantial Completion of the Tenant Improvements and/or Tenant’s move into the Premises to the extent caused by a “Commencement Date Delay,” as that term is defined below. As used herein, the term “Commencement Date Delay” shall mean only a Force Majeure Delay (as defined in the Lease) or a Landlord Caused Delay. As used herein, the term “Landlord Caused Delay” shall mean the following to the extent actually causing delays in the completion of the Tenant Improvements (i) failure of Landlord to timely approve or disapprove any Final Plans or change orders or any other items set forth in this Work Letter requiring Landlord’s approval within time periods set forth in this Work Letter or this Lease, as applicable, or otherwise within a reasonable period of time (except to the extent deemed approved); (ii) delays due to the wrongful acts or failures to act of Landlord or its property management company, including, without limitation, with respect to payment of the Tenant Improvement Allowance even though all disbursement requests have been satisfied; (iii) material and unreasonable interference by Landlord, its agents or Landlord Affiliates

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(except as otherwise allowed under this Work Letter) with the Substantial Completion of the Tenant Improvements and which objectively preclude or delay the construction of tenant improvements in the Building by any person, which interference relates to access by Tenant, or Tenant’s Contractor or Tenant’s agents to the Building or any Building facilities (including loading docks and elevators but in each case subject to the availability of such loading docks and elevators and Landlord’s scheduling requirements with respect thereto) or service and utilities (including temporary power and parking areas as provided herein) during normal construction hours, or the use thereof during normal construction hours; (iv) Landlord’s failure to deliver the Premises in Base Building Condition as and when required or to timely complete any work required to be completed by Landlord; (v) delays due to Material Latent Defects; and (vi) the discovery by Tenant of Hazardous Materials in the Premises that were not brought into the Premises by Tenant or its agents, contractors, subcontractors or employees. If Tenant contends that a Commencement Date Delay has occurred, Tenant shall notify Landlord in writing of (i) the event which constitutes such Commencement Date Delay and (ii) the date upon which such Commencement Date Delay is anticipated to end. In connection with any Commencement Date Delays, if such actions, inaction or circumstance described in the Notice (the “Delay Notice”) are not cured by Landlord within two (2) business days of Landlord’s receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualify as a Commencement Date Delay, then a Commencement Date Delay shall be deemed to have occurred commencing as of the date that is three (3) business days following Landlord’s receipt of the Delay Notice and ending as of the date such delay ends.

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EXHIBIT B-1

CONSTRUCTION

RULES

AND

REGULATIONS

12130, 12150 and 12180 Millennium

Playa Vista, CA 90094

Please contact The Office of the Building at least 24 hours in advance of scheduling work so that we can make sure we have received all of the required paperwork. You must abide by the following construction rules & regulations at all times.

Property Information:

Property Owner:

CV Latitude 34 LLC

Property Management Company:

LPC West, LLC

Office of the Building

12180 Millennium

Suite 120

Playa Vista, CA 90094

310 862 9490 Office

310 862 9491 Facsimile

Email: eleon@1pc.com

itadeo-porter@ipc.con-i

General:

Normal Business Hours: 8 am to 6 pm

No work may occur during normal business hours that will be considered disruptive (noise or VOC related) to other occupants

Building

Access: This is a secured facility locked downed from 7:00 pm to 7:00 am you will need to coordinate building access with the Property Management office i f you require access outside those parameters; tenant or subtenant premise access is with the tenant or subtenant. We do not provide premise access to any tenanted space under any circumstance.

You will	provide for appropriate protection for building corridors, doors and elevators (if applicable). Elevators pads are available from the Building.

We will not accept any delivery for you; you must have someone present to accept delivery.

Access for construction workers or delivery personnel must be requested daily for after-hours building access.

We do require a daily sign in for ALL construction personnel at the security console regardless of time of day.

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Rules and Regulations

A)	Supervision - contractor shall provide a full time supervisor or representative on site at all times whenever construction is being performed.

B)

Work Areas - contractor shall contain all operations within the premises of their space and such other space as Landlord may specifically permit. Common areas, public corridors, service corridors and exterior of Landlord’s building must be kept clear of General equipment, merchandise, fixtures and trash at all times.

C)

Construction Power - Temporary electrical facilities for “normal” construction power requirements shall be available from Landlord. Excess electrical power consumption shall not be tolerated; Landlord does not warrant that all power requirements of contractor shall be delivered; only that power sufficient to meet the requirements of normal construction equipment is available.

D)

Deliveries - All deliveries are to be made during off hours so long as the building is not occupied by any other tenant or occupant at such time. Any other delivery time must be pre-approved by Property Manager. The Contractor is responsible for cleaning up any tracked dust or debris on common areas after delivery is completed.

E)	Parking Workmen are to park in designated areas, vehicles parked in tenant parking will be subject to towing at the owners expense.

F)

Construction Noise Any work involving saw cutting, boring or drilling that creates excessive noise levels, shall be performed during non-business hours. This is to insure that neighboring Tenants are not disturbed. A fine of $250.00 will be imposed for each occurrence to the extent any such neighboring tenants exist at such time.

G)

Trash Removal - Trash is the responsibility of the general contractor. At no time shall contractors use the Building trash compactors or containers. Contact the Property Management Office to obtain the name of the Refuse Company that services the Property. Coordinate with the Property Management Office on the location of a trash container for your job. The container must be removed immediately after use. The surrounding area of the container must remain clear of debris, and the area must be clean after the final removal of the container. All disposal of hazardous waste shall be in accordance with ail local, state and federal regulations. Contractor is responsible for damage to parking surfaces and common areas caused by Contractors’ roll-off or storage box containers.

H)

Safety General Contractor shall comply will all applicable safety regulations and will be responsible for the conduct of all employees or sub-contractors working on job site. Work is monitored by Building Staff and Security with regard to performance of work and general safety. Alcohol consumption is NOT permitted in or about the Property. Smoking is only permitted in the areas identified in or about the property. Please inform the management office if individuals will need to be directed to the approved smoking areas.

1)	Hazardous Materials - Contractor must provide proper ventilation and MSDS forms for any chemical or items noted below:

1.	Asbestos containing materials (if applicable)

2.	Toxic Chemicals

3.	Epoxies or Glues

4.	Vinyl or sheet flooring, mirror and roof mastic

5.	Paint, Lacquer Urethanes, or any materials requiring special ventilation.

J)

Roof Access - Access to the Building roof is restricted to authorized personnel and all contractors must sign-in and out at the Security Console with no exceptions. Proof of insurance and a valid Driver’s License are required. Ladders will not be permitted on the side of the building for roof access. Under no circumstances will any Air or Crane lifts of HVAC equipment be allowed without prior approval from the Property Manager. A forty-eight (48) hour notice is required.

K)

Work Hours All work at the site is typically limited to Monday through Saturday, from 7:00 am to 6:00 pm. However, certain exceptions can be accommodated with a minimum 48 hour advance notification to the Property Management Office.

L)

Damage Repair General contractor shall be responsible for the repair and/or replacement of any damages caused by General Contractor or sub-contractors to the Property or surrounding tenants. All damage must be repaired within a twenty-four (24) hour time period (or must be commenced within such twenty-four (24) hour period and promptly repaired if such damage cannot be feasibly repaired within such twenty-four (24) hour period), or the Landlord will complete all necessary repairs at the sole cost and expense of the General Contractor.

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M)

Compliance/Closeout Paperwork - General Contractor shall deliver to the Property Manager within ten (10) days of completion of General work (or such later time as Landlord and/or Property Manager may reasonably approve):

1.	Building Permit

2.	Notice of Completion

3.	Certificate of Occupancy

4.	Letter from Structural engineer certifying that all Electrical, Mechanical (HVAC) & Plumbing Equipment is adequately supported.

5.	Lien Releases

6.	Itemized Statement of improvement costs

7.	As-Built Plans for Architectural, Mechanical, Plumbing, Fire-Protection, and Electrical systems.

Exhibits:	A Contractor Check List

B Certificate of Insurance Requirements

C Designated Parking

D Contractor Information Form

E Sub-Contractor List

Management reserves the right to make changes to the aforementioned rules & regulations of construction with or without notice to contractor.

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EXHIBIT A

CONTRACTOR CHECK LIST:

Copy of Building Permit

Building Department Stamped Plans

Certificate of Insurance —In General - Please check with Management Office to confirm appropriate coverage amounts for your project and scope of work

•  Five Million ($5,000,000) Combined Single Limit

•  Additional Insured

•  30 Day Termination Notice

•  One Million ($1,000,000) Auto Liability

Schedule of Work

24-Hour Phone Number of General Contractor

List of: • All Sub-contractors & Phone Numbers • All Suppliers & Phone Numbers

Permits on file in Management Office

Material Safety Data Sheet

Notice of Non-Responsibility

Dumpster

Portable Port-A-Potty

Following completion of Build-Out:

BUILDING PERMIT

NOTICE OF COMPLETION

CERTIFICATE OF OCCUPANCY

LEIN RELEASES

CERTIFIED AIR BALANCE REPORT

AS- BUILT PLANS

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EXHIBIT B

Certificate of Insurance Requirements

[To be provided after Lease execution]

B-1 - 5

EXIHBIT C

Designated Parking

[To be provided after Lease execution]

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EXHIBIT D

CONTRACTORS INFORMATION FORM

Tenant Name: Space #

Contractor’s Name:

Address:

Phone: Fax:

Individual in Charge:

Building Permit Number:

Plans Approved	Yes	No
Certificate of Insurance received	Yes	No
List of Sub-Contractors	Yes	No

Date Plans Submitted to Building Department:

Construction Started:

Scheduled Completion Date:

Contractor’s Rules & Regulations — Received & Acknowledged by:

Contractor:

Superintendent:

24-Hour Emergency Number:

Signature:

Date:

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EXHIBIT E

SUB-CONTRACTOR LIST

TRADES:	CONTRACTORS:	PHONE NUMBER:
DEMO

FRAMING, DRYWALL

ELECTRIC

HVAC

PLUMBING

SPRINKLER

CEILING GRID

PAINTING

CARPET

CERMIC

FIXTURING, CARPENTRY

GLASS/MIRRORS

SIGN

CLEANING

DUMPSTER

AIR/CRANE OPERATOR

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EXHIBIT C

BUILDING RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways and corridors of halls shall not be obstructed or used for any purpose other than ingress and egress. Except for Tenant’s right to use the Rooftop Deck, the halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the reasonable judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals only for the purpose of conducting its business in the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof (as opposed to the Rooftop Deck) of the Building without the written consent of Landlord.

2. Except for Tenant’s right to use the Rooftop Deck, no awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be of a quality, type, design and bulb color reasonably approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without the written consent of Landlord.

3. Except as provided in the Lease, no sign, advertisement, notice or handbill shall be Exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Premises, the Building or the Project without the prior written consent of the Landlord. If the Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills. Tenant shall see that the windows, transoms and doors of the Premises are closed and securely locked before leaving the Building and must observe strict care not to leave windows open when it rains. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

5. The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were considered, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6. Except with respect to hanging of art work or in connection with an approved Alteration, no tenant shall mark, paint, drill into, or in any way deface any part of the Premises, the Building or the Project. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

7. Except for any dogs that are brought into the Premises in compliance with the Project’s Dog Visitation Policy (which is attached hereto as Exhibit I) or otherwise are certified animal assist dogs, no vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and, except as expressly provided in the Lease, no cooking shall be done or permitted by any tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items (including those suitable for microwave heating) for tenants and their employees and invitees shall be permitted, provided that the power required therefor shall not exceed that amount which can be provided by a 30 amp circuit. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises. Smoking or carrying lighted cigars, cigarettes or pipes in the Building is prohibited. Bicycles may be brought to the Project so long as such usage complies with the reasonable non-discriminatory rules promulgated by property management from time to time and such bicycles shall be stored and/or kept in designated areas. Notwithstanding the foregoing, bicycles shall not be ridden in the Common Areas. In all events, Landlord shall not be liable for and Tenant hereby waives any claim against Landlord for any stolen bicycles.

8. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco (except by a cigarette vending machine for use by Tenant’s employees) in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau, without the express written consent of Landlord. The Premises shall not be used for lodging or sleeping or for any illegal purposes.

9. No tenant shall make, or permit to be made any disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or skylights or down the passageways.

10. No tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance, except to the extent contained in normal office products and equipment maintained in compliance with Laws.

11. Except as set forth in the Lease, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof, without the prior written consent of Landlord, not to be unreasonably withheld or delayed. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms in Tenant’s possession.

12. Except for Tenant’s ability to receive pallets of product during Business Hours subject to the terms of Paragraph 19(ss) of the Lease and move such pallets and product to the Storage Space, all removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall reasonably determine from time to time, without the express written reasonable consent of Landlord. Except for Tenant’s ability to receive pallets of product during Business Hours subject to the terms of Paragraph 19(ss) of the Lease and move such pallets and product to the Storage Space, the moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the Project Management Office and under its supervision, and the persons employed by any tenant for such work must be reasonably acceptable to the Landlord. Except for Tenant’s ability to receive pallets of product during Business Hours subject to the terms of Paragraph 19(ss) of the Lease and move such pallets and product to the Storage Space, Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to reasonably prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13. No tenant shall purchase janitorial maintenance or other similar services from any third party vendor not reasonably approved by Landlord but Tenant may use its employees as day porters (it being acknowledged and agreed that Landlord may reasonably disapprove any such third party vendor if it would create or is creating labor disharmony at the Project).

14. Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 7:00 A.M. and at all hours on Saturday, Sunday and legal holidays all persons who do not present a pass or card key to the Building approved by the Landlord. Each tenant shall be responsible for all persons who enter the Building with or at the invitation of such tenant and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right, without abatement of Rent, to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants, the protection of the Building, and the property in the Building.

15. Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the reasonable control and direction of the Project Management Office (but not as an agent or servant of said Office or of the Landlord), and such tenant shall be responsible for all acts of such persons.

16. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress. In addition, Tenant shall close all Exterior Window: Doors (as defined in the Lease) during non-Business Hours.

17. The requirements of Tenant will be attended to only upon application to the Project Management Office.

18. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall report and otherwise cooperate to prevent the same.

19. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings reasonably approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

20. Except as otherwise provided in the Lease, no air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

21. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks, except those equipped with rubber tires and rubber side guards.

22. No vending machine shall be installed, maintained or operated upon the Premises without the written reasonable consent of Landlord. Landlord hereby acknowledges that Tenant intends to install certain vending machines in the Premises for use by its employees and invitees and Landlord will reasonably approve the location of such vending machines upon written request by Tenant.

23. The scheduling of tenant move-ins shall be subject to the reasonable non-discriminatory discretion of Landlord.

24. If the Tenant desires telephone connections, the Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without direction from the Landlord.

25. The Building is a non-smoking building. Smoking is prohibited at all times within the entire Building, including all leased premises, as well as all public/common areas and parking areas for the Building, including any attached parking garage structure. This prohibition applies during business and non-business hours to restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, the lunch room and any other public/common area, as well as to all areas within the Leased Premises by Tenants. Smoking is only permitted in the designated smoking area outside the Building and away from the entrances to the Building.

26. The Building and Project is a weapons free environment. No tenant, owner of a tenant, officer or employee of a tenant, visitor of tenant, contractor or subcontractor of tenant, or any other party shall carry weapons (concealed or not) of any kind in the building, or parking areas. This prohibition applies to all public areas, including without limitation, restrooms, elevators, elevator lobbies, first floor lobby, stairwells, common hallways, all areas within the leased premises of tenants, all surface parking areas and the surrounding land related to the building.

EXHIBIT D

FORM TENANT ESTOPPEL CERTIFICATE

TO:	(“Landlord”)

and:

(“Third Party”)

Re:	Property Address:
Lease Date:
Between	, Landlord and
, Tenant
Square Footage Leased:
Suite No.
Floor:

The undersigned tenant (“Tenant”) hereby certifies to Third Party and Landlord as follows:

1. The above-described Lease has not been canceled, modified, assigned, extended or amended except                                                                  .

2. Base Rent has been paid to the first day of the current month and all additional rent has been paid and collected in a current manner. There is no prepaid rent except $                        , and the amount of the security deposit/letter of credit is $                        .

3. Base Rent is currently payable in the amount of $         monthly exclusive of Tenant’s Proportionate Share of Operating Expenses and Taxes.

4. The Lease terminates on                         , 20     subject to any renewal option(s) set forth in the Lease.

5. All Landlord work to be performed for Tenant under the Lease in connection with Tenant’s initial occupancy has been performed as required and has been accepted by Tenant, except

6. The Lease is: (a) in full force and effect; (b) to Tenant’s actual knowledge, free from default; and (c) to Tenant’s actual knowledge, Tenant has no claims against the Landlord or offsets against rent.

7. The Base Year for Operating Expenses, as defined in the said Lease, is                                               The Base Year for Taxes, as defined in the said Lease, is                                              .

8. The undersigned has no right or option pursuant to the said Lease or otherwise to purchase all or any part of the Premises or the Building of which the Premises are a part.

9. There are no other agreements written or oral between the undersigned and the Landlord with respect to the Lease and/or the Premises and Building.

D - 1

10. The statements contained herein may be relied upon by the Landlord and by any prospective purchaser of the property of which the Premises is a part and its mortgage lender.

If a blank in this document is not filled in, the blank will be deemed to read “none”.

If Tenant is a corporation, the undersigned signatory is a duly appointed Officer of the corporation.

Dated this day of , 20_.

Tenant:

By:
Name:
Title:

D - 2

EXHIBIT D

FORM LANDLORD ESTOPPEL CERTIFICATE

TO:	(“Tenant”)

and:

(“Third Party”)

Re:	Property Address:
Lease Date:
Between	, Landlord and
, Tenant
Square Footage Leased:
Suite No.
Floor:

The undersigned landlord (“Landlord”) hereby certifies to Third Party and Landlord as follows:

1. The above-described Lease has not been canceled, modified, assigned, extended or amended except                                                                  .

2. Base Rent has been paid to the first day of the current month and all additional rent has been paid and collected in a current manner. There is no prepaid rent except $                        , and the amount of the security deposit/letter of credit is $                        .

3. Base Rent is currently payable in the amount of $                         monthly exclusive of Tenant’s Proportionate Share of Operating Expenses and Taxes.

4. The Lease terminates on                     , 20     subject to any renewal option(s) set forth in the Lease.

5. The Lease is: (a) in full force and effect; (b) to Landlord’s actual knowledge, free from default; and (c) to Landlord’s actual knowledge, Landlord has no claims against the Tenant.

6. The Base Year for Operating Expenses, as defined in the said Lease, is                                      The Base Year for Taxes, as defined in the said Lease, is                                     .

7. There are no other agreements written or oral between the undersigned and the Tenant with respect to the Lease and/or the Premises and Building.

If a blank in this document is not filled in, the blank will be deemed to read “none”.

If Landlord is a corporation, the undersigned signatory is a duly appointed Officer of the corporation.

D-1 - 1

Dated this day of , 20_.

Tenant:

By:
Name:
Title:

D-1 - 2

EXHIBIT E

TENANT’S COMMENCEMENT LETTER

TO:	(“Landlord”)
Date:

Tenant’s Commencement Letter

The undersigned, as the Tenant under that certain Office Lease (the “Lease”) dated                                         , made and entered into between                                     , a                                      as Landlord, and the undersigned, as Tenant, hereby certifies that:

1.	The undersigned has accepted possession and entered into occupancy of the Premises described in the Lease.

2.	The Commencement Date of the Lease was .

3.	The expiration date of the Lease is .

4.	The Lease is in full force and effect and has not been modified or amended.

5.	Landlord has performed all of its obligations to improve the Premises for occupancy by the undersigned, except as follows:

Very truly yours,

,
a

By:
Name:
Title:

E - 1

EXHIBIT F TO LEASE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

RECORDING REQUESTED

BY AND WHEN

RECORDED RETURN TO:

Associate General Counsel

Real Estate Investments

Metropolitan Life Insurance Company

Law Department

425 Market Street, Suite 1050

San Francisco, California 94105

SUBORDINATION

NONDISTURBANCE

AND ATTORNMENT AGREEMENT

NOTICE:	THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

DEFINED TERMS

Execution Date: As of , 2015

Beneficiary & Address:

Metropolitan Life Insurance Company, a New York corporation, and its affiliates, as applicable

10 Park A venue

Morristown, New Jersey 07962

Attn: Senior Vice President

Real Estate Investments

with a copy to:

Metropolitan Life Insurance Company 425 Market Street, Suite I 050

San Francisco, California 94105

Attn: Vice President

and to:

Metropolitan Life Insurance Company 333 South Hope Street, Suite 3650 Los Angeles, California 90071

Attn: Regional Director

Tenant & Address:

The Honest Company, Inc., a Delaware corporation 12130 Millennium Drive Playa Vista, California 90094

Landlord & Address:

CV Latitude 34 LLC, a Delaware limited liability company

c/o Clarion Partners

601 South Figueroa Street, 34th Floor

Los Angeles, California 90017

Attn: Asset Manager

with a copy to:

Lincoln Property Company

12180 Millennium

Playa Vista, CA 90094

Attn: Property Manager

Loan: A first mortgage loan in the original principal amount of $102,000,000.00 from Beneficiary to Landlord.

Note: A Promissory Note executed by Landlord in favor of Beneficiary (as successor in interest to BREF IV Series A, LLC, a Delaware limited liability company) in the amount of the Loan dated as of July 1, 2014.

Deed of Trust: A Deed of Trust, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing dated as of July 1, 2014 executed by Landlord, to First American Title Insurance Company, as Trustee, for the benefit of Beneficiary (as successor in interest to BREF IV Series A, LLC, a Delaware limited liability company) securing repayment of the Note recorded in the records of the County in which the Property is located.

Lease and Lease Date: The lease entered into by Landlord and Tenant dated as of , 2015 covering the Premises.

Property: 12130 Millennium Drive Playa Vista, California 90094 The Property is more particularly described on Exhibit A.

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

A. Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the “Premises”).

B. Beneficiary has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Deed of Trust.

C. Landlord, Tenant and Beneficiary all wish to subordinate the Lease to the lien of the Deed of Trust.

D. Tenant has requested that Beneficiary agree not to disturb Tenant’s rights in the Premises pursuant to the Lease in the event Beneficiary forecloses the Deed of Trust, or acquires the Property pursuant to the trustee’s power of sale contained in the Deed of Trust or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a “Foreclosure Sale”) but only if Tenant is not then in default under the Lease beyond the expiration of any applicable notice and cure period set forth in the Lease and Tenant attorns to Beneficiary or a third party purchaser at the Foreclosure Sale (a “Foreclosure Purchaser”).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1. Subordination. The Lease and the leasehold estate created by the Lease and all of Tenant’s rights under the Lease are and shall remain subordinate to the Deed of Trust and the lien of the Deed of Trust, to all rights of Beneficiary under the Deed of Trust and to all renewals, amendments, modifications and extensions of the Deed of Trust.

2. Acknowledgments by Tenant. Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Beneficiary as security for the Loan. In the event that Beneficiary notifies Tenant of a default under the Deed of Trust and requests Tenant to pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary or as Beneficiary may otherwise request and Landlord hereby irrevocably authorizes Tenant to comply with Beneficiary’s request notwithstanding any contrary instruction by Landlord and agrees that any such payments shall be credited against Tenant’s obligations under the Lease. (b) Tenant shall send a copy of any notice or statement under the Lease to Beneficiary which pertains to (i) a change to Tenant’s notice address(es), and/or (ii) a default on the part of Landlord under the Lease, at the same time Tenant sends such notice or statement to Landlord. (c) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

3. Foreclosure and Sale. In the event of a Foreclosure Sale,

(a) So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease beyond the expiration of any applicable notice and cure period set forth in the Lease, the Lease shall continue in full force and effect as a direct lease between Beneficiary and Tenant, and Beneficiary will not disturb the possession of Tenant, subject to this Agreement. To the extent that the Lease is extinguished as a result of a Foreclosure Sale, a new lease shall automatically go into effect upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease. Tenant agrees to attorn to and accept Beneficiary as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, or, as the case may be, under the new lease, in the event that the Lease is extinguished by a Foreclosure Sale, and Beneficiary agrees to recognize Tenant as tenant under the Lease, subject to the terms of this Agreement. Upon Beneficiary’s acquisition of title to the Property (the date on which acquisition first occurs shall be referred to in this Agreement as the “Transfer Date”), Beneficiary will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Beneficiary shall not be: (i) liable for any act or omission of a prior landlord (including Landlord) except for an express default by such prior landlord (including Landlord) under any repair or maintenance obligation of Landlord set forth in the Lease which is continuing after the Transfer Date, provided that Tenant has reasonably and diligently pursued all of its available remedies against any such prior landlord (including Landlord) (except that Tenant shall have no obligation hereunder to file a lawsuit or pursue any litigation-based remedies against any such prior landlord), Beneficiary has received actual written notice (in accordance with Paragraph 7 below) of any such repair or maintenance default prior to the Transfer Date and only after the expiration of any applicable cure period provided for in the Lease (which cure period as applied to Beneficiary shall commence no earlier than the Transfer Date), provided, however, that in such event, Beneficiary’s liability shall be determined as if such default had first arisen on the day Beneficiary acquired title to the Property; or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord) unless such sum or deposit was transferred to and actually received by Beneficiary; or (iv) bound by any amendment or modification of the Lease which has the effect of decreasing or otherwise modifying the rent due under the Lease, modifying the term of the Lease (except for an amendment to memorialize an extension of the term of the Lease pursuant to Tenant’s exercise of the renewal option as set forth in Addendum One to the Lease, but only to the extent that any such amendment actually serves to memorialize the exercise of the renewal option by Tenant, such as setting forth the extension of the term and the rent applicable to such extension, and not with respect to any other matters set forth in any such amendment) or otherwise modifying or otherwise affecting the economic obligations under the Lease (except for an amendment to memorialize the addition of the Offered Space (as such term is defined in Addendum Two to the Lease) to the Premises pursuant to Tenant’s exercise of the right of first refusal as set forth in Addendum Two to the Lease, but only to the extent that any such amendment actually serves to memorialize the addition of the Offered Space to the Premises, such as setting forth the addition of the Offered Space and the rent applicable to such Offered Space, and not with respect to any other matters forth in any such amendment), other than to a de minimis extent or increasing the obligations of the Landlord under the Lease or decreasing the obligations of the Tenant under the Lease, other than to a de minimis extent, made after the Execution Date without the written consent of Beneficiary, or any assignment or termination of the Lease made after the Execution Date without the written consent of Beneficiary (except for an assignment that is expressly permitted under the Lease without Landlord’s consent as more particularly set forth in Section 11(a) of the Lease and except for any termination right of Tenant that is expressly set forth in the Lease); (v) obligated or liable with respect to any representations, warranties or indemnities contained in the Lease; provided, however, that Beneficiary shall be obligated to indemnify Tenant solely as set forth in Paragraph 3(c)(iii) below; or (vi) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Beneficiary.

(b) Upon the written request of Beneficiary after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

(c) Notwithstanding any provisions of the Lease to the contrary, from and after the date that Beneficiary acquires title to the Property as a result of a Foreclosure Sale, (i) Beneficiary will not be obligated to expend any monies to restore casualty damage in excess of available insurance proceeds; provided, however, that Tenant shall retain all of its rights to terminate the Lease under Section 9(b) of the Lease in the event of a casualty; (ii) tenant shall not have the right to make repairs and deduct the cost of such repairs from the rent without a judicial determination that Beneficiary is in default of its obligations under the Lease; (iii) in no event will Beneficiary be obligated to indemnify Tenant, except where Beneficiary is in breach of its obligations under the Lease or where Beneficiary has been actively negligent in the performance of its obligations as landlord; and (iv) other than determination of fair market value and determinations as to whether consent has been unreasonably withheld pursuant to Section 11(d) of the Lease, no disputes under the Lease shall be subject to arbitration unless Beneficiary and Tenant agree to submit a particular dispute to arbitration.

4. Subordination and Release of Purchase Options. Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Landlord. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Deed of Trust and are waived and released as to Beneficiary and any Foreclosure Purchaser.

5. Acknowledgment by Landlord. In the event of a default under the Deed of Trust, at the election of Beneficiary, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Beneficiary in accordance with Paragraph 2 above.

6. Construction of Improvements. Beneficiary shall not have any obligation or incur any liability with respect to the completion of tenant improvements for the Premises, except with respect to, subject to the provisions of Paragraph 3(c)(i) of this Agreement, the performance of any restoration in the event of a casualty which Landlord is expressly obligated to perform pursuant to Article 9 of the Lease, but only in the event that Beneficiary acquires title to the Property.

7. Notice. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

8. Miscellaneous. Beneficiary shall not be subject to any provision of the Lease that is inconsistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Deed of Trust. This Agreement shall be governed by and construed in accordance with the laws of the State of in which the Property is located.

9. Liability and Successors and Assigns. In the event that Beneficiary acquires title to the Premises or the Property, Beneficiary shall have no obligation nor incur any liability in an amount in excess of $5,000,000 and Tenant’s recourse against Beneficiary shall in no extent exceed the amount of $5,000,000. This Agreement shall run with the land and shall inure to the benefit of the parties and, their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Beneficiary assigns or transfers its interest in the Note and Deed of Trust or the Property, all obligations and liabilities of Beneficiary under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Beneficiary’s interest is assigned or transferred; provided, however, that with respect to any obligations and liabilities of Beneficiary which accrue during any period in which Beneficiary holds title to the Property, only those obligations and liabilities of Beneficiary under this Agreement which arise after such assignment or transfer of the Property by Beneficiary shall terminate and be the responsibility of the party to whom Beneficiary’s interest in the Property is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Beneficiary.

10. OFAC Provisions. Tenant and Beneficiary hereby represent, warrant and covenant to each other, either that (i) it is regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”), or is a wholly-owned subsidiary or affiliate of a Regulated Entity or (ii) neither it nor any person or entity that directly or indirectly (a) controls it or (b) has an ownership interest in it of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNM ENT AGREEMENT.

BENEFICIARY:	METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

By

Its

ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document, to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA             )

                                                          ) ss.

COUNTY OF                                  )

On                                                                                        before me,                                                                  , a Notary Public, personally appeared                                                           who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing Paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                                               (Seal)

TENANT:	THE HONEST COMPANY, INC., a Delaware corporation

By

Its

ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document, to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA             )

                                                          ) ss.

COUNTY OF                                  )

On                                                                                            before me,                                                                  , a Notary Public, personally appeared                                                               who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing Paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                                               (Seal)

LANDLORD:	CV LATITUDE 34, LLC,
a Delaware limited liability company

	By:	CLARIONVALUE, LLC,
	Its:	Sole Member

		By:	CLARION PARTNERS, LLC,
		Its:	Manager

By

Its

ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document, to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA             )

                                                          ) ss.

COUNTY OF                                  )

On                                                                               before me,                                                                                  , a Notary Public, personally appeared                                                   who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing Paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                                               (Seal)

EXHIBIT A

PROPERTY DESCRIPTION

PARCEL 1

LOTS 2 AND 30 OF TRACT NO. 49104-04, IN THE CITY OF LOS

ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA AS

PER MAP FILED IN BOOK 1236 PAGES 41 TO 55 INCLUSIVE OF MAPS,

IN THE OFFICE OF THE COMP, RECORDER Of SAID COUNTY.

PARCEL 2:

PARCEL A, AS SHOWN ON CERTIFICATE OF COMPLIANCE AS

EVIDENCED BY DOCUMENT RECORDED JUNE 05, 2013 AS

INSTRUMENT NO. 2013-840625 OF OFFICIAL RECORDS. MORE

PARTICULARLY DESCRIBED AS FOLLOWS:

PORTIONS OF LOTS 4, 5, 6 AND 7 OF TRACT NO. 52092, IN THE CITY

OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF

CALIFORNIA. AS PER MAP FILED IN BOOK 1236, PAGES 56

THROUGH 63, INCLUSIVE. OF MAPS, RECORDS OF SAID COUNTY

EXCEPTING —THEREFROM THAT PORTION OF SAID LOT 41 LYING

NORTHEASTERLY OF THE NORTHWESTERLY PROLONGATION OF

THE NORTHEASTERLY LINE OF LOT 7 OF SAID TRACT NO 52092

ALSO EXCEPTING THEREFROM THOSE PORTIONS OF SAID LOTS 5, 6

AND 7 LYING SOUTHEASTERLY OF THE FOLLOWING DESCRIBED

LINE

BEGINNING AT A POINT ON THE SOUTHWESTERLY LINE OF SAID

LOT 5, DISTANT THEREON SOUTH 27” 44’ 00’ EAST 31.45 FEET FROM

THE MOST SOUTHERLY CORNER OF LOT 4 OF SAID TRACT NO.

52092:

THENCE NORTH 88” 51’ 23” EAST 11.18 FEET TO A LINE WHICH

BEARS NORTH 62’ 17’ 52” EAST AND WHICH PASSES THROUGH A

POINT ON SAID SOUTHWESTERLY LINE OF LOT 5

DISTANT THEREON SOUTH 21’ 44 00” EAST 36.45 FEET FROM SAID

MOST SOUTHERLY CORNER OF LOT 4, THE NCF NORTH 62’ 17’ 52’

EAST 661.19 FEET TO THE NORTHEASTERLY

LINE OF LOT 7 OF SAID TRACT NO. 52092

PARCEL 3:

EASEMENTS FOR PEDESTRIAN AND VEHICULAR INGRESS AND

EGRESS WITH RESPECT TO PORTIONS OF LOTS 27 AND 29 OF TRACT

NO. 49104-4 AS PROVIDED IN THAT CERTAIN EASEMENT

AGREEMENT (ACCESS) PARCELS IV AND V) DATED JUNE 08, 2006

BY PLAYA PHASE I COMMERCIAL LAND COMPANY, LLC, IN FAVOR

OF LINCOLN ASB PLAYA VISTA, LLC, WHICH WAS RECORDED ON

JUNE 08, 2006 AS INSTRUMENT NO. 06.1258448 AND AMENDED

RECORDED FEBRUARY 08, 2007 AS INSTRUMENT NO 2070276032, OF

OFFICIAL RECORDS OF LOS ANGELES COUNTY, CALIFORNIA

PARCEL 4

EASEMENTS FOR VEHICULAR AND PEDESTRIAN TRAFFIC OVER

PRIVATE STREETS AND WALKWAYS, MAINTENANCE AND REPAIR

OF UTILITY SERVICES, DRAINAGE Of WATER, ACCESS TO

PERFORM NECESSARY MAINTENANCE AND REPAIR OF

IMPROVEMENTS, MINOR ENCROACHMENTS, ENVIRONMENTAL

MEDIATION, ACCESS TO METHANE MONITORING EQUIPMENT AND

OTHER EASEMENTS AS PROVIDED IN THAT CERTAIN AMENDED

AND RESTATED DECLARATION OF COVENANTS, , CONDITIONS,

RESTRICTIONS AND RESERVATIONS OF EASEMENTS FOR THE

CAMPUS AT PLAYA VISTA, WHICH WAS RECORDED ON JUNE 08.

2006 AS INSTRUMENT NO, 06-1258435 OF OFFICIAL RECORDS OF

LOS ANGELES COUNTY, CALIFORNIA.

EXCEPTING THERE FROM THOSE PORTIONS OF MILLENIUM LYING

SOUTHWESTERLY OF THE NORTH EASTERLY LINE OF CAMPUS

CENTER DRIVE, ALSO SO EXCEPTING ANY PORTIONS LYING

WITHIN CAMPUS CENTER DRIVE, BLUFF CREEK DRIVE AND WEST

LAWN AVENUE.

PARCEL 5

EASEMENTS FOR PEDESTRIAN AND VEHICULAR INGRESS AND

EGRESS WITH RESPECT TO PORTIONS OF MILLENNIUM ROAD AS

PROVIDED IN THAT CERTAIN EASEMENT AGREEMENT

(ACCESS) (PARCEL IV AND V) BY PLAYA PHASE I COMMERCIAL

LAND COMPANY, IN FAVOR OF LINCOLN ASB PLAYA VISTA LLC,

WHICH WAS RECORDED ON JUNE 08, 2006 AS INSTRUMENT NO 06-

1258449 OF OFFICIAL RECORDS OF LOS ANGELES CALIFORNIA.

PARCEL 6.

EASEMENTS FOR PEDESTRIAN AND VEHICULAR INGRESS AND

EGRESS AND FIRE LANE PURPOSES WITH RESPECT TO PORTIONS

OF CERTAIN PROPERTY MORE PARTICULARLY DESCRIBED IN

THAT CERTAIN EASEMENT AGREEMENT (COMMON DRIVEWAY)

(PARCEL IV AND V) BY PLAYA PHASE 1 COMMERCIAL LAND

COMPANY, LLC, AND LINCOLN ASB PLAYA VISTA LLC, WHICH

WAS RECORDED ON JUNE 08, 2006 AS INSTRUMENT NO 06-1258450

OF OFFICIAL RECORDS OF LOS ANGELES COUNTY, CALIFORNIA

PARCEL 7

EASEMENTS FOR PEDESTRIAN AND VEHICULAR INGRESS AND

EGRESS AND FIRE LANE PURPOSES WITH RESPECT TO PORTIONS

OF CERTAIN PROPERTY MORE PARTICULARLY DESCRIBED IN

TCHAT CERTAIN EASEMENT AGREEMENT (COMMON DRIVEWAY)

(PARCELS I AND II) BY PLAYA PHASE I COMMERCIAL LAND

COMPANY, LLC AND LINCOLN ASB PLAYA VISTA LLC. WHICH WAS

RECORDED ON JUNE 08, 2006 AS INSTRUMENT NO 06-12584140, OF

OFFICIAL RECORDS OF LOS ANGELES COUNTY, CALIFORNIA.

PARCEL 8:

EASEMENTS WITH RESPECT TO PORTIONS OF CERTAIN PROPERTY

AND FOR THOSE PURPOSES AS MORE PARTICULARLY DESCRIBED

IN THAT CERTAIN “DECLARATION OF COVENANTS. CONDITIONS

AND RESTRICTIONS FOR HORIZON AT PLAYA VISTA” BY LINCOLN

ASB PLAYA V STA PHASE I. LLC AND LINCOLN ASB PLAYA VISTA,

LLC WHICH WAS RECORDED ON SEPTEMBER 2, 2008 AS

INSTRUMENT NO. 20081576067 AND AS AMENDED BY THAT CERTAIN

“AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS

AND RESTRICTIONS FOR HORIZON AT PLAYA VISTA” RECORDED

OCTOBER 31, 2008 AS INSTRUMENT NO 20081936205

OF OFFICIAL RECORDS OF LOS ANGELES COUNTY, CALIFORNIA

AS FURTHER AMENDED BY THAT CERTAIN SECOND AMENDMENT

TO DECLARATION OF COVENANTS, CONDITIONS AND

RESTRICTIONS FOR HORIZON AT PLAYA VISTA RECORDED

FEBRUARY 1, 2011 AS INSTRUMENT NO. 20110171572

THIS DESCRIPTION WILL BE DELETED FROM THE POLICY

PROVIDED A PROPER FORM OF TERMINATION IS RECORDED PRIOR

TO OR AT THE TIME OF CLOSING,

PARCEL 9:

EASEMENTS FOR UNDERGROUND ELECTRIC POWER AND

TELEPHONE LINES AS DISCLOSED BY EASEMENT COVENANT FOR

PUBLIC UTILITY PURPOSES MORE PARTICULARLY DESCRIBED IN

DOCUMENT RECORDED OCTOBER 9, 2008 AS INSTRUMENT NO.

20081812888 OF OFFICIAL RECORDS.

APN #

4211-010.041 (Affects LOT 2 of Parcel 1)

4211.010-053 (Affects Lot 30 of Parcel 1.)

4211-010-111 (Affects Parcel 2)

EXHIBIT G

FORM LETTER OF CREDIT

[BANK]

(CITY NATIONAL BANK LETTERHEAD)

ISSUE DATE:

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

BENEFICIARY:	CV LATITUDE 34 LLC
C/O CLARION PARTNERS
601 SOUTH FIGUEROA STREET, 34TH FLOOR
LOS ANGELES, CALIFORNIA 90017
ATTN: ASSET MANAGER

APPLICANT:	THE HONEST COMPANY, INC.
2700 PENNSYLVANNIA AVENUE, SUITE 1200
SANTA MONICA, CALIFORNIA 90404
ATTN: GENERAL COUNSEL

AMOUNT:         USD                                          (                                                                          DOLLARS)

EXPIRY	DATE AND PLACE: AT CITY NATIONAL BANK, INTERNATIONAL DEPT., 555 SOUTH FLOWER STREET, 24TH FLOOR LOS ANGELES, CA 90071

LADIES/GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT, EFFECTIVE IMMEDIATELY, IN FAVOR OF THE ABOVE NAMED BENEFICIARY AVAILABLE BY PAYMENT OF YOUR DRAFT(S) AT SIGHT IN THE FORM ATTACHED HERETO AS EXHIBIT 1 WITH APPROPRIATE INSERTIONS AND ACCOMPANIED BY DOCUMENTS AS SPECIFIED BELOW:

1.	THIS ORIGINAL STANDBY LETTER OF CREDIT, AND AMENDMENT(S), IF ANY.

2.	BENEFICIARY’S SIGNED AND DATED STATEMENT WORDED AS FOLLOWS:

“THE UNDERSIGNED, AN AUTHORIZED OFFICER OF CV LATITUDE 34 LLC, (HEREINAFTER REFERRED TO AS ‘LANDLORD’) HEREBY REQUESTS PAYMENT OF (INSERT AMOUNT OF SIGHT DRAFT) PURSUANT TO CITY NATIONAL BANK LETTER OF CREDIT NUMBER (LC NUMBER) DATED (DATE OF LC).

IN CONNECTION WITH SUCH REQUEST, THE LANDLORD HEREBY CERTIFIES THAT TENANT HAS NOT COMPLIED WITH THE TERMS AND CONDITIONS OF THAT CERTAIN LEASE DATED (INSERT DATE) 2015, ENTERED INTO BY AND BETEWEEN LANDLORD AND THE HONEST COMPANY, INC., AS TENANT.

CV LATITUDE 34, LLC

BY:
(SIGNATURE)

NAME:
(PRINTED NAME)

TITLE:

SPECIAL CONDITIONS:

1. PARTIAL DRAWINGS ARE ALLOWED. IF YOUR DEMAND REPRESENTS A PARTIAL DRAW, WE WILL ENDORSE THE ORIGINAL LETTER OF CREDIT OF SUCH PAID PARTIAL DRAW AND RETURN THE ORIGINAL LETTER OF CREDIT TO YOU FOR ANY FUTURE DRAWS. DRAWINGS PAID BY US UNDER THIS LETTER OF CREDIT WILL AUTOMATICALLY DECREASE THE AVAILABLE AMOUNT OF THIS LETTER OF CREDIT.

2. MULTIPLE PRESENTATIONS ARE ALLOWED.

3, IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR AN ADDITIONAL PERIOD OF ONE (1) YEAR FROM THE EXPIRY DATE HEREOF OR ANY FUTURE EXPIRY DATE, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO ANY EXPIRATION DATE, WE SHALL NOTIFY THE BENEFICIARY BY OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. IN NO EVENT SHALL THIS LETTER OF CREDIT BE EXTENDED BEYOND                     , THE FINAL EXPIRATION DATE.

4. UPON CITY NATIONAL BANK’S RECEIPT OF BENEFICIARY’S ORIGINAL WRITTEN CONSENT TO AN AMENDMENT ISSUED BY CITY NATIONAL BANK AT THE REQUEST OF THE APPLICANT REDUCING THE LETTER OF CREDIT AMOUNT, THE LETTER OF CREDIT AMOUNT WILL BE REDUCED.

5. THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY BY THE BENEFICIARY. TRANSFER OF THIS LETTER OF CREDIT IS SUBJECT TO CITY NATIONAL BANK’S RECEIPT OF AND AGREEMENT TO THE BENEFICIARY’S INSTRUCTIONS IN THE FORM ATTACHED HERETO AS EXHIBIT ‘A’, ACCOMPANIED BY THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENT(S, IF ANY. SUCH TRANSFER REQUEST BY THE BENEFICIARY SHALL BE EFFECTIVE BY CITY NATIONAL BANK’S ENDORSEMENT OF THE TRANSFER ON THE ORIGINAL LETTER OF CREDIT AND ITS DELIVERY BY US TO THE TRANSFEREE. TRANSFER FEES ARE FOR ACCOUNT OF THE APPLICANT FOR THE FIRST TRANSFER AND ANY SUBSEQUENT TRANSFERS ARE FOR ACCOUNT OF THE BENEFICIARY. OUR CURRENT TRANSFER FEES ARE 1⁄4 OF THE TRANSFERRED AMOUNT WITH A MINIMUM OF $300.00 PLUS $35.00 COURIER.

WE HEREBY AGREE WITH YOU THAT IF DRAWING DOCUMENTS, INCLUDING THE SIGHT DRAFT, ARE PRESENTED TO CITY NATIONAL BANK, AT THE BELOW ADDRESS IN LOS ANGELES AND PROVIDED THAT SUCH DRAWING DOCUMENTS PRESENTED CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE MADE BY CITY NATIONAL BANK IN IMMEDIATELY AVAILABLE FUNDS ON OR BEFORE OUR CLOSE OF BUSINESS ON THE 3RD BUSINESS DAY AFTER PRESENTMENT. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

CITY NATIONAL BANK WILL HONOR THIS LETTER OF CREDIT WITHOUT INQUIRY AS TO THE ACCURACY, GENUINENESS OR EFFECT OF ANY DOCUMENT PRESENTED UNDER THIS LETTER OF CREDIT FOR A DRAW REQUEST, THE AUTHORITY OF THE INDIVIDUAL SIGNING THE DRAW REQUEST, AND REGARDLESS OF WHETHER APPLICANT DISPUTES THE CONTENT OF THE DRAW REQUEST.

THE OBLIGATION OF CITY NATIONAL BANK UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF CITY NATIONAL BANK AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO

DRAWING DOCUMENTS, INCLUDING THE SIGHT DRAFT, MAY BE PRESENTED TO CITY NATIONAL BANK FOR PAYMENT AT THE BELOW STATED LOS ANGELES ADDRESS BY HAND, OVERNIGHT COURIER SERVICE OR REGISTERED MAIL WITH RETURN RECEIPT REQUESTED.

THIS LETTER OF CREDIT SETS FORTH IN FULL OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED OR LIMITED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN; AND ANY SUCH REFERENCE SHALL BE LIMITED TO THE MATTER REFERRED TO AND SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY SUCH DOCUMENT, INSTRUMENT OR AGREEMENT.

WE HEREBY ENGAGE WITH YOU THAT ALL SIGHT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED IF PRESENTED FOR PAYMENT AT THE OFFICE OF CITY NATIONAL BANK, INTERNATIONAL DEPARTMENT, 555 SOUTH FLOWER STREET, 24” FLOOR, LOS ANGELES, CALIFORNIA 90071 ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 AND TO THE EXTENT NOT INCONSISTENT WITH THE ISP98, ARTICLE 5 OF THE UNIFORM COMMERCIAL CODE OF THE STATE OF CALIFORNIA.

SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, KINDLY DIRECT YOUR COMMUNICATION TO THE ATTENTION OF OUR STANDBY LETTER OF CREDIT DEPARTMENT AT THE ABOVE ADDRESS OR PHONE (213) 673-8640, MAKING SPECIFIC REFERENCE TO OUR LETTER OF CREDIT NUMBER (LC NUMBER).

SINCERELY,

THIS EXHIBIT 1 IS AN INTEGRAL PART OF IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

SIGHT DRAFT

DATED:

TO:	CITY NATIONAL BANK

555 SOUTH FLOWER STREET, 24” FLOOR

LOS ANGELES, CALIFORNIA 90071

ATTN: INTERNATIONAL DEPARTMENT

AT SIGHT, PAY TO THE ORDER OF:

THE SUM OF                                                                                                                        U.S. DOLLARS

(USD                                                                              )

DRAWN UNDER LETTER OF CREDIT NO. (LC NUMBER) OF CITY NATIONAL BANK, LOS ANGELES, CALIFORNIA.

(INSERT NAME OF BENEFICIARY;

BY:
(SIGNATURE)
NAME:
(PRINTED NAME)
TITLE:

PAYMENT OF THE AMOUNT SPECIFIED IN THIS DRAFT SHOULD BE MADE BY WIRE TRANSFER TO THE ACCOUNT OF BENEFICIARY AT:

NAME OF BANK:                                                                                       WITH ABA NUMBER:

ACCOUNT NAME OF BENEFICIARY:

ACCOUNT NUMBER OF BENEFICIARY:

EXHIBIT ‘A’

THIS EXHIBIT IS AN INTEGRAL PART OF CITY NATIONAL BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

TRANSFER INSTRUCTIONS FORM

TO:                                                                                                       DATE:

City National Bank

International Department

555 South Flower Street, 24th Floor

Los Angeles, California 90071

RE: City National Bank Letter of Credit No.                                              Dated

Ladies/Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address of Transferee)

all rights of the undersigned beneficiary to draw under the above-referenced Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The original of the Letter of Credit is returned herewith together with any and all amendments, and we ask you to endorse the transfer on the reverse of the Letter of Credit, and forward it direct to the transferee with your customary notice of transfer.

Beneficiary name:	Signature Guaranteed** The beneficiary’s signature with title conforms with that on file with us and as such is authorized for the execution of this document.
Authorized Signature:	Name of Bank:
Name of signer:	Authorized Signature:
Title of signer:	Name of signer:
Title of signer:
Telephone number:

**In lieu of a signature guaranty, Beneficiary may provide an incumbency certificate.

EXHIBIT H

LANDLORD’S WORK

Landlord shall take such action as shall be required, at Landlord’s sole cost and expense, to have constructed, and to have caused the “base building” of the Building to be structurally sound, in compliance with Law, substantially completed and in good working order and in the condition required by this Exhibit H (collectively, the “Base Building Condition”) on the date that is ninety (90) days following mutual execution of this Lease by Landlord and Tenant (the “Delivery Date”), except as provided below. The Base Building Condition shall have been constructed in a good and workmanlike manner, be in good condition and working order and repair and, subject to the terms of Paragraph 4(b) regarding the Initial Space Plan and Tenant’s responsibilities arising from an occupancy (or deemed occupancy level) in excess of five (5) persons per 1,000 rentable square feet, in compliance with applicable Laws to allow Tenant, subject to Tenant’s construction of the Tenant Improvements in accordance with applicable Laws, to obtain a certificate of occupancy, temporary certificate of occupancy, or its equivalent allowing the legal occupancy of the Premises for the general office space, including without limitation, any work triggered by Tenant’s occupancy of the Premises for general office use or general office Tenant Improvements. Notwithstanding anything herein to the contrary, as set forth Paragraph 4(b), Tenant is solely responsible for all costs associated with or arising from the amount of occupants (or deemed occupants per Laws) located on each floor of the Premises to the extent such costs result from an occupancy (or deemed occupancy) in excess of five (5) persons per 1,000 rentable square feet, including without limitation, those required by applicable Laws including ingress/egress requirements (whether such exiting requirements arise within the Premises or outside the Premises) except for item (xi) under this Exhibit H which shall be Landlord’s responsibility, restroom upgrades (including, but not limited to, additional fixtures), and any other upgrades or modifications made to the Building, Common Areas and base building systems (e.g., HVAC). In no event does Landlord make any representation or warranty with respect to the suitability of the Initial Space Plan or if such Initial Space Plan complies with applicable Laws. Additionally, Landlord shall provide the following items (i), (ii), (iii), (iv), (v), (ix) and (x) by the Delivery Date and the remaining items (other than item (xi) as noted below) by the Commencement Date:

(i)	the main HVAC distribution loop (and secondary loop if it is a dual duct system) is in proper working order;

(ii)	the fire sprinkler system fully operational per code for vacant space;

(iii)	the floors level within industry standards suitable for installation of tenant improvements and furniture systems;

(iv)

as of the date that the Tenant Improvements have been Substantially Completed, all Common Areas, including restrooms, and path of travel located on the fourth, fifth and sixth floors of the Building compliant with all applicable codes, including without limitation, the Americans with Disabilities Act, which are in effect as of the Delivery Date of this Lease;

(v)	power panels and transformers (fused to current code) and life safety panels operable and ready for distribution of Tenant’s lighting, power, and life safety equipment;

(vi)

Men’s and Women’s toilet rooms constructed to satisfy current ADA and Title 24 Building codes, All fixture counts shall meet the latest edition of the Uniform Plumbing Code, including any modifications required by any building inspector (note that the 5th floor women’s restroom may not be to code regarding the height of the counter and Landlord shall correct to the same to the extent required by the building inspector);

(vii)

Landlord shall be responsible for all code required upgrades to the Common Areas of the Building, unless if such code upgrades are due to the extent such alterations are triggered by non-general office Alterations made by Tenant to the Premises, or non-general office Tenant Improvements, or Tenant’s use of the Premises for a non-general office use or due to an occupancy (or deemed occupancy level) in excess of five (5) persons per 1,000 rentable square feet, in which case Tenant shall be responsible for the costs of all such code upgrades (and it shall not deemed to be a Landlord Caused Delay for delays in completing such code upgrades and Tenant shall not be entitled to any delay penalties for delays in completing such code upgrades);

H- 1

(viii)

the exterior Building standard window coverings installed (provided, however, such installation shall not be installed until Substantial Completion of the Tenant Improvements being constructed by Tenant pursuant to Exhibit B hereof);

(ix)	for full floors, core walls, the area above and below windows, all in paint ready condition;

(x)	install drywall along the curtain walls above and below windows on all floors, around columns on all floors and along the concrete stem wall around roof area on 6th floor; and

(xi)

a third means of egress from the fourth (4th) floor. With respect to this item (xi), Landlord shall use commercially reasonable efforts to complete this item by no later than the Egress Completion Date (as defined below), and if Landlord is unable to complete the work in this item (xi) by the Egress Completion Date and as a result thereof Tenant is unable to legally occupy the Premises as of the Commencement Date solely due to the fact that the work in this item (xi) is not completed, then Tenant’s sole and exclusive remedy shall be a deferral of the Commencement Date (and a corresponding deferral of the Expiration Date) on a day for day basis for each day following the Egress Completion Date until the work in this item (xi) is completed. In no event shall Tenant be entitled to any other remedy, damages, rent abatement or termination right due to any delay in completion of the work described in this item (xi). As used herein the term “Egress Completion Date” shall mean February 15, 2016; provided, however, such date shall be deferred on a day for day basis for any Tenant Delays and Force Majeure Delays.

Notwithstanding the foregoing provisions of this subparagraph (g), Landlord agrees that if Tenant notifies Landlord in writing within three hundred sixty-five (365) days following the Effective Date of this Lease (the “365 Day Period”) of any latent defects in the Base Building Condition discovered by Tenant (and not caused by Tenant, its employees, agents, contractors or business invitees), which materially affect the use, occupancy or aesthetic appearance of the Premises or cause any increased cost to Tenant (“Material Latent Defects”), then Landlord, at its sole expense, shall repair such Material Latent Defects within thirty (30) days after receipt of such notice from Tenant, provided that if more than thirty (30) days is needed to adequately repair such Material Latent Defect, then as long as Landlord diligently proceeds with such repairs, Landlord shall have such additional time as is necessary to complete such repairs. Tenant covenants to Landlord that it shall notify Landlord promptly of Tenant’s or its agents, representatives or contractor’s discovery of any Material Latent Defects in the Base Building Condition, and hereby agrees that it will waive any claims for damages against Landlord due to such Material Latent Defects if Tenant does not timely and within the 365 Day Period notify Landlord of the same.

In the event Landlord fails to complete its obligations under this Exhibit H, then Tenant’s self-help rights in Paragraph 17(b) shall be applicable provided that Tenant complies with all requirements in connection with such self-help rights, including, without limitation, the notice requirements set forth therein.

H - 2

EXHIBIT I

Dog Visitation Policy

Dog Visit Policy

Bringing a dog to work is a privilege and requires complete responsibility on the part of the person bringing the dog to work (each, an “Owner”). Owners must recognize that (I) not all employees and/or visitors and/or other occupants of the Project appreciate dogs in the office, and (2) certain employees and or visitors and/or other occupants of the Project may have intolerance to dogs, such as allergy, fear of, or phobia. This policy does not apply to the use of service animals at work, and appropriate arrangements will be determined in such cases. Owners are required to follow these rules when bringing a dog to the Project and such other rules as may be implemented by Landlord and/or Tenant from time to time.

Prerequisites for a Dog to be at the Project

• Properly licensed and vaccinated with proof of such license and vaccination available upon request.

• Free from contagious illness and internal and external parasites including fleas.

• Exhibits appropriate office behavior: Walks beside you on a leash; reliably housebroken; remains calm when left alone; well socialized to people, places, sounds, and objects; enjoys being around people.

• Does not Exhibit inappropriate office behavior (including but not limited to): aggression, growling, barking, chasing, biting, nipping, over-exuberance, dominance, territorialism, running away, having accidents (i.e., urinating indoors), chewing or damaging office furniture or equipment, whining, howling, or otherwise interfering with an employee’s ability to do their work. In appropriate office behavior by a dog will result in the animal no longer being allowed in the Building as reasonably determined by Landlord.

• Dogs must be washed regularly.

Dog Boundaries at Work

• Dogs must be on a leash or confined to a crate while entering and leaving the Project and may not be left alone in any Common Area.

• Dogs must not be in or near the employee cafeteria, break rooms, bathrooms, or conference rooms.

• Dogs must be taken to relieve themselves in the designated fenced area only and shall not relieve themselves in any other area in the Project. If a dog relieves itself in any other areas in the Project other than the area designated by Landlord, then Tenant shall immediately notify property management in order for property management to clean the areas affected. In such case Tenant shall pay all charges associated with cleaning and removing any waste generated by such dogs.

• In no event shall Tenant or its employees collectively bring at any one time to the Project more than the lesser of (i) one (1) dog per 12,000 square feet of Rentable Area then leased by Tenant or (ii) seven (7) dogs. Any dogs that are brought to the Project must be registered with the property manager and, in connection with such registration, the dog owner shall provide evidence of liability insurance for the dog, vaccination records and any other information reasonably requested by Landlord.

Expectations	of Dog Owners

• Owners must supervise their dogs at all times, or appoint a willing and able watcher.

• Owners must clean up after their dogs and bring supplies such as pet waste bags.

• Owners should maintain adequate liability insurance coverage against dog mishaps and take full responsibility.

I- 1

EXHIBIT J

MONUMENT SIGNAGE DEPICTION

J- 1

EXHIBIT K

JANITORIAL SPECIFICATIONS

GENERAL CLEANING FOR THE PREMISES

NIGHTLY

General Offices:

1.	An hard surfaced flooring to be swept employing dust control techniques.

2.	Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

3.	Hand dust and wipe clean all furniture, fixtures and window sills to the extent such furniture, fixtures and window sills are clear.

4.	Empty all waste receptacles and remove wastepaper. Clean and reline when needed. Remove material to designated areas.

5.	Wash and sanitize all Building water fountains and coolers.

6.	Sweep all private stairways and uncarpeted floors, employing dust control techniques.

7.	Remove recycling material when container is full.

8.	Spot clean carpets to remove light spillage. Report large spills and stains to supervisor.

9.	Assure all designated locked doors are closed after area has been cleaned.

10.	Activate all alarm systems as instructed by occupant (if applicable).

11.	Arrange chairs at desk and conference room tables and turn off lights upon existing.

12.	Clean conference room tables to the extent such tables are clear.

13.	Clean and sweep all lunchroom/eating areas. Wash and wipe tables and counter tops and clean sinks but only to the extent such sinks are clear and empty.

14.	Remove scuff marks on floors when needed.

15.	Remove all finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches, entry and partition glass.

16.	Damp wipe and polish all glass furniture tops.

17.	Damp mop hard surface floors and/or uncarpeted surface floors.

18.	Dust and wipe clean chair bases and arms, telephones cubicle shelves, window sills, ledges and all other horizontal surfaces as needed to maintain clean appearance.

19.	Edge vacuum all carpeted areas, as needed and spot vacuum as needed.

Lavatories:

1.	Sweep and wash all floors, using proper disinfectants.

2.	Wash and polish all mirrors, shelves, bright work and enameled surfaces.

3.	Wash and disinfect all basins, bowls, toilet seats, and urinals.

4.	Clean flushometers, piping toilet seat hinges and other metal.

5.	Hand dust and damp wipe all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

6.	Empty paper receptacles, fill receptacles and remove wastepaper.

7.	Fill toilet tissue holders and sanitary napkin dispensers.

8.	Empty and clean sanitary disposal receptacles.

9.	Replace trash liners.

10.	Damp wipe all walls, partitions, doors and other surfaces, as needed.

AT LEAST TWICE DAILY

1.	Building lavatories to be checked, cleaned and stocked, as needed.

WEEKLY

1.	Vacuum all carpeting and rugs.

2.	Dust all door louvers and other ventilating louvers within a person’s normal reach.

3.	Wipe clean all brass and other bright work.

4.	Flush water through P-trap to ensure elimination of odor in lavatory.

MONTHLY

1.	Dust all pipes, ducts, high moldings and light fixtures.

2.	Machine scrub floors in lavatories

AT LEAST 3 TIMES PER YEAR

High dust premises complete including the following:

1.	Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

2.	Dust all vertical surfaces, such as walls, partitions, doors, door frames and other surfaces not reached in nightly cleaning.

3.	Dust all venetian blinds.

2 TIMES PER YEAR

1.	Wash all exterior windows.

ANNUALLY

1.	Wash all interior windows.

OTHER

1.	Landlord shall shampoo the carpeted areas of the Common Areas periodically and in a manner that is consistent with landlords of Comparable Buildings.

EXHIBIT L

FASCIA SIGN DEPICTION

L- 1

L- 1

EXHIBIT M

GROUND FLOOR SIGN DEPICTION

Project

[illegible]

Client

[illegible]

Environmental Graphics

[illegible]

Architect

[illegible]

Drawing Title

Honest Co.
Tenant Identification Signing

Scale

NA

Date

[illegible]

Drawing No.

5

Project

[illegible]

Client

[illegible]

Environmental Graphics

[illegible]

Architect

[illegible]

Drawing Title

Honest Co.
Tenant Identification Signing

Scale

NA

Date

[illegible]

Drawing No.

6

M- 1

EXHIBIT N

INITIAL LOCATION OF RESERVED SPACES

N- 1

i|o at Playa Vista

LEVEL P1

LEVEL P2

LEVEL P3

- Accessible Parking
- Priority Parking
- Visitor Parking
- Future EV Charging Spaces
- Future Leasing Spaces
- Existing FOX Parking
- Interim THC Reserved

N- 2

EXHIBIT O

BASELINE STAIRCASE WORK

O- 1

O- 2

ADDENDUM ONE

TWO RENEWAL OPTIONS AT MARKET

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

BY AND BETWEEN

CV LATITUDE 34 LLC

and

THE HONEST COMPANY, INC.

(a) Provided that as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term (as such terms are defined below), (i) Tenant is the Tenant originally named herein or a Transfer Assignee (as defined in Paragraph 11(a)), (ii) Tenant or a Transfer Assignee has not actually vacated and/or subleased in excess of twenty-five percent (25%) of the Premises initially demised under this Lease and any space added to the Premises, and (iii) no Event of Default exists; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the “First Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the First Extension Term”). Tenant must give Landlord notice (hereinafter called the “First Extension Notice”) of its election to extend the term of the Lease Term at least twelve (12) months, but not more than fifteen (15) months, prior to the scheduled expiration date of the Lease Term. In the event Landlord elects to re-measure the Premises pursuant to Paragraph 2(d) in connection with the First Extension Term, Landlord shall be required to provide the updated square footage to Tenant within thirty (30) days after the date that Landlord receives the First Extension Notice from Tenant and, in the event Landlord elects to so re-measure in accordance with Paragraph 2(d) and such re-measurement increases the Rentable Area of the Premises, then within fifteen (15) days after receipt of the re-measurement Tenant shall be permitted to irrevocably rescind in writing its First Extension Notice. Tenant’s failure to rescind the First Extension Notice within such fifteen (15) day period shall be deemed to constitute Tenant’s acceptance of the re-measurement.

(b) Provided that as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term (as such terms are defined below), (i) Tenant is the Tenant originally named herein or a Transfer Assignee (as defined in Paragraph 11(a)), (ii) Tenant or a Transfer Assignee has not actually vacated and/or subleased in excess of twenty-five percent (25%) of the Premises initially demised under this Lease and any space added to the Premises, and (iii) no Event of Default exists; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the “Second Extension Term”) commencing on the day following the expiration of the First Extension Term (hereinafter referred to as the “Commencement Date of the Second Extension Term”). Tenant must give Landlord notice (hereinafter called the “Second Extension Notice”) of its election to extend the term of the Lease Term at least twelve (12) months, but not more than fifteen (15) months, prior to the scheduled expiration date of the First Extension Term. In the event Landlord elects to re-measure the Premises pursuant to Paragraph 2(d) in connection with the Second Extension Term, Landlord shall be required to provide the updated square footage to Tenant within thirty (30) days after the date that Landlord receives the Second Extension Notice from Tenant and, in the event Landlord elects to so re-measure in accordance with Paragraph 2(d) and such re-measurement increases the Rentable Area of the Premises, then within fifteen (15) days after receipt of the re-measurement Tenant shall be permitted to irrevocably rescind in writing its Second Extension Notice. Tenant’s failure to rescind the Second Extension Notice within such fifteen (15) day period shall be deemed to constitute Tenant’s acceptance of the re-measurement

(c) Base Rent payable by Tenant to Landlord during the First Extension Term andlor Second Extension Term shall be the Fair Market Rent, as defined and determined pursuant to Paragraph (d), Paragraph (e), and Paragraph (f) below.

Addendum One - 1

(d) The term “Fair Market Rent” shall mean the then-prevailing fair market value rental rate charged to tenants for space of comparable size and conditions, in comparable Class “A” institutionally-owned buildings of at least 100,000 square feet with similar class tenants within the Playa Vista market area excluding projects north of Jefferson Boulevard other than The Reserve (13031 W. Jefferson) and Water’s Edge (5510 and 5570 Lincoln Boulevard), plus the to-be built building adjacent to such existing buildings, taking into consideration all relevant factors. In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the First Extension Term and/or Second Extension Term. The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant’s obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items.

(e) Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord’s sole discretion) within sixty (60) days after receipt of Tenant’s renewal notice, and Tenant shall advise Landlord of any objection within thirty (30) days of receipt of Landlord’s notice. Failure to respond within the thirty (30) day period shall constitute Tenant’s objection of such Fair Market Rent. If Tenant objects or is deemed to have objected to Landlord’s determination of Fair Market Rent, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within thirty (30) days of Landlord’s receipt of Tenant’s notice or deemed objection. If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties’ failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.

(f) Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within five (5) days after the thirty (30) day negotiating period provided in Paragraph (d), invoking the binding arbitration provisions of this Paragraph. Landlord and Tenant shall each appoint one qualified real estate appraiser, who shall (1) be a member of the Appraisal Institute, (2) have been engaged as their primary profession in appraising office space in Class A multi-story office buildings in the Playa Vista market for not less than the previous ten (10) years and (3) not have been employed by either Landlord or Tenant within the previous five (5) year period. Each such appraiser shall be appointed within twenty (20) days after the expiration of the thirty (30) day negotiating period provided in Paragraph (e). Landlord and Tenant shall each submit to the two appraisers their respective proposal of Fair Market Rent. The two (2) appraisers shall each meet for thirty (30) days (the “Thirty Day Period”) thereafter in order to select either the Landlord’s rent determination or Tenant’s rent determination. If the two (2) appraisers are unable to mutually select, in such Thirty Day Period, either the Landlord’s rent determination or the Tenant’s rent determination, then the two appraisers so appointed shall within fifteen (15) days after the expiration of the Thirty Day Period agree upon and appoint an independent third party real estate appraiser (the “Independent Arbitrator”) who shall (1) be a member of the Appraisal Institute, (2) have been engaged as their primary profession in appraising office space in Class A multi-story office buildings in the Santa Monica/Playa Vista market for not less than the previous ten (10) years and (3) not have been employed by either Landlord or Tenant within the previous five (5) year period. The parties shall pay the fees of their respective appraisers and shall share equally in the fees of the Independent Arbitrator. If an Independent Arbitrator has not been so appointed by the end of such fifteen (15) day period, then either party, on behalf of both, may request such appointment by the Los Angeles office of the American Arbitration Association (or any successor thereto), or in the absence, failure, refusal or inability of such entity to act, then either party may apply to the presiding judge of the Los Angeles Superior Court, for the appointment of such an Independent Arbitrator, and the other party shall not raise any question as to the court’s full power and jurisdiction to make the appointment. Within five (5) days following notification of the identity of the Independent Arbitrator, Landlord and Tenant shall submit copies of Landlord’s rent determination and Tenant’s rent determination to the Independent Arbitrator. The Independent Arbitrator shall select either Landlord’s rent determination or Tenant’s rent determination as the Fair Market Rent and notify Landlord and Tenant thereof, and shall have no right to propose a middle ground or to modify either of the two determinations or the provisions of this Lease. The Independent Arbitrator shall attempt to render a decision within thirty (30) days after appointment of the Independent Arbitrator. In any case, the Independent Arbitrator shall render a decision within forty five (45) days after appointment of the Independent Arbitrator. The decision of the Independent Arbitrator shall be final and binding upon the parties, and may be enforced in accordance with the provisions of California law. In the event of the failure, refusal or inability of the Independent Arbitrator to act, a successor shall be appointed in the manner that applied to the selection of the member being replaced. Each party shall pay one half of the fees and

Addendum One - 2

expenses of the Independent Arbitrator and the expenses incident to the proceedings (excluding attorneys’ fees and similar expenses of the parties which shall be borne separately by each of the parties). Each party may submit any written materials to the Independent Arbitrator within ten (10) Business Days of selection of the Independent Arbitrator. No witnesses or oral testimony (i.e. no hearing) shall be permitted in connection with the Independent Arbitrator’s decision unless agreed to by both parties. The Independent Arbitrator is authorized to walk both the Premises and any comparable space. If the Independent Arbitrator has not determined the Fair Market Rent as of the end of the Term of the Lease with respect to the First Extension Term or as of the end of the First Extension Term with respect to the Second Extension Term, Tenant shall pay the Base Rent in effect under the Lease as of the end of the Term or First Extension Term, as applicable, until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

(g) The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum One and to enter judgment upon the decision of the arbitrator.

(h) Except for the Base Rent as determined above and any re-measurement of the Premises by Landlord pursuant to Paragraph 2(d) of the Lease, Tenant’s occupancy of the Premises during the First Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, unless otherwise agreed to by Landlord and Tenant in writing, Tenant shall have no further right to extend the Lease Term pursuant to this addendum (other than in connection with the Second Extension Term) or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease (but such facts shall be taken into consideration when determining Fair Market Rent). Except for the Base Rent as determined above and any re-measurement of the Premises by Landlord pursuant to Paragraph 2(d) of the Lease, Tenant’s occupancy of the Premises during the Second Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the First Extension Term; provided, however, unless otherwise agreed to by Landlord and Tenant in writing, Tenant shall have no further right to extend the Lease Term pursuant to this addendum or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease (but such facts shall be taken into consideration when determining Fair Market Rent).

(i) If Tenant does not send the First Extension Notice within the period set forth in Paragraph (a) above, Tenant’s right to extend the Lease Term for the First Extension Term and Second Extension Term shall automatically terminate. If Tenant does not send the Second Extension Notice within the period set forth in Paragraph (b) above, Tenant’s right to extend the Lease Term for the Second Extension Term shall automatically terminate. Time is of the essence as to the giving of the First Extension Notice and Second Extension Notice.

(j) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the First Extension Term and/or Second Extension Term. The Premises shall be tendered on the Commencement Date of the First Extension Term and Commencement Date of the Second Extension Term in “as-is”, “where-is”, and “with all faults” condition.

(k) If the Lease is extended for the First Extension Term and/or Second Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease in a form mutually agreed to confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”) but the effectiveness of the First Extension Term and/or Second Extension Term shall not be conditioned upon the execution and delivery of the Amendment.

(I) If Tenant exercises its right to extend the term of the Lease for the First Extension Term and/or Second Extension Term pursuant to this Addendum One, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the First Extension Term and/or Second Extension Term.

Addendum One - 3

ADDENDUM TWO

RIGHT OF FIRST OFFER

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

BY AND BETWEEN

CV LATITUDE 34 LLC

THE HONEST COMPANY, INC.

(a) “Offered Space” shall mean second generation leasable space located on the Third Floor of the Building (i.e., meaning that this Right of First Offer shall not be effective until such time as Landlord has leased the entire rentable area on the Third Floor to another tenant or tenants (such tenants being a “First Generation Tenant”) and thereafter the Third Floor is vacant (or scheduled to be vacant due to the Landlord and such First Generation Tenant not agreeing to extend the term with respect to its lease) and available for Lease).

(b) Provided that as of the date of the giving of the First Offer Notice, (i) Tenant is the Tenant originally named herein or a Transfer Assignee, (ii) Tenant or a Transfer Assignee has not actually vacated and/or subleased in excess of twenty-five percent (25%) of the Premises originally demised under this Lease and any space added to the Premises, (iii) no Event of Default exists and (iv) Landlord has leased the Offered Space to a First Generation Tenant and such First Generation Tenant has vacated (or up to twelve (12) months prior to the date that Landlord anticipates such First Generation Tenant is scheduled to be vacated) the Premises, if at any time during the Lease Term any portion of the Offered Space is vacant (or up to twelve (12) months prior to the date that Landlord anticipates such Offered Space is scheduled to be vacant), then Landlord, before offering such Offered Space to anyone, other than the tenant then occupying such space (or its affiliates), shall offer to Tenant the right to include the Offered Space within the Premises at the Fair Market Rent (as defined in Addendum One hereto) and on such other terms and conditions upon which Landlord intends to offer the Offered Space for lease. Notwithstanding anything to the contrary in the Lease, the right of first offer granted to Tenant under this Addendum Two shall be subject and subordinate to the herein reserved right of Landlord to renew or extend the term of any lease with the tenant then occupying such space (or any of its affiliates) (including any First Generation Tenant), whether pursuant to a renewal or extension option in such lease or otherwise.

(c) Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the “First Offer Notice”) which offer shall designate the space being offered and shall specify the terms which Landlord intends to offer with respect to any such Offered Space. Tenant may provide written notice (hereinafter called “Tenant’s Notice”) within ten (10) business days after delivery by Landlord of the First Offer Notice to Tenant either (i) accepting the offer set forth in the First Offer Notice or (ii) agreeing to lease the Offered Space set forth in the First Offer Notice but disputing Landlord’s determination of Fair Market Rent set forth in such First Offer Notice. If Tenant fails to give notice to Landlord within such ten (10) business day period, Tenant shall be deemed to have rejected such offer. Time shall be of the essence with respect to the giving of Tenant’s Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Addendum Two with respect to the Offered Space designated in the First Offer Notice, then Landlord shall be under no further obligation with respect to such space by reason of this Addendum Two until the Offered Space once again is vacant and becomes available following Landlord’s next leasing of the Offered Space (i.e., after Landlord has leased the Offered Space following Tenant’s failure to accept the Offered Space). In the event Tenant’s Notice is an objection to Landlord’s determination of Fair Market Rent, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within fifteen (15) days of Landlord’s receipt of Tenant’s Notice. If the parties cannot agree, then the parties agree to submit the determination of Fair Market Rent with respect to the Offered Space to the arbitration mechanism set forth in this Paragraph. Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Promptly following the expiration of such fifteen (15) day negotiating period, Landlord and Tenant shall each appoint one qualified real estate appraiser. who shall (1) be a member of the Appraisal Institute, (2) have been engaged as their primary profession in appraising office space in Class A multi-story office buildings in the Playa Vista market for not less than the previous ten (10) years and (3) not have been employed by either Landlord or Tenant within the previous five (5) year period. Each such appraiser shall

Addendum Two - 1

be appointed within twenty (20) days after the expiration of the fifteen (15) day negotiating period provided in Paragraph (e). Landlord and Tenant shall each submit to the two appraisers their respective proposal of Fair Market Rent. The two (2) appraisers shall each meet for thirty (30) days (the “Thirty Day Period”) thereafter in order to select either the Landlord’s rent determination or Tenant’s rent determination. If the two (2) appraisers are unable to mutually select, in such Thirty Day Period, either the Landlord’s rent determination or the Tenant’s rent determination, then the two appraisers so appointed shall within fifteen (15) days after the expiration of the Thirty Day Period agree upon and appoint an independent third party real estate appraiser (the “Independent Arbitrator”) who shall (1) be a member of the Appraisal Institute, (2) have been engaged as their primary profession in appraising office space in Class A multi-story office buildings in the Santa Monica/Playa Vista market for not less than the previous ten (10) years and (3) not have been employed by either Landlord or Tenant within the previous five (5) year period. The parties shall pay the fees of their respective appraisers and shall share equally in the fees of the Independent Arbitrator. If an Independent Arbitrator has not been so appointed by the end of such fifteen (15) day period, then either party, on behalf of both, may request such appointment by the Los Angeles office of the American Arbitration Association (or any successor thereto), or in the absence, failure, refusal or inability of such entity to act, then either party may apply to the presiding judge of the Los Angeles Superior Court, for the appointment of such an Independent Arbitrator, and the other party shall not raise any question as to the court’s full power and jurisdiction to make the appointment. Within five (5) days following notification of the identity of the Independent Arbitrator, Landlord and Tenant shall submit copies of Landlord’s rent determination and Tenant’s rent determination to the Independent Arbitrator. The Independent Arbitrator shall select either Landlord’s rent determination or Tenant’s rent determination as the Fair Market Rent and notify Landlord and Tenant thereof, and shall have no right to propose a middle ground or to modify either of the two determinations or the provisions of this Lease. The Independent Arbitrator shall attempt to render a decision within thirty (30) days after appointment of the Independent Arbitrator. In any case, the Independent Arbitrator shall render a decision within forty five (45) days after appointment of the Independent Arbitrator. The decision of the Independent Arbitrator shall be final and binding upon the parties, and may be enforced in accordance with the provisions of California law. In the event of the failure, refusal or inability of the Independent Arbitrator to act, a successor shall be appointed in the manner that applied to the selection of the member being replaced. Each party shall pay one half of the fees and expenses of the Independent Arbitrator and the expenses incident to the proceedings (excluding attorneys’ fees and similar expenses of the parties which shall be borne separately by each of the parties). Each party may submit any written materials to the Independent Arbitrator within ten (10) Business Days of selection of the Independent Arbitrator. No witnesses or oral testimony (i.e. no hearing) shall be permitted in connection with the Independent Arbitrator’s decision unless agreed to by both parties. The Independent Arbitrator is authorized to walk both the Offered Space and any comparable space. The arbitration process herein shall be limited to the determination of the Fair Market Rent for the Offered Space and all other terms with respect to the Offered Space shall be as set forth in the First Offer Notice. The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum Two and to enter judgment upon the decision of the arbitrator

(d) Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space; provided, however, in the event Tenant declines to accept the Offered Space offered pursuant to the First Offer Notice and thereafter prior to entering into a lease with a third party for the Offered Space Landlord intends to demise the Offered Space into more than one (1) demised premises, then Landlord shall again reoffer the contemplated demised portions of the Offered Space to Tenant, in which case Tenant shall have a four (4) business day period to elect to exercise its right of first offer with respect to such separately demised spaces. In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

(e) If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum Two until the Offered Space once again is vacant and becomes available following Landlord’s next leasing of the Offered Space (i.e., after Landlord has leased the Offered Space following Tenant’s failure to accept the Offered Space), and Landlord shall be free to lease the Offered Space to third parties including on terms which may be less favorable to Landlord than those offered to Tenant.

(f) In the event that Tenant exercises its rights to any Offered Space pursuant to this Addendum Two,

Addendum Two - 2

then Landlord shall prepare, and Tenant shall execute, an amendment to the Lease which confirms such expansion of the Premises and the other provisions applicable thereto (the “Amendment”), but the effectiveness of the Tenant’s exercise of the right of first offer shall not be conditioned upon the execution and delivery of the Amendment.

Addendum Two - 3

ADDENDUM THREE

CANCELLATION OPTION

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

BY AND BETWEEN

CV LATITUDE 34 LLC

and

THE HONEST COMPANY, INC.

Provided no event of default shall then exist past applicable notice and cure periods, Tenant shall have the right at any time on or before the last day of the seventy-second (72nd) full calendar month of the Lease Term to send Landlord irrevocable written notice (the “Termination Notice”) that Tenant has elected to terminate this Lease, effective on the last day of the eighty-fourth (84th) full calendar month of the Lease Term (“Termination Date”).

If Tenant elects to terminate this Lease pursuant to the immediately preceding sentence, the effectiveness of such termination shall be conditioned upon Tenant paying to Landlord, simultaneously with Tenant’s delivery of the Termination Notice to Landlord, a termination fee equal to the sum of (i) the unamortized portion of the (A) Tenant Improvement Allowance, (B) leasing commissions paid by Landlord in connection with this Lease, and (C) any rental abatement provided to Tenant (excluding the rental abatement provided for months 49, 61 and 73 which relates to the construction of the Roof Deck), as such amounts are amortized on a straight-line basis over the initial Lease Term, plus interest on all such amortized amounts payable at a rate of eight percent per annum, plus (ii) Base Rent due for months 85 through 90 of the Lease Term (collectively the “Termination Fee”). The Termination Fee is currently estimated to be $9,248,614.00; provided, however, if Tenant elects not to construct the Rooftop Deck and as a result waives its rights to the Rooftop Allowance and the three (3) months of Base Rent abatement conditioned on such Rooftop Deck as set forth in Item 5 of the Basic Lease Provisions of the Lease, then, upon Tenant’s written request Landlord shall provide a revised calculation of the Termination Fee in order to account for the waiver of such Rooftop Allowance and conditional Base Rent abatement. Such Termination Fee is consideration for Tenant’s option to terminate and shall not be applied to Rent or any other obligation of Tenant. Except as otherwise expressly set forth in this Lease, Landlord and Tenant shall be relieved of all obligations accruing under this Lease after the Termination Date, but not any obligations accruing under the Lease prior to the effective date of such termination. Both Landlord and Tenant acknowledge and agree that it would be impracticable or extremely difficult to affix damages if Tenant terminates this Lease and that the Termination Fee set forth above represents a reasonable estimate of Landlord’s damages in the event Tenant terminates this Lease under this Addendum. If Tenant does not timely deliver the Termination Notice or Termination Fee to Landlord, then this termination option shall become null and void and the Lease shall continue in full force and effect. In the event Tenant exercises the Right of First Offer set forth in Addendum Two hereof or otherwise expands the Premises, then the Termination Fee shall be increased by the unamortized costs and Base Rent attributable to the expansion premises.

Addendum Three - 1

LEASE OF PREMISES		1
BASIC LEASE PROVISIONS		1
STANDARD LEASE PROVISIONS		1
1.	TERM	1
2.	BASE RENT AND SECURITY DEPOSIT	2
3.	ADDITIONAL RENT	5
4.	IMPROVEMENTS AND ALTERATIONS	15
5.	REPAIRS	18
6.	USE OF PREMISES	19
7.	UTILITIES AND SERVICES	22
8.	NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE	26
9.	FIRE OR CASUALTY	31
10.	EMINENT DOMAIN	33
11.	ASSIGNMENT AND SUBLETTING	34
12.	DEFAULT	38
13.	ACCESS; CONSTRUCTION	40
14.	Intentionally Deleted	41
15.	Intentionally Deleted	41
16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES	41
17.	SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY	42
18.	PARKING; COMMON AREAS	44
19.	MISCELLANEOUS	46

LIST OF EXHIBITS

Exhibit A-1	Floor Plan(s)
Exhibit A-2	Legal Description of the Project
Exhibit B	Work Letter
Exhibit C	Building Rules and Regulations
Exhibit D	Form of Tenant Estoppel Certificate
Exhibit D-1	Form of Landlord Estoppel Certificate
Exhibit E	Tenant’s Commencement Letter
Exhibit F	Form of SNDA
Exhibit G	Form of Letter of Credit
Exhibit H	Landlord’s Work
Exhibit I	Dog Visitation Policy
Exhibit J	Monument Signage Depiction
Exhibit K	Janitorial Specifications
Exhibit L	Fascia Sign Depiction
Exhibit M	Ground Floor Sign Depiction
Exhibit N	Initial Location of Reserved Spaces
Exhibit O	Baseline Staircase Work

Addendum One Two Renewal Options at Market

Addendum Two Right of First Offer

Addendum Three Cancellation Option

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